     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 1998

                                                      REGISTRATION NO. 333-33567
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2


                                AMENDMENT NO. 3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ROLLERBALL INTERNATIONAL INC.
            (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN CHARTER)

             DELAWARE
     (STATE OF INCORPORATION)                      394                              95-4478767
                                       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
                                       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                          9255 DOHENY ROAD, SUITE 2705
                         LOS ANGELES, CALIFORNIA 90069
                                 (310) 275-5313
                         (ADDRESS AND TELEPHONE NUMBER
                        OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              MR. JACK FORCELLEDO
                            CHIEF EXECUTIVE OFFICER
                         ROLLERBALL INTERNATIONAL INC.
                          9255 DOHENY ROAD, SUITE 2705
                             LOS ANGELES, CA 90069
                            TELEPHONE (310) 275-5313
                            FACSIMILE (310) 275-3081
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

              VICTOR J. DIGIOIA, ESQ.                             KENNETH S. GOODWIN, ESQ.
              BRIAN C. DAUGHNEY, ESQ.                                COLEMAN & RHINE LLP
             GOLDSTEIN & DIGIOIA, LLP                            1120 AVENUE OF THE AMERICAS
               369 LEXINGTON AVENUE                                  NEW YORK, NY 10036
                NEW YORK, NY 10017                                TELEPHONE (212) 840-3330
             TELEPHONE (212) 599-3322                             FACSIMILE (212) 840-3744
             FACSIMILE (212) 557-0295

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuing basis pursuant to Rule 415 under the Securities Act, check the following box: [X]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

                        CALCULATION OF REGISTRATION FEE


================================================================================================================================
     TITLE OF EACH CLASS OF                                  PROPOSED MAXIMUM            PROPOSED
        SECURITIES TO BE               AMOUNT TO BE         OFFERING PRICE PER       MAXIMUM AGGREGATE          AMOUNT OF
           REGISTERED                   REGISTERED              SECURITY(1)          OFFERING PRICE(1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(2).......................    1,437,500 Shares              $6.00                $8,625,000                $2,613
--------------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants(3)........    125,000 Warrants              $.001                   $125                   $1.00
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(4).......................     125,000 Shares               $9.90                $1,237,500                 $372
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(5).......................     495,873 Shares               $3.75                $1,859,525                 $563
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(6).......................     247,936 Shares               $6.00                $1,487,616                 $450
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(7).......................     140,000 Shares               $6.00                 $700,000                  $212
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(8).......................     152,392 Shares               $6.00                 $914,352                  $277
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(9).......................      82,127 Shares               $6.00                 $492,762                  $149
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(10)......................     106,667 Shares               $6.00                 $400,000                  $121
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value(11)......................     120,000 Shares               $6.00                 $720,000                  $218
--------------------------------------------------------------------------------------------------------------------------------
Totals...........................        3,032,495                                      16,436,880                $4,976
================================================================================================================================



 (1) Total estimated solely for the purpose of determining the registration fee. The number of shares to be received upon exercise of, and the exercise price of convertible debentures and warrants, the underlying shares of which are being registered hereby, are subject to adjustment in certain circumstances. Also includes such additional shares as may be required as a result of rounding off after conversions and contemplated stock split to be effective prior to the effective date. See footnotes 4, 5, 6, 7 below. The total fee has previously been paid.


 (2) Includes 187,500 shares of Common Stock subject to sale upon exercise of over-allotment option granted to the Underwriter.

 (3) Represents warrants to purchase 125,000 shares of Common Stock to be issued to the Underwriter.

 (4) Reserved for issuance upon exercise of warrants to be issued to the Underwriter. Pursuant to Rule 416 of the Securities Act of 1933, as amended, ("Securities Act"), there are also being registered such additional number of shares issuable as may become issuable pursuant to the anti-dilution provisions of the warrants.


 (5) Represents shares of Common Stock issuable upon conversion of $1,859,525 of 12% convertible debentures ("12% Debentures") which shares are to be sold by certain selling security holders. The 12% Debentures are convertible at a per share conversion price (the "Conversion Price") equal to 75% of the initial public offering price; therefore, as the initial public offering price, and likewise the Conversion Price, increases or decreases, as the case may be, the number of shares issuable upon conversion decreases or increases, respectively. However, the maximum offering price will always remain at $1,859,525, the aggregate principal amount of the 12% Debentures. The number of shares registered reflects an offering price of $5.00 per share.



 (6) Represents shares of Common Stock issuable upon the exercise of 247,936 outstanding Common Stock purchase warrants issued in private placement offerings by the Company and held by certain selling security holders. For purposes of calculating the registration fee, the public offering price has been assumed to be $6.00 per share, the exercise price of the warrants. Pursuant to Rule 416 of the Securities Act, there are also being registered such additional number of shares as may become issuable pursuant to the anti-dilution provisions of the warrants.



 (7) Represents shares of Common Stock issued, held by and to be sold by selling security holders holding, in the aggregate, $700,000 of promissory notes. For purposes of calculating the registration fee, the public offering price has been assumed to be $6.00 per share.


 (8) Represents issued and outstanding shares of Common Stock to be sold by certain selling stockholders.

 (9) Represents shares of Common Stock issuable upon exercise of 82,127 outstanding Common Stock purchase warrants issued to the Underwriter in 1994. For purposes of calculating the registration fee, the offering price has been assumed to be $1.68 per share, the exercise price of the warrants. Pursuant to Rule 416 of the Securities Act, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the warrants.

(10) Represents shares of Common Stock issuable upon conversion of $400,000 principal amount of promissory note which shares are to be sold by a certain selling stockholder. The note is convertible at a per share price equal to 75% of the initial public offering price; therefore, as the initial public offering price, and likewise the conversion price, increases or decreases, as the case may be, the number of shares issuable upon conversion decreases or increases, respectively. For purposes of calculating the registration fee, the public offering price has been assumed to be $6.00 per share. The maximum offering price will always remain at $400,000. The number of shares registered reflects an offering price of $5.00 per share.


(11) Represents shares of Common Stock to be issued to a selling stockholder holding a $600,000 promissory note which entitles the holder to such number of shares determined by dividing the principal amount of the note by the initial public offering price, which shares are to be sold by the Selling Stockholder. For purposes of calculating the registration fee, the public offering price has been assumed to be $6.00 per share. The number of shares registered reflects an offering price of $5.00 per share.

                                EXPLANATORY NOTE


     This Registration Statement contains two forms of prospectus: one to be used in connection with an offering of shares of Common Stock, par value $.001 per share, to be sold by the Company (the "Company Prospectus") and one to be used in connection with the sale of 1,246,771 shares of Common Stock, par value $.001 per share, to be sold by certain selling stockholders (the "Stockholder Prospectus"). The Company Prospectus and the Stockholder Prospectus will be identical in all respects except for the alternate pages for the Stockholder Prospectus included herein which are labeled "Alternate Pages for Stockholder Prospectus."

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 502(f) OF REGULATION S-B
             BETWEEN REGISTRATION STATEMENT AND FORM OF PROSPECTUS

                  ITEM NUMBER AND HEADING                         CAPTION IN PROSPECTUS
                  -----------------------                         ---------------------
 1.  Front of Registration Statement and Outside Front
       Cover of Prospectus............................    Outside Front Cover of Prospectus
 2.  Inside Front and Outside Back Cover Pages of
       Prospectus.....................................    Inside Front and Outside Back Cover
                                                            Pages of Prospectus
 3.  Summary Information and Risk Factors.............    Prospectus Summary; The Company; Risk
                                                            Factors; Summary Consolidated
                                                            Financial Information
 4.  Use of Proceeds..................................    Use of Proceeds
 5.  Determination of Offering Price..................    Outside Front Cover Page of
                                                            Prospectus; Underwriting
 6.  Dilution.........................................    Dilution
 7.  Selling Security Holders.........................    Selling Security Holders
 8.  Plan of Distribution.............................    Inside Front Cover; Underwriting
 9.  Legal Proceedings................................    Business -- Legal Proceedings
10.  Directors, Executive Officers, Promoters and
       Control Persons................................    Management
11.  Security Ownership of Certain Beneficial Owners
       and Management.................................    Management; Principal Stockholders
12.  Description of Securities........................    Description of Capital Stock
13.  Interests of Named Experts and Counsel...........    Not Applicable
14.  Disclosure of Commission Position on
       Indemnification................................    Description of Capital Stock
15.  Organization With Last Five Years................    Certain Relationships and Related
                                                            Transactions
16.  Description of Business..........................    Business
17.  Management's Discussion and Analysis or Plan.....    Management's Discussion and Analysis
18.  Description of Property..........................    Business -- Facilities
19.  Certain Relationships and Related Transactions...    Certain Relationships and Related
                                                            Transactions
20.  Market for Common Equity and Related Stockholder
       Matters........................................    Outside Front Cover of Prospectus;
                                                            Risk Factors
21.  Executive Compensation...........................    Management -- Executive Compensation
22.  Financial Statements.............................    Financial Statements
23.  Changes in and Disagreements with Accountants on
       Accounting and Financial Disclosure............    Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MARCH 9, 1998

PROSPECTUS

                                1,250,000 SHARES

                         ROLLERBALL INTERNATIONAL INC.

[ROLLERBALL LOGO]
                                  COMMON STOCK


    Rollerball(R) International Inc. ("Rollerball" or the "Company") is hereby offering 1,250,000 shares (the "Shares") of its common stock, par value $.001 per share (the "Common Stock"). Prior to this offering, there has been no public market for the Common Stock, and there can be no assurance such a market will develop or be sustained. It is currently estimated that the initial public offering price per Share will be between $5.00 and $6.00. The initial public offering price of the Shares has been arbitrarily determined by negotiation between the Company and Auerbach, Pollak & Richardson, Inc. (the "Underwriter") and is not necessarily related to the Company's assets, book value, results of operations, or any other established criteria of value. The Company has applied to have its Common Stock approved for quotation on the SmallCap Market of the Nasdaq Stock Market, Inc. ("Nasdaq") under the proposed symbol "ROLL".



    This Prospectus also relates to the offer and sale by certain security holders of the Company (the "Selling Stockholders") assuming an initial public offering price of $5.50 per Share, of a total of 1,246,771 shares of Common Stock comprised of: (i) an aggregate of 450,794 shares of Common Stock (the "Conversion Shares"), issuable upon conversion of $1,859,525 principal amount of outstanding 12% convertible debentures ("12% Debentures") at a conversion price equal to 75% of the offering price of the Shares, which 12% Debentures were issued by the Company in a private offering completed in September 1996 (the "1996 Private Offering"); (ii) 225,397 shares of Common Stock (the "1996 Warrant Shares") issuable upon exercise of outstanding warrants ("1996 Warrants") issued by the Company in the 1996 Private Offering; (iii) 152,392 shares of issued and outstanding Common Stock ("1994 Shares") issued by the Company in connection with the exercise of Common Stock purchase warrants ("1994 Warrants") issued in a private offering completed in June 1994 ("1994 Private Offering"); (iv) 140,000 shares ("Bridge Shares") of Common Stock issued by the Company in a private offering ("1997 Bridge Offering") completed in April 1997; (v) 82,127 shares of Common Stock ("Agent Warrant Shares") issuable upon exercise of outstanding warrants ("Agent Warrants") issued by the Company to the Underwriter for services rendered to the Company in connection with the 1994 Private Offering; and (vi) 206,061 shares of Common Stock ("1997 Loan Shares") issuable by the Company at the closing of this offering to one of the Selling Stockholders in consideration of a loan in the principal amount of $1,000,000 made by such Selling Stockholder to the Company in October 1997 ("1997 Loan"). The Conversion Shares, 1996 Warrant Shares, 1994 Shares, Bridge Shares, Agent Warrant Shares and 1997 Loan Shares are sometimes referred to herein as the "Selling Stockholder Shares." The Selling Stockholders have agreed not to offer, sell or otherwise dispose of an aggregate of all 1,246,771 Selling Stockholder Shares for a period of six months from the date hereof without the prior written consent of the Underwriter. The Company will not receive any proceeds from the sale of the Selling Stockholder Shares. See "Risk Factors," "Use of Proceeds" and "Concurrent Sales."


    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST IN THE SHARES. FOR A DESCRIPTION OF CERTAIN RISKS AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND "DILUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=======================================================================================================================
                                                                            UNDERWRITING               PROCEEDS
                                                     PRICE TO              DISCOUNTS AND                TO THE
                                                      PUBLIC               COMMISSIONS(1)             COMPANY(2)
-----------------------------------------------------------------------------------------------------------------------
Per Share...................................            $                        $                        $
Total(3)....................................            $                        $                        $
=======================================================================================================================


(1) Does not reflect additional compensation to be received by the Underwriter in the form of (i) warrants to purchase 125,000 Shares of Common Stock exercisable over a period of four years, commencing one year from the date hereof at a per share exercise price equal to 165% of the initial public offering price of the Shares ("Underwriter's Warrants"), which exercise price and amount of securities is subject to adjustment in certain circumstances and (ii) a non-accountable expense allowance equal to 3% of the total price to the public. In addition, the Company has agreed to indemnify the Underwriter for certain liabilities under the Securities Act of 1933, as amended ("Securities Act"). See "Underwriting" and "Use of Proceeds."


(2) Before deducting expenses payable by the Company, estimated at $         or
    $    per Share ($         or $         per Share if the Underwriter
    exercises its over-allotment option in full), including the Underwriter's nonaccountable expense allowance and expenses associated with the Selling Stockholder Shares. See "Underwriting."

(3) The Company has granted an option to the Underwriter exercisable within 45 days after the date of this Prospectus, to purchase up to 187,500 additional shares to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions. If the over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and
    Commissions and Proceeds to the Company would be $         , $         , and
    $         , respectively. See "Underwriting."


    The Shares are being offered by the Underwriter subject to prior sale, when, as and delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order either in whole or in part. It is expected that delivery of certificates evidencing the Shares offered hereby will be made against payment therefor at
the offices of counsel to the Underwriter on or about March     , 1998.


                      AUERBACH, POLLAK & RICHARDSON, INC.
               THE DATE OF THIS PROSPECTUS IS             , 1998

     The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and therefore has not filed any reports with the Securities and Exchange Commission (the "Commission"). Upon completion of this offering, the Company intends to register under the Exchange Act and furnish its stockholders with annual reports containing audited financial statements reported on by independent auditors and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OFFERED HEREBY, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITER AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by, and should be read in conjunction with the more detailed information and financial statements, and the notes relating thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all references in this Prospectus to numbers of shares of Common Stock and to related per share data and information give retroactive effect to the (i) reverse split of the outstanding shares of Common Stock on an approximate 0.6:1 basis and (ii) the surrender for cancellation of 600,000 shares of Common Stock owned by Mr. Jack Forcelledo, the Company's Chief Executive Officer, both to be effected prior to the effective date of the Registration Statement ("Effective Date") of which this Prospectus forms a part. Unless otherwise specified, all information in this Prospectus assumes an initial public offering price of $5.50 per Share, the mid-point of the price range stated on the cover of this Prospectus, and no exercise of the over-allotment option granted to the Underwriter.

                                  THE COMPANY


     ROLLERBALL INTERNATIONAL INC. ("Rollerball" or the "Company") develops, manufactures, distributes and markets an innovative, patented design of inline skates under the registered trademark Rollerball. The Rollerball skate differs from traditional inline skates (e.g. Rollerblade(R), Bauer(R), Ultra-Wheels(R), etc.) by offering the consumer a skate that has spherical-shaped wheels instead of the flat, disk-shaped wheels of traditional inline skates, resulting in enhanced performance. Since its incorporation in 1994, the Company's efforts have been focused on designing, engineering and developing the Rollerball line of in-line skates. The Company has been granted several United States and foreign patents which protect its innovative skateball designs and technology. Since its formation, the Company has expanded its product line to presently include 18 models of inline skates that appeal to a wide range of price and performance levels for use in recreational, fitness, hockey and aggressive skating. During the year ended December 31, 1997 the Company had sales for 9 of its models resulting in sales of approximately $2,023,000. The Company intends to commercially introduce the other 9 models during the first half of fiscal 1998. Rollerball also offers related accessories including helmets, safety pads and replacement parts. The Company's sales have been limited to date and have been primarily in the international market. With the proceeds of this offering, the Company intends to aggressively market and sell its products in the United States.



     Rollerball's inline skates differ from traditional inline skates in appearance and in performance. The Company believes that its proprietary Rollerball skating system is the next generation of inline skates and the first major product innovation in inline skating since the introduction of the original Rollerblade(R) skate in the 1970's. Rollerball offers inline skates with unique patented spherical wheels that are slightly smaller than a tennis ball (70mm or 60mm in size) and are engineered to create support and balance when in contact with the skating surface. The spherical cross section of the Radial Skateball Technology(TM) provides a uniform, unchanging shape and a greater area of contact with respect to the skating surface. Rollerball's design allows a skater to achieve levels of acceleration, balance and maneuverability greater than that which can be achieved by comparably priced traditional inline skates. Furthermore, because of these characteristics, the Company believes that its Rollerball skates enhance the experience of inline skating while providing a more stable, body-friendly platform which appeals to all skaters from beginner to advanced. The Company believes these product features provide Rollerball with a skate superior to any other product commercially available and will enable Rollerball to compete with the major inline skate manufacturers both in the United States and worldwide.


     Rollerball intends to use the proceeds of this offering to expand its business through widespread introduction of the Rollerball product lines into the United States retail market, the continued expansion and penetration of the Company's product lines in international markets, investment in the development of the next generation of Rollerball products, the building of tooling, molds and inventory, the establishment of a third party licensing program for the Rollerball trademarks in clothing, entertainment and toys and the increase of marketing and sales through direct response television and other at-home shopping services throughout the world.

     The Company was incorporated in the State of Delaware on March 7, 1994. The principal executive offices of the Company are located at 9255 Doheny Road, Suite 2705, Los Angeles, California 90069 and its telephone number is (310) 275-5313.

                                  THE OFFERING


Common Stock offered................     1,250,000 shares



Common Stock Outstanding
  Prior to offering(1)(2)...........     2,683,568 shares



Common Stock to be Outstanding
Immediately After offering(1)(3)....     4,590,423 shares


Use of Proceeds.....................     The net proceeds of this offering will
                                         be used for: increasing inventory;
                                         marketing, advertising and promotional
                                         support; purchase of equipment such as
                                         tools and molds; product design and
                                         research; repay certain debt; and
                                         working capital. See "Use of Proceeds."

Risk Factors........................     An investment in the Shares offered
                                         hereby is speculative and involves a
                                         high degree of risk, including risks
                                         associated with the Company's ability
                                         to continue as a going concern as set
                                         forth in the auditor's report to the
                                         financial statements appearing
                                         elsewhere in this Prospectus; default
                                         on certain debt; limited operating
                                         history; accumulated deficit and recent
                                         losses; dependence on third-party
                                         manufacturing and suppliers; and other
                                         risks. See "Risk Factors."

Proposed Nasdaq SmallCap Market
Symbol(4)...........................     "ROLL"
---------------

(1) Does not include: (i) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants to be issued to the Underwriter;
    (ii) 99,025 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants; (iii) 750,000 shares of Common Stock reserved for issuance under the Company's 1994 employee stock option plan ("1994 Employee Plan") of which options to purchase 244,826 shares of Common Stock have been issued to date; (iv) 100,000 shares of Common Stock reserved for issuance under the Company's 1997 Non-Employee Director Plan ("Director Plan"), none of which options have been issued to date; (v) 16,936 shares reserved for issuance upon conversion of outstanding convertible notes (other than the 12% Debentures); (vi) 225,397 1996 Warrant Shares; and (vii) 82,127 Agent Warrant Shares. Includes 140,000 Bridge Shares deemed issued and outstanding as of November 1, 1997.



(2) Does not include: (i) 450,794 Conversion Shares; and (ii) 206,061 1997 Loan Shares.



(3) Includes: (i) 450,794 Conversion Shares; and (ii) 206,061 1997 Loan Shares.



(4) It is a condition precedent to the offering that the Company's Common Stock be accepted for listing on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market quotation does not imply that a liquid and active market will develop, or be sustained, for the Shares upon completion of the offering. There can be no assurance that the Company will, if accepted by the Nasdaq SmallCap Market, continue to meet the maintenance criteria for quotation on the Nasdaq SmallCap Market.

                         SUMMARY FINANCIAL INFORMATION


     The summary financial information was derived from the financial statements of the Company. The summary should be read in conjunction with Management's Discussion and Analysis, the financial statements of the Company and the related notes, each appearing elsewhere in this Prospectus.



                                                           YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------------
                                               1994(1)        1995         1996         1997
                                             -----------   ----------   ----------   -----------
STATEMENT OF OPERATIONS DATA:
Net Sales..................................  $   469,703   $4,201,658   $4,850,416    $2,022,692
Gross (Loss) Profit........................     (104,349)   1,439,641    1,746,637       679,418
Operating Expenses.........................    1,250,523    1,487,162    2,197,574     2,406,016
Loss before Income Taxes...................   (1,356,066)     (84,317)    (547,503)   (3,144,439)
Net Loss...................................   (1,356,866)     (85,117)    (548,303)   (3,145,239)
Pro Forma net loss per share...............                             $     (.17)  $      (.97)
                                                                        ==========   ===========
Pro Forma weighted average number of shares
  outstanding(2)...........................                              3,149,712     3,238,635



                                                                   AS OF DECEMBER 31, 1997
                                                           ---------------------------------------
                                      DECEMBER 31,                                      PRO FORMA
                                 -----------------------                     PRO           AS
                                   1995         1996         ACTUAL       FORMA(3)     ADJUSTED(4)
                                 ---------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA:
Working capital (deficiency)...  $(713,420)  $(1,637,787)  $(3,495,039)  $(1,264,039)  $4,553,055
Total assets...................    583,804     1,915,177     2,797,856     2,797,856    6,584,324
Debt...........................         --     1,775,000     3,575,000     1,400,000      100,000
Notes payable to
  stockholders.................    345,000       260,000       250,000       250,000       75,000
Stockholders' (deficit)
  equity.......................   (398,307)     (911,610)   (2,414,689)     (183,689)   5,398,811


---------------
(1) Fiscal 1994 reflects operations from inception in March 1994 through December 1994.


(2) Pro forma net loss per share of Common Stock has been computed for all periods presented and is based on the weighted average number of shares outstanding during the period, including the Conversion Shares and Bridge Shares.



(3) Gives effect to the conversion of $1,859,525 principal amount of 12% Debentures into 450,794 Conversion Shares. The 12% Debentures automatically convert on the Effective Date into Common Stock at a per share conversion rate of 75% of the initial public offering price of the Shares. Also gives effect to the conversion of $400,000 principal amount of the 1997 Loan into 96,970 1997 Loan Shares and the issuance of 109,091 1997 Loan Shares. See "Risk Factors -- Default on Certain Debt" for additional information regarding the Company's default as to the 12% Debentures and Bridge Notes.


(4) Adjusted to give effect to the sale of the 1,250,000 Shares offered hereby at $5.50 per share and the anticipated use of the estimated proceeds therefrom, including repayment of principal and interest on the Company's $700,000 principal amount 12% subordinated debentures ("Bridge Notes") issued in the 1997 Bridge Offering. As of November 1, 1997 the Bridge Notes commenced bearing interest at 18% per annum. See "Risk Factors -- Default on Certain Debt" and "Use of Proceeds."

                                  RISK FACTORS

     An investment in the Shares offered hereby involves a high degree of risk and should be considered only by those investors who can afford the risk of loss of their entire investment. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Shares offered by this Prospectus. Prospective investors should note that this Prospectus contains certain "forward-looking statements," including, without limitation, statements containing the words "believes," "anticipates," "expects," "intends," "should," "seeks to," and similar words. Prospective investors are cautioned that all such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth in this Prospectus. The accompanying information contained in this Prospectus identifies all material risk factors that could cause such difference.


     DECLINE IN SALES IN FISCAL YEAR 1997. The Company has had limited sales to date and has primarily directed its efforts to refining the Radial Skateball Technology(TM) concept and testing new product prototypes and component parts. During the fiscal year ended December 31, 1997, the Company experienced a significant decrease in sales compared to the fiscal year ended December 31, 1996. For the year ended December 31, 1997, the Company had sales of approximately $2,023,000 compared to sales of $4,850,000 for the previous year. The decrease in sales was primarily the result of several factors, including the lack of adequate funds for inventory purchases and marketing and advertising, the Company's decision to switch production and marketing efforts to its four ball skates from two ball skates, and a decrease in demand for two ball skates from retailers. The Company intends to focus its marketing upon its four ball skates and newer models, and increase its marketing efforts with the proceeds of this offering. See "Management Discussion and Analysis" and "Business -- Sales and Marketing."



     ACCUMULATED DEFICIT; RECENT LOSSES; EXPLANATORY PARAGRAPH IN AUDITOR'S REPORT. The Company has been operating with negative working capital since its inception. For the fiscal year ended December 31, 1997, the Company had a net loss of $3,145,239 as compared to a net loss of $548,303 for the fiscal year ended December 31, 1996. For the year ended December 31, 1995, the Company had a net loss of $85,117 and a working capital deficit of 713,420. At December 31, 1996 and December 31, 1997, the Company had an accumulated deficit of $1,990,286 and $5,135,525, respectively. The Company's independent auditors have stated in their report that there is substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company's operations is materially dependent on the receipt of additional capital from this offering or other sources. Although the Company currently anticipates a minimal net profit for the fiscal year 1998, these earnings are dependent upon increased sales of the Company's product. If sales do not increase as anticipated the Company may have losses as a result of anticipated significant expenses, including marketing and advertising costs, development costs, and general and administrative expenses. Because the Company anticipates incurring significant expenses in connection with the continued development and marketing of its products, there can be no assurance that the Company will achieve sufficient additional revenues to offset anticipated operating costs. Inasmuch as the Company will continue to have high levels of operating expenses and will be required to make significant expenditures to market its products in a highly competitive industry, the Company may experience significant operating losses that could continue until such time, if ever, that the Company is able to generate sufficient additional revenues to support its operations. See "Management's Discussion and Analysis."



     DEFAULT ON CERTAIN DEBT. As of October 31, 1997 the Company was in payment default with respect to the 12% Debentures, the principal amount of which was $1,859,525 (inclusive of $84,525 of accrued interest). Pursuant to the terms of the 12% Debentures, payment of all principal and interest was automatically due October 31, 1997. The 12% Debentures contain terms which provide that upon the effectiveness of the Company's registration statement in an initial public offering, the principal amount of the 12% Debentures shall be automatically converted into the Conversion Shares at the per share conversion price of 80% of the offering price. There are no conditions in the 12% Debentures requiring holders to declare or notify the Company of any payment default. Although the Company believes that under the terms of the 12% Debentures it may have the ability to require the holders of the 12% Debentures to accept the Conversion

Shares as payment therefore, the Company has determined it to be in its best interests to avoid potential disagreements with the holders and obtain an amicable resolution of the issue with the holders of the 12% Debentures. Without the proceeds of this offering the Company is unable to repay the debt represented by the 12% Debentures. The Company has made all interest payments on the 12% Debentures up to and including January 31, 1998. The Company has requested that the holders of the 12% Debentures waive all defaults and extend the maturity date to April 30, 1998. In order to obtain such waiver, the Company has proposed to the holders of the 12% Debentures that the conversion price be reduced from 80% of the offering price to 75% of the offering price and to pay an additional 6% interest from November 1, 1997 through the date of payment. Additionally, the Company has proposed that the exercise price of the 1996 Warrants (which were received by the holders of the 12% Debentures) be reduced from 120% of the offering price of the shares to equal the offering price. There can be no assurance that all or any holders of the 12% Debentures will waive any defaults and extend the maturity date. Further, there can be no assurance that the holders of the 12% Debentures will not demand payment of their 12% Debentures and decline to accept the Conversion Shares. In the event that the holders demand cash payment, the Company's proposed use of proceeds for this offering may be significantly altered to include payments to the holders. In such event, the Company would have significantly less cash available to implement its business plan. See "Use of Proceeds" and "Management Discussion and Analysis."



     In connection with the 1997 Bridge Offering, the Company issued $700,000 principal amount of Bridge Notes. Pursuant to the terms of the Bridge Notes, payment of principal and interest was due and payable upon the earlier of October 31, 1997 or consummation of the public offering. The Company does not have the funds to repay the Bridge Notes without the proceeds of this offering. Certain holders of the Bridge Notes have delivered notice of default to the Company. The Bridge Notes provide for a default interest rate of 18% from the date of default on October 31, 1997 to the date of payment. See "Use of Proceeds" and "Management's Discussion and Analysis."



     LIMITED OPERATING HISTORY; RAPID GROWTH. The Company was incorporated in 1994, has had limited sales to date and has not been in business long enough to enable an investor to make a reasonable judgment as to its future performance. Since its inception, the Company's efforts have been focused upon design and development of its Radial Skateball Technology(TM) products and not on sales or marketing. Since the commencement of operations, the Company's operating expenses have grown rapidly and the Company intends to continue to expand operations after the conclusion of this offering. The Company's limited sales to date have been primarily in international markets and with the Home Shopping Network(R) ("HSN") and the Company intends, with the proceeds of this offering, to emphasize the marketing and sale of its products on a greatly expanded basis in the United States. From its inception through December 31, 1997, the Company has had approximately $11,544,000 in total sales, of which $7,008,000 were in the international market and $4,536,000 were U.S. domestic sales. For the fiscal year ended December 31, 1997 the Company had total sales of $2,023,000, of which $526,000 were in international markets and the remainder were U.S. domestic sales. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a developing business and the competitive environment in which the Company will operate. There can be no assurance the Company will be able to implement its business plans or manage the growth of its operations. See "Business" and "Management's Discussion and Analysis."


     NEED FOR ADDITIONAL FUNDS. Based on the Company's operating plan, management believes that the proceeds from this offering and anticipated cash flow from operations and other sources such as the exercise of outstanding convertible securities, will be sufficient to meet the Company's anticipated cash needs and finance its plans for expansion for at least the next 12 months from the Effective Date of this offering. Thereafter, the Company may need additional financing to meet its plans for expansion and to expand its product lines. In addition, in the event the holders of the 12% Debentures do not waive all defaults and accept the Conversion Shares instead of cash payments, the Company will be required to use portions of the proceeds of this offering for some repayments. As a result the Company would be required to reallocate the use of proceeds and may not be able to fully implement its business plan. The Company does not currently have any line of credit or any lending facility available to it. The Company has been discussing obtaining a line of credit from financial institutions and intends further discussions following this offering. No assurance can be given that the

Company will be successful in obtaining additional financing on favorable terms, if at all. See "Use of Proceeds" and "Management's Discussion and Analysis."


     RELIANCE ON MAJOR CUSTOMERS. Three of the Company's largest customers represented 67% of total sales for the fiscal year ended December 31, 1996, and 82% of total sales for the year ended December 31, 1997. For the year ended December 31, 1997 these three customers accounted for 56%, 15% and 11% respectively, of total sales. These three customers were the Home Shopping Network, Inc. ("HSN"), Carrefour France, a hypermarket located in France and The J.C. Penney Company. As is customary in the industry, the Company does not have long-term contracts with any of its customers. While management expects the Company's customer base to expand, a limited number of large orders may continue to account for a significant portion of the Company's sales during any given period for the foreseeable future. The loss of, or a reduction in business from, any of its major customers could have a material adverse effect on the Company's results of operations. See "Business -- Sales and Marketing."



     BROAD DISCRETION IN REALLOCATION OF PROCEEDS. Approximately $396,000 (7.6%) of the proceeds of this offering have been allocated to working capital. The Company may reallocate certain uses of the proceeds from this offering within the disclosed uses in the event of changes in the Company's business plan or financial position (due to unanticipated expenses, delays, problems or otherwise). See "Use of Proceeds."



     USE OF PROCEEDS TO REPAY DEBT. The Company has allocated approximately $1,736,500 (31%) of the proceeds of this offering to repay outstanding debt. These funds will not therefore be available to the Company for general purposes such as purchasing inventory, advertising, hiring of personnel or the expansion of its business. Of the total debt being repaid, $610,000 will be paid to Sercap Holdings LLC, an entity of which Mr. Lawrence Stumbaugh is an officer and director. Mr. Stumbaugh became a director of the Company in October 1997. An additional $150,000 of the debt being repaid is being utilized to repay accrued salary of an officer.


     INTELLECTUAL PROPERTY. The Company was granted a United States Patent (No. 5,590,890) by the United States Patent and Trademark Office on January 7, 1997 on the basis of its original Radial Skateball Technology(TM). The Company has filed additional patent applications and will continue to do so as it improves its products and develops new products. In February 1997 the Company obtained a United States Patent (No. 378,115) for its GFX(R) Skate design. The Company has also been granted patents and/or has filed patent applications in several other countries and has registered the trademark "Rollerball" in the United States and several other countries. The Company has trademark applications pending in other foreign countries. The Company has filed for a 3-D trademark protection in Germany and filed for similar trademark protections in Europe. Rollerball cannot be registered as a trademark in the People's Republic of China and certain other foreign countries. Trademark applications have been allowed for the Rollerball name in other market/business segments such as clothing, toys and entertainment (CD-ROM, comic books, video and broadcast television). There can be no assurance that any existing patents or patent applications, if granted, and related trademark protection will be effective in protecting the Company's products from duplication by other manufacturers. Although the Company believes that the products sold by it do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has occurred or may occur.


     The Company has recently received correspondence from Metro-Goldwyn-Mayer ("MGM"), a motion picture entity which alleged that the Company's use of the name "Rollerball" infringed upon MGM's alleged trademark rights in the name "Rollerball" which was the name of a 1975 film produced by MGM. The Company was granted a United States trademark for the Rollerball name in 1995 with respect to, among other things, in-line skates and related products. Based upon advice of counsel, the Company does not believe that MGM has any such rights in the name and intends to vigorously defend itself against MGM's allegations. Although neither party has commenced litigation in this matter, there can be no assurance that this dispute will not result in litigation. In the event that litigation results, the Company can be expected to incur significant costs to defend itself. Based upon advice of counsel, the Company believes that it has strong and meritorious defenses to the claims of MGM.

     In the event that products sold by the Company are determined to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and/or sale of such products, or could be prohibited from selling such products. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under its currently issued patents or any patents issued in the future or with respect to the enforcement or defense of trademark rights. Moreover, there can be no assurance that the Company will have the financial or other resources necessary to defend a patent infringement or proprietary rights violation action. In addition, if the Company's products or proposed products are deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could also have a material adverse effect on the Company. The Company's products are also sold in many other countries and even though the Company may obtain patents in such countries, the Company's ability to obtain adequate protection may be limited in such countries. See "Business -- Patents and Trademarks."

     DEPENDENCE ON THIRD-PARTY AND FOREIGN MANUFACTURING AND SUPPLIERS. The Company does not own or lease any manufacturing facilities and does not manufacture any of the component parts for its products, and purchases all skate components from unaffiliated suppliers. Other than the Radial Skateballs which are produced in the United States, substantially all of the Company's components are manufactured in foreign countries including the People's Republic of China. The Company relies upon two independent agents to obtain manufacturing of certain component parts in foreign countries. The Company does not have any contracts with manufacturers or suppliers. Foreign manufacturing is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the impositions of tariffs and import and export controls and changes in governmental policies. While the Company has not experienced any material adverse effects due to such risks, there can be no assurance that such events will not occur in the future with the result of possible increases in costs and delays of, or interferences with, product deliveries resulting in losses of revenues and goodwill. The chassis and safety brakes for the Company's RB(R) and GFX(R) skates are produced in foreign countries which may subject the Company to a risk of loss of its molds and tooling associated with such products in the event of a dispute with a foreign manufacturer or other occurrence such as those noted above. Further, purchasing products from manufacturers located in the People's Republic of China subjects the Company to an additional risk of substantially higher duty rates in the event that the United States government does not renew the most-favored nation trade status extended to the People's Republic of China. No assurance can be given that the United States will continue the People's Republic of China's most-favored nation trade status. The Company believes that, at the present time, it has sufficient sources of supply of component parts, and that in the event any existing supplier ceases to furnish component parts to the Company, alternative sources are available. There can be no assurance, however, that the future production and assembly capacity of the Company's current suppliers and manufacturers will be sufficient to satisfy the Company's requirements or that alternate suppliers and manufacturers will be available on commercially reasonable terms, or at all. See "Business -- Manufacturing and Assembly."


     IMMEDIATE SUBSTANTIAL DILUTION; DILUTION RESULTING FROM EXERCISE OF OPTIONS AND WARRANTS. The purchasers of the Shares will incur an immediate and substantial dilution in the net tangible book value of the Shares after this offering of $4.57 per Share (83% of the public offering price) from the public offering price of $5.50 per Share. This dilution calculation gives effect to the conversion of all of the principal amount of the 12% Debentures, repayment in full of the Bridge Notes, repayment of $600,000 principal amount of the 1997 Loan, the surrender and cancellation of 600,000 Shares of Common Stock and conversion of $400,000 principal amount of the 1997 Loan. See "Dilution."



     Dilution Resulting from Exercise of Options and Warrants. At the Effective Date, the Company will have outstanding at the consummation of this offering 604,826 options and 531,549 warrants, of which 425,978 options and warrants have exercise prices of less than the offering price of the shares. As a result, holders of these options and warrants will receive shares of Common Stock upon exercise at a cost below that paid by investors in this offering. The exercise in full of these options and warrants may dilute the net book value per share of the Common Stock, resulting in further dilution to investors.

     FOREIGN CURRENCY AND FOREIGN EXCHANGE RATES. The Company's products are primarily sourced through independent purchasing agents from suppliers located in Taiwan, the People's Republic of China and Thailand. Approximately 26% of its parts are sourced in Taiwan, 34% in the People's Republic of China and 27% in Thailand. The Company negotiates the cost of its products directly with its suppliers in United States Dollars and its purchases are primarily effected through letters of credit in United States Dollars. As a result, exchange rate fluctuations could have a minor effect upon the Company's ability to negotiate favorable price terms with suppliers, which may adversely effect the cost of goods sold and the resultant gross margins for the Company's products. In addition, in the event the exchange rate between United States dollars and the currency used by the Company's foreign suppliers fluctuates, it may become uneconomical or impractical for either the suppliers or the Company to continue their relationship. Many countries in the Far East have been experiencing significant currency instability and devaluations in recent months, including Thailand. To date the Company has not experienced any material effect from the recent economic turmoil in Asia. This economic turmoil has not resulted in difficulty for the Company in obtaining products from its suppliers since the suppliers are paid in United States Dollars. In addition, since the Company has not recently attempted to market its products in Asia in any material manner, the Company's sales have not been materially affected. The Company believes that its parts and supplies can be purchased from several different producers in various countries and therefore its ability to obtain supplies and parts would not be materially adversely affected by currency fluctuations for any substantial period of time. A substantial portion of the Company's business is conducted through Hong Kong which has recently been transferred to the People's Republic of China. There can be no assurance that the new government will continue to utilize Hong Kong's current currency system. In such event, the Company would need to obtain alternative supply arrangements, and there can be no assurance that alternative suppliers would be available, or if available, on terms acceptable to the Company. See "Management's Discussion and Analysis."



     DEPENDENCE ON ONE PRODUCT LINE. Substantially all of the Company's revenues have been generated, and will continue to be generated, by sales of inline skates and related athletic protective equipment. No assurance can be given that consumer demand for these products in general or the Company's products in particular will continue in the future. A reduction in the demand for these products would have a material adverse effect on the Company's results of operations. The Company's profitability and sales will also depend on the strength of foreign and United States economies, which can dictate consumers' spending habits on leisure-related goods, including the Company's products. No prediction can be made about the future of the economy of the United States or any foreign country in which the Company will offer its products for sale. As the Company's products are leisure-related products, any prolonged downturn in the economy, whether real or perceived, could adversely affect consumer demand for the Company's products. See "Business."



     COMPETITION. The market for the Company's products, internationally and in the United States, is highly competitive and the Company anticipates competition to continue to be intense in the foreseeable future. This competition is direct (i.e., companies that make similar products) and indirect (i.e., companies that participate in the sporting goods and accessories market, but are not direct competitors of the Company). The Company's products compete with other sports related products, such as those products used in golf, tennis, running and bicycling as well as numerous other activities. The Company competes with major inline skate manufacturers such as Rollerblade(R), First Team Sports(R), Variflex(R), Roller Derby(R), California Pro(R), Bauer(R) and K2(R). Most of the Company's competitors have significantly greater financial, technical, manufacturing and marketing resources, and broader name recognition, than the Company. See "Business -- Competition."


     PRODUCT LIABILITY CLAIMS; INSURANCE. Although the Company has incurred no product liability claims to date, the Company may become subject to product liability claims, including claims for serious personal injury or death, due to the nature of its products. The Company believes that it has adequate liability insurance for risks arising in the normal course of business, including product liability insurance with respect to all of its products. There can be no assurance, however, that the Company will be able to maintain insurance at reasonable cost, if at all, that insurance will be adequate to cover liabilities resulting from product liability claims or that the Company will have funds available to pay any claims over the limit of its insurance. As sales of the Company's products increase, it will become potentially exposed to a larger number of liability claims which could therefore exceed the amount of its insurance policies. Successful assertion against the Company of one or a series of large uninsured claims, or of one or a series of claims exceeding any insurance coverage, could have a material adverse effect on the Company's results of operations and financial condition. See "Business."

     GOVERNMENT REGULATION; PRODUCT RECALLS. Certain of the Company's products may be subject to regulation by the Federal Consumer Products Safety Commission (the "CPSC"), and may therefore be subject to recall if requested by the CPSC. In addition, the Company may be required to change or modify its current or future products in order to comply with CPSC's rules or other rules and regulations related to the safety of its products or any future rules or regulations. In the event the Company is required to modify or change its products, it may incur substantial additional costs related to design and manufacture, and may incur significant down-time in being able to produce inventory for sale, all of which could have a material adverse effect upon the Company. The Company is not aware of any current proceeding by the CPSC which would result in the recall of the Company's products. A recall of the Company's products could result in significant expense to the Company. There can be no assurance that the Company will have the necessary funds available to it to conduct any recall or that if conducted, it will have funds available for its continued operation. See "Business -- Government Regulation."

     DEPENDENCE UPON EXECUTIVE OFFICERS; LIMITED PERSONNEL. The success of the Company is dependent upon the efforts and abilities of its founder, Chairman, President and Chief Executive Officer, Jack Forcelledo. The loss of the services of Mr. Forcelledo would have a material adverse affect on the Company's operations. The Company has entered into a four-year employment agreement with Mr. Forcelledo and has obtained "key man" life insurance in the amount of $1,000,000 on the life of Mr. Forcelledo, of which the Company is a beneficiary. It is unlikely that the proceeds of this insurance would be adequate to compensate the Company for the loss of the services provided by Mr. Forcelledo. See "Management."

     To date, the Company has relied additionally on the services of independent technical, production, sales and marketing personnel to develop and sell its products. In addition, the Company has used two independent agents (Lucky Yeh International Ltd. ("LYI") and PCL International, Inc. ("PCL")) to obtain foreign suppliers and manufacturing facilities. The Company has only seven full-time employees. After the conclusion of this offering, the Company intends to increase its permanent staff to operate the Company and implement its business plans. The Company has not determined the number of employees to be hired following this offering, and hiring will be based significantly upon its ability to increase sales. The Company anticipates that if it does increase its staff, the additional employees will be hired for sales and marketing, product design and administrative positions during the next 12 months. Although the Company believes that necessary additional personnel to staff the Company are available, there can be no assurance that the Company will be successful in assembling an effective staff in a timely manner. See "Use of Proceeds" and "Business -- Management."


     ROYALTY ARRANGEMENTS. The Company has certain contractual commitments to pay royalties to five individuals who had assisted the Company in obtaining its Radial Skateball Technology(TM). Under the current agreements, the Company has agreed to pay Messrs. Giuseppe Consarino and Steve Kimmel each a royalty of 1% of net sales, except sales based on a letter of credit, and .6% of net sales based on a letter of credit. Mr. Consarino's royalty payment cannot exceed a maximum of $350,000 in any fiscal year. Mr. Forcelledo has had a royalty agreement with the Company which provides for a 3% royalty on net sales which royalty Mr. Forcelledo has agreed to terminate in full effective January 1, 1997. During the fiscal years ended December 31, 1996 and December 31, 1997 the Company incurred expenses of $167,068 and $10,446, respectively with respect to these royalty agreements. Messrs. Giusseppe Rosso, Franco Rosso and Ettore Carenni, the originators of the Radial Skateball Technology(TM), are entitled to be paid an aggregate royalty of 2.5% of the cost of goods sold, after certain deductions including expenses for patents and trademarks. To date no royalty payments have been paid to Messrs. Giusseppe Rosso, Franco Rosso and Ettore Carenni nor have any accrued, as a result of these deductions which equaled approximately $2,000,000 as of December 31, 1997. The agreements require the royalties to be paid in perpetuity; however, the terms of all the royalty agreements provide that their royalty payments may be reduced pro rata to any reduction in royalty payments agreed to by the other party in connection with a public offering by the Company. Mr. Kimmel has agreed to reduce his royalty payment by 50%. The Company intends to reduce the other royalty payments by a similar amount.

These royalty reductions will be effective upon the Effective Date. Although the Company believes that it has the right to unilaterally reduce the amount of these royalty fees, there can be no assurance that the other parties will not instigate litigation against the Company. Investors should consider the effects of the royalty agreements on the Company's income in the future. See "Financial Statements", "Management's Discussion and Analysis" "Management -- Employment Agreements" and "Business -- Royalty Arrangements".


     ABILITY TO MANAGE GROWTH. The Company anticipates a period of rapid growth that is expected to place a strain on the Company's administrative, financial and operational resources. The Company's ability to manage any staff and facilities growth effectively will require it to improve its operational, financial and management controls, to continue to improve its reporting systems and procedures, to install new management information systems and to train, motivate and manage its employees. There can be no assurance that the Company will install such management information systems in an efficient and timely manner or that the new systems will be adequate to support the Company's operations. If the Company is unable to hire, train and retain qualified personnel to implement the necessary services effectively, its ability to attract repeat sales could be adversely affected, which could limit the Company's growth opportunities. If the Company's management is unable to manage growth effectively, such as if the Company's sales and marketing efforts exceed its capacity to obtain inventory in a timely manner, the Company's business, operating results and financial condition could be adversely affected. See "Business" and "Management."


     CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS. Following the completion of this offering, current management of the Company will own, in the aggregate, approximately 30% of the outstanding Common Stock (excluding options held by management). The election of directors is by plurality vote and there is no cumulative voting. Accordingly, the existing management may be able to significantly influence the election of the Board of Directors of the Company and to direct the affairs of the Company. In addition, under the 1994 Employee Plan and the Director Plan, the Company has reserved for issuance an aggregate of 850,000 shares (13.2% of Common Stock outstanding assuming the issuance of all 850,000 options) which may be issued pursuant to options granted under these plans to employees and directors. As of March 1, 1998, there were 244,826 options outstanding. Of the 244,826 outstanding options, 159,731 are held by members of the Company's management. In the event that the 159,731 options were exercised, management would own an additional 3.4% of the outstanding Common Stock. An additional 360,000 options will be granted to officers and directors on the Effective Date, 300,000 of which vest over a four year period. In the event that these additional 360,000 options were exercised, management would own approximately an additional 7.3% of the Common Stock. See "Management" and "Principal Stockholders."



     FACTORS INHIBITING TAKEOVER. Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in the Company's or the stockholder's best interest. The Company's Amended and Restated Certificate of Incorporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock and the designation of any such series, without any vote or action by the Company's stockholders. Thus, the Board of Directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of the Company's Common Stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company, since the terms of any preferred stock which might be issued could contain terms which could contain special voting rights or increase the costs of acquiring the Company. Other provisions of the Company's Certificate of Incorporation and Bylaws divide the Company's Board of Directors into three classes, each of which classes will serve for different three-year periods which may have the effect of delaying, deferring or preventing a change in control of the Company. These provisions may not be amended without the affirmative vote of not less than 66 2/3% of the issued and outstanding shares entitled to vote thereon. See "Description of Capital Stock -- Preferred Stock" and "--Certain Charter, ByLaw and Statutory Provisions."


     The Company is subject to Section 203 of the Delaware General Corporation Law ("DGCL") which prevents transactions between the Company and an "interested stockholder" unless certain conditions are satisfied. The applicability of
Section 203 may have the effect of delaying, deferring or preventing "changes in control" of the Company, even if such event would be beneficial to the then existing stockholders. See "Description of Capital Stock -- Certain Provisions of Delaware Law."


     LACK OF DIVIDENDS. The Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of the Company's business. See "Dividend Policy."


     NO PRIOR MARKET FOR THE COMMON STOCK; DETERMINATION OF OFFERING
PRICE. Prior to this offering, there has been no public market for the Common Stock of the Company. While the Company has applied for the listing of the Common Stock on the Nasdaq SmallCap Market, there can be no assurance that an active trading market for the Common Stock will be established, or if so established, sustained. The initial offering price for the Shares has been arbitrarily determined through negotiation between the Company and the Underwriter based on such factors as the business potential and earnings prospects of the Company and prevailing market conditions. Such price may not be indicative of the market price of the Shares after this offering has been consummated. See "Underwriting."


     POSSIBLE DELISTING; PENNY STOCK REGULATION. It is a condition of this offering that the Company's Common Stock be accepted for listing on the Nasdaq SmallCap Market. Under Nasdaq rules, in order to maintain listing on the Nasdaq SmallCap Market, a company must have, among other things, $2,000,000 of net tangible assets or market capitalization of $35,000,000 or $500,000 of net revenue in each of the two previous fiscal years and a minimum bid price of $1.00 per share. The Company will, upon consummation of this offering, satisfy the maintenance criteria for continued listing on the Nasdaq SmallCap Market. In addition, Nasdaq reserves the right to withdraw or terminate the Company's listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. In the event that the Company is unable to maintain continued quotation on the Nasdaq SmallCap Market, quotation, if any, of the Common Stock would be in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the National Association of Securities Dealers OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. In addition, if the Company's securities do not meet an exception to the penny stock regulations cited above, trading in the Company's securities would be covered by Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Shares could be adversely affected because the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     LIMITATIONS ON DIRECTOR LIABILITY. Delaware law provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's Amended and Restated Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted or not prohibited by Delaware law. See "Description of Capital Stock -- Indemnification of Directors and Officers."


     SHARES ELIGIBLE FOR FUTURE SALE; UNDERWRITER'S WARRANTS. Upon completion of this offering, there will be 4,590,423 shares of Common Stock outstanding, of which the 1,250,000 Shares sold pursuant to this offering will be tradeable without restriction by persons other than "affiliates" of the Company. The 450,794 Conversion Shares, 140,000 Bridge Shares, 206,061 1997 Loan Shares, 152,392 1994 Shares, 82,127 Agent Warrant Shares and 225,397 Warrant Shares held by the Selling Stockholders and registered under the registration statement of which this Prospectus forms a part, will be freely tradeable as long as the prospectus related thereto remains current and effective, subject to any lock-up agreements obtained by the Underwriter. Of the 4,590,423 shares of Common Stock which will be outstanding, 3,169,631 shares of Common Stock will be freely tradeable pursuant to Rule 144 promulgated under the Securities Act commencing 90 days from the date of this Prospectus. Of such shares, 1,394,469 are owned by officers or directors of the Company (inclusive of the 206,061 1997 Loan Shares). No prediction can be made as to the effect, if any, that future sales of shares of Common Stock will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing.



     The Company and its officers, directors and certain stockholders, including the Selling Stockholders, have agreed (the "Lock-Up Agreements") not to sell or otherwise dispose of certain of their shares of Common Stock or other securities of the Company (other than pursuant to private transfers in connection with which the transferees agree to be bound by the same "lock-up" provision) without the prior written consent of the Underwriter. The lock-up period is six months from the Effective Date with respect to the 1,246,771 Selling Stockholder Shares, including shares held by Mr. Stumbaugh, a director and his affiliate Sercap Holdings LLC. The lock-up period is 18 months from the Effective Date with respect to the 1,394,469 shares of outstanding Common Stock owned by all other officers and directors of the Company. Notwithstanding the foregoing, in the event that the closing price of the Company's Common Stock is at least 120% of the initial offering price commencing 12 months from the Effective Date, the officers and directors may sell the same number of shares as would be available for sale by them under Rule 144 commencing after said 12th month. The Underwriter has no current intention of waiving the Lock-Up Agreements prior to their expiration. The waiver of any particular Lock-Up Agreement will not constitute a waiver of all Lock-Up Agreements, and to the extent the Company is made aware of any waiver, it does not intend to provide notice of same to any other stockholders. See "Underwriting" and "Shares Eligible for Future Sale."



     The Selling Stockholders include five persons who are either officers or employees of the Underwriter and hold 56,782 Selling Stockholder Shares. These persons have agreed not to sell any of their shares for six months following the offering pursuant to the Lock-Up Agreements.



     Following completion of this offering, the Underwriter will hold the Underwriter's Warrants to purchase up to 125,000 shares of Common Stock. The Underwriter's Warrants will entitle the Underwriter to purchase shares at 165% of the offering price for a period of four years commencing one year from the closing of this offering. The exercise of the Underwriter's Warrants may dilute the book value per share of Common Stock. The holders of such warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company and have the opportunity to benefit from increases in the price of the Common Stock without risk of an equity investment. The Company has agreed to register under federal and state securities laws the Common Stock underlying the Underwriter's Warrants for resale. Such registration rights could involve substantial expenses to the Company and may adversely affect the terms upon which the Company may obtain additional financing. See "Underwriting."


     CONCURRENT REGISTRATION OF SELLING STOCKHOLDER SHARES. The holders of the Selling Stockholder Shares have the right to require that such shares be included in the registration statement of which this Prospectus forms a part. The Selling Stockholder Shares are being registered simultaneously with this offering. The Selling Stockholders have agreed not to offer, sell or transfer their Selling Stockholder Shares for a period of six months from the Effective Date without the prior written consent of the Underwriter. Sales of the Selling

Stockholder Shares, or even the potential of such sales could adversely affect the market price of the Common Stock. See "Shares Eligible for Future Sale", "Concurrent Sales" and "Underwriting."


     UNDERWRITER'S INFLUENCE UPON MANAGEMENT OF THE COMPANY. Pursuant to the terms of the Company's agreement with the Underwriter, the Underwriter has the right to nominate a person to serve on the Company's Board of Directors for a period of three(3) years. The Company has agreed to use its best efforts to obtain the election of such nominee. Although the Underwriter has not determined to nominate any person to serve, in the event of election of such person to the Company's Board of Directors the Underwriter may be deemed to have a degree of influence on the Company. See "Underwriting".



     UNDERWRITER'S INFLUENCE ON THE MARKET. A significant number of the shares of Common Stock offered hereby may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Although it has no obligation to do so, the Underwriter intends to make a market in the Common Stock and may otherwise effect transactions in such securities. If it participates in such market, the Underwriter may exert a dominating influence on the market, if one develops, for the Common Stock. Such market-making activity may be discontinued at any time. Moreover, if the Underwriter (or its affiliated persons) exercises the Underwriter's Warrants or Agent Warrants, it may be required under Regulation M promulgated under the Exchange Act to temporarily suspend its market-making activities. The price and liquidity of the Common Stock may be significantly affected by the degree, if any, of the Underwriter's participation in such market. See "Underwriting."



     FUTURE ISSUANCES OF STOCK BY THE COMPANY; AUTHORIZED PREFERRED
STOCK. Following this offering, the Company will have 50,000,000 shares of Common Stock authorized, of which 4,590,423 shares will be issued and outstanding, assuming that the over-allotment option has not been exercised, and an additional 396,304 shares will have been reserved for issuance underlying outstanding warrants and an aggregate of 850,000 shares for issuance under the 1994 Employee Plan and the Director Plan of which options to purchase 244,826 are issued and outstanding. An additional 360,000 options will be granted on the Effective Date, 300,000 of which vest over a four year period. The Company will also have 10,000,000 shares of preferred stock, $.10 par value per share (the "Preferred Stock"), authorized, none of which have been issued as of the date hereof.



     The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of the Preferred Stock with such designations, rights and preferences as may be determined from time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. The balance of the Company's authorized shares of Common Stock and all of the Preferred Stock are not reserved for any purpose and may be issued without any action or approval by the Company's stockholders. The Company will not offer or sell Preferred Stock to any officer, director, 5% shareholder of the Company or affiliate or associate of such persons without the approval by a majority of the Company's independent directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent counsel. The Company does not have any present intention to issue any additional securities (other than in connection with its option plans and the exercise of currently outstanding options, warrants or other convertible securities) during the 12 months following this offering. See "Description of Capital Stock."

                                USE OF PROCEEDS


     The net proceeds to be received by the Company from the sale of the 1,250,000 Shares offered hereby after deducting the Underwriter's discount and commissions ($687,500) and the estimated expenses of this offering ($605,000), and assuming an initial public offering price of $5.50 per share, are approximately $5,583,000 (approximately $6,541,000 if the Underwriter's over-allotment option is exercised in full). The application of these proceeds is intended to be made over the next 12 months substantially as follows:



                                                                            APPROXIMATE
                                                                           PERCENTAGE OF
                                                               AMOUNT      NET PROCEEDS
                                                             ----------    -------------
Inventory(1)...............................................  $2,000,000         35.6%
Marketing, advertising and promotional support.............   1,000,000         17.8%
Repayment of 1997 Loan(2)..................................     610,000         10.8%
Repayment of Bridge Notes(3)...............................     801,500         14.3%
Molds and tooling, and product hardware....................     250,000          4.4%
Product designs, research and development..................     200,000          3.6%
Repayment of outstanding debt(4)...........................     175,000          3.2%
Payment of accrued officer's salary(5).....................     150,000          2.7%
Working Capital(6).........................................     396,376          7.6%
                                                             ----------        -----
          Total............................................  $5,582,876        100.0%
                                                             ==========        =====


---------------
(1) Includes the purchase of skate components, finished product assemblies and short term warehousing for distribution to the United States.

(2) The terms of the 1997 Loan provide that $600,000 of such loan is to be repaid upon consummation of this offering. The 1997 Loan bears interest at 12% per annum. The proceeds of the 1997 Loan were used for inventory purchases, to pay costs of this offering and general corporate purposes.


(3) The terms of the Bridge Notes provide for repayment in full of all principal and interest upon consummation of this offering. The Bridge Notes bore interest at 12% per annum. As of October 31, 1997 the Bridge Notes were in default and are entitled to an additional 6% of interest for a total interest rate of 18% per annum. The amount noted includes interest owed through March 31, 1998. The proceeds of the issuance of the Bridge Notes were utilized for inventory purchases, costs of this offering and general corporate purposes.



(4) The Company will repay $175,000 of loans from stockholders and former officers and directors of the Company. The loans are due upon demand and bear interest at 12% per annum. The proceeds of the loans were used for working capital. See "Certain Relationships and Related Transactions."


(5) At the closing of this offering, $150,000 will be paid to Mr. Forcelledo for partial payment of accrued salary to the date of this Prospectus. See "Management -- Employment Agreements."


(6) Includes the development and completion of the Company's administrative and operational infrastructure, selling, general and administrative expenses and other general corporate purposes. Includes the payment of $69,000 to a creditor of the Company. See "Legal Proceedings." These funds may also be utilized to pay officer's salaries.


     The above amounts and priorities for the use of proceeds represent management's estimates based upon current operating plans and certain strategic assumptions, including those relating to the Company's future revenue levels and expenditures, and assumptions regarding industry and general economic and other conditions. Although the Company does not contemplate any changes in the proposed use of proceeds, to the extent the Company finds that adjustment is required to the use of proceeds of this offering, the amounts shown may be adjusted among the uses indicated above, or certain portions of the net proceeds may be used for other purposes. Such shifts will be at the discretion of the Company. Any material changes in the use of proceeds by the Company will be reported by the Company in its Exchange Act reports. In the event the

Company is able to obtain a credit line for inventory purchases, the Company may utilize all or some of the proceeds allocated above for inventory purchases for additional marketing, advertising and working capital. The Company reserves the right to enter into short term borrowing in the future as business conditions or the Company's needs may require.


     There can be no assurance that all or any holders of the 12% Debentures will waive any defaults, or will not demand payment in cash and decline to accept the Conversion Shares. In the event that any holders of the 12% Debentures refuse to accept the Conversion Shares in payment of the 12% Debentures, the Company will be required to use proceeds of this offering up to a maximum of $1,859,525 to repay the 12% Debentures, plus additional sums for interest. The use of proceeds set forth above would require reallocation as a result thereof.


     The Company anticipates that it will commence the application of the proceeds upon completion of this offering and that such proceeds will be applied over the next twelve months. The Company believes that the net proceeds of this offering will be sufficient to satisfy its requirements to implement its business plans over such period.

     To the extent the over-allotment option is exercised, any proceeds from such exercise will be used for working capital.


     The Company will not derive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders, although it will receive the exercise price of the 1996 Warrants in the event a 1996 Warrant is exercised by a Selling Stockholder. In the event that all of the 225,397 1996 Warrants are exercised, the Company will receive $1,239,684 of proceeds. Any proceeds received from the exercise of 1996 Warrants will be used for working capital purposes. Additionally, in the event that all of the Agent Warrants are exercised, the Company will receive $137,973, which proceeds will be used for working capital purposes.


     Pending the use of the offering proceeds, the net proceeds of this offering will be invested in short-term interest-bearing deposits or United States government securities.

                                DIVIDEND POLICY

     The Company has not paid dividends since inception and the Company does not expect to pay dividends in the foreseeable future. The Company intends to retain all of its available funds for the operation and expansion of its business.

                                    DILUTION


     At December 31, 1997 the Company had negative net tangible book value of $(3,783,632) or $(1.41) per share of Common Stock. At December 31, 1997, the Company had a pro forma negative net tangible book value of $(1,552,632) or $(.46) per share of Common Stock after giving effect to the conversion of the 12% Debentures and the issuance of the 1997 Loan Shares. After giving effect to the sales by the Company of 1,250,000 Shares at an offering price of $5.50 per Share, and the application of the estimated proceeds therefrom, the pro forma net tangible book value of December 31, 1997 would have been $.93 per share. Net tangible book value per share is the Company's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. This represents an immediate increase in pro forma net tangible book value of $1.39 per share of Common Stock to the pre-offering stockholders and an immediate dilution of $4.57 per share (83% of the offering price) to purchasers of the Shares. Dilution represents the difference between the initial public offering price paid by purchasers in this offering and the net tangible book value per share immediately after completion of this offering. The following table illustrates this per share dilution:



Assumed initial public offering price per share.............           $5.50
  Pro Forma Net tangible book value per share before this
     offering...............................................  $(.46)
  Increase in pro forma net tangible book value per share
     attributable
     to the sale of the Shares offered hereby...............  $1.39
                                                              -----
Pro forma net tangible book value per share after this
  offering..................................................           $ .93
                                                                       -----
Dilution per share to new stockholders......................           $4.57
                                                                       =====


     The following table sets forth, on a pro forma basis as of the date of this Prospectus, a comparison of (i) the number of shares of Common Stock acquired from the Company by investors pursuant to this offering and acquired from the Company by the pre-offering stockholders of the Company, (ii) the total consideration paid to the Company and (iii) the respective average purchase price per share paid by the investors and the pre-offering stockholders.


                                         SHARES PURCHASED(1)      TOTAL CONSIDERATION       AVERAGE
                                         --------------------    ----------------------    PRICE PER
                                          NUMBER      PERCENT      AMOUNT       PERCENT      SHARE
                                         ---------    -------    -----------    -------    ---------
Current stockholders...................  3,340,423(2)    73%     $ 3,551,836       34%       $1.06
New stockholders.......................  1,250,000       27%       6,875,000       66%       $5.50
                                         ---------      ---      -----------      ---
          Total........................  4,590,423      100%     $10,426,836      100%
                                         =========      ===      ===========      ===


---------------
(1) Does not give effect to: (i) 125,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (ii) 850,000 shares of Common Stock reserved for issuance under the Company's option plans of which options to purchase 244,826 shares have been issued; and (iii) 396,304 shares of Common Stock reserved for issuance upon the exercise of outstanding Common Stock purchase warrants.


(2) Gives effect to the issuance of: (i) the Conversion Shares; (ii) the 1997 Loan Shares and (iii) the surrender and cancellation of 600,000 shares.



     At the Effective Date, the Company will have outstanding 604,826 options and 531,549 warrants with exercise prices ranging from $1.68 per share to $9.90 per share. In the event that all of the outstanding options and warrants were exercised, at an aggregate exercise price of $5,926,524, new investors would own approximately 20% of the outstanding Common Stock and would have paid 36% of the total consideration paid for all outstanding Common Stock of the Company. See "Capitalization", "Management" and Note 9 to the Financial Statements.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of December 31, 1997.



                                                                  DECEMBER 31
                                                  --------------------------------------------
                                                                                  PRO FORMA
                                                                     PRO              AS
                                                    ACTUAL        FORMA(1)      ADJUSTED(1)(2)
                                                  -----------    -----------    --------------
Short Term Debt:
  Notes Payable to Stockholders.................  $   250,000    $   250,000     $    75,000
  Bridge Notes..................................      700,000        700,000              --
  1997 Loan.....................................    1,000,000        600,000              --
  12% Debentures................................    1,775,000             --              --
                                                  -----------    -----------     -----------
          Total Short Term Debt(3)..............  $ 3,725,000    $ 1,550,000     $    75,000
Long Term Note Payable..........................      100,000        100,000         100,000
Stockholders' Equity:
  Preferred Stock, par value $.10 per share,
     10,000,000 shares authorized, no shares
     outstanding................................           --             --              --
  Common Stock, par value $.001 per share,
     50,000,000 shares authorized, 2,683,568
     (actual) shares outstanding, 3,340,423 pro
     forma outstanding and 4,590,423 outstanding
     pro forma as adjusted(4)...................        2,684          3,340           4,590
  Additional Paid-In Capital....................    2,718,152      4,948,496      10,529,746
  Retained Deficit..............................   (5,135,525)    (5,135,525)     (5,135,525)
                                                  -----------    -----------     -----------
  Total Stockholders' Equity (Deficit)..........   (2,414,689)      (183,689)      5,398,811
                                                  -----------    -----------     -----------
          Total Capitalization..................  $ 1,410,311    $ 1,466,311     $ 5,573,811
                                                  ===========    ===========     ===========


---------------

(1) Gives effect to the issuance of the Conversion Shares and the 1997 Loan Shares.


(2) Adjusted to reflect the application of the net proceeds of the Shares offered hereby assuming a $5.50 per share offering price. See "Use of Proceeds" and "Management's Discussion and Analysis."


(3) See Notes 4 and 5 to the Financial Statements for further information as to short term debt and obligations, interest rates and maturity dates of such indebtedness.


(4) Does not give effect to: (i) 125,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (ii) 850,000 shares of Common Stock reserved for issuance under the Company's option plans of which options to purchase 244,826 shares have been issued; and (iii) 396,304 shares of Common Stock reserved for issuance upon the exercise of outstanding Common Stock purchase warrants.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW


     The Company designs, manufactures and distributes inline skates using its patented Radial Skateball Technology(TM), which utilizes a ball instead of the traditional wheel to provide skaters with better balance, maneuverability and control. inline skating has been one of the fastest-growing segments of the sporting goods industry, and the Company's products target the entire spectrum of skaters, ranging from beginner to advanced, including models for recreation, fitness, hockey and aggressive skating.



     Rollerball was founded by Chairman, President and Chief Executive Officer Jack Forcelledo in 1994. The Company has primarily devoted its efforts to refining the Radial Skateball Technology(TM) concept, testing new product prototypes, designing new component parts and introducing new products since its inception. Additionally, management has expanded significant efforts obtaining patent and trademark protection and developing manufacturing and supplier relationships. By the second quarter of 1997, the Company had completed the design, testing and manufacturing processes for 18 different skate models at various price points covering the recreation, fitness, hockey and aggressive segments of the inline skate market and had established a nationwide network of sales representatives to launch the distribution of the product through various channels.



     Test marketing of the Company's products to date has primarily occurred in international markets and, to a limited extent, through HSN in the United States. Prior to this offering, the Company has operated on limited funds, with virtually no funds allocated for sales and marketing. From inception in March 1994 through the year ended December 31, 1997, the Company has generated more than $11 million in revenue from this limited sales and marketing program. Upon completion of this offering, the Company plans a full-scale introduction of its products into the United States retail marketplace, additional development and licensing of the Rollerball trademark and ongoing introductions of new products and innovative technologies for inline skating and related accessories.



  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996



     Net Sales. Net sales for the year ended December 31, 1997 were $2,022,692, which represents a decrease of $2,827,724, or 58.3%, as compared to the year ended December 31, 1996. This decrease was primarily attributable to the lack of funds necessary to purchase the inventory needed to fulfill sales orders, which included funds to switch to four ball skate production. In addition, there was a general decrease in orders from retailers throughout the inline skate industry due to major retailers taking heavy inventory positions in 1996 which were not offset by increased retail sales. The Company did not decrease its prices significantly during the year ended December 31, 1997 as compared to the year ended December 31, 1996 and therefore was not materially affected by any such changes.



     Gross Profit. Gross profit for the year ended December 31, 1997 was $679,418, which represents a decrease of $1,067,219, or 61.1%, compared to the year ended December 31, 1996. The decrease in gross profit was primarily due to decreased sales volume for the year ended December 31, 1997 as compared to the year ended December 31, 1996. Gross margin for the year ended December 31, 1997 was 33.6%, which represents a decrease of 2.4% as compared to the year ended December 31, 1996. The decrease was related to air freight bills for inventory shipments to meet several sales deadlines during the year ended December 31, 1997.



     Selling and Marketing Expenses. Selling and marketing expenses for the year ended December 31, 1997 were $1,229,943, which represents a decrease of $231,061, or 15.8%, as compared to the year ended December 31, 1996. The decrease in selling and marketing expenses for the year ended December 31, 1997 was primarily due to a reduction in expenses under several royalty agreements, including the elimination of the royalty agreement of Jack Forcelledo effective January 1, 1997 and decreased royalties due to lower sales compared to the year ended December 31, 1996. The other significant reason for the decrease in selling and marketing expenses was the reduction in sales commissions paid given the decreased levels of sales for the year ended December 31, 1997 as compared to the year ended December 31, 1996. Advertising costs, including costs related to tradeshows, for the year ended December 31, 1997 were $283,115, which represents an increase of

$24,807 or 9.6%, as compared to $258,308 for the year ended December 31, 1996. These increased advertising costs offset the aforementioned decrease in selling and marketing expenses.



     General and Administrative Expenses. General and administrative expenses for the year ended December 31, 1997 were $1,176,073, which represents an increase of $439,503, or 59.7%, compared to the year ended December 31, 1996. The dollar increase was primarily due to the salary of Jack Forcelledo, increased insurance expenses and other general costs associated with the operations of the business. Salary payments to Mr. Forcelledo during fiscal year 1997 increased to $160,000 from $100,000 in fiscal year 1996. The increase in general and administrative costs also includes additional rent expenses; the addition of medical insurance for employees and consultant costs; increased depreciation from fixed asset additions and increases in professional fees for third party consulting services. Management anticipates a significant decrease in general and administrative expenses as a percentage of sales in the near future; however, dollar amounts would likely increase should revenues grow.



     Interest. The Company's interest expense for the year ended December 31, 1997 was $1,417,841 as compared to interest expense of $96,566 for the year ended December 31, 1996. This increase was attributable to the Company's increased interest payable on debt incurred including amortization of debt issuance costs during the year ended December 31, 1997, pursuant to the 1996 Private Offering and the Bridge Notes. Management expects a large decrease in interest expense in the future as $3,475,000 of debt on which the Company is making interest payments and amortizing debt issuance costs will either be converted into equity or paid from the proceeds upon the initial public offering. This assumption that interest costs will decrease assumes that the holders of the 12% Debentures accept the Conversion Shares and do not demand cash payments therefore.



     Net Loss. Net loss for the year ended December 31, 1997 was $3,145,239 which represents an increase of $2,596,936, compared to a $548,303 net loss for the year ended December 31, 1996. The increase in net loss resulted primarily from additional interest expense as a result of the 1996 Private Offering and the 1997 Bridge Offering and the related amortization of debt issuance costs. In addition, large losses occurred due to the decrease in the Company's sales coupled with increased expenditures for general and administrative expenses for the year ended December 31, 1997 compared to the year ended December 31, 1996.


  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Net Sales. Net sales for the year ended December 31, 1996 were $4,850,416, which represents an increase of $648,758, or 15.4%, compared to the fiscal year ended December 31, 1995. This increase was primarily attributable to the increased sales in the international market and sales to HSN.


     Gross Profit. Gross profit for the fiscal year ended December 31, 1996 was $1,746,637, which represents an increase of $306,996, or 21.3%, compared to gross profit of $1,439,641 in the fiscal year ended December 31, 1995. The increase in gross profit was primarily due to increased sales for the Company's inline skates and accessories for 1996. Gross margin for the fiscal year ended December 31, 1996 was 36%, which represents an increase of 1.7% as compared to the fiscal year ended December 31, 1995. The increase in gross margin was primarily related to the Company's efforts in obtaining cost reductions from various suppliers related to certain inline skate models.


     Selling and Marketing Expenses. Selling and marketing expenses for the fiscal year ended December 31, 1996 were $1,461,004, which represents an increase of $517,497, or 54.8%, compared to the fiscal year ended December 31, 1995. Selling and marketing expenses represented 30.1% of net sales for the fiscal year ending December 31, 1996. The increase was due to increased sales volume resulting in increased commissions and royalties during fiscal year 1996 as well as increased design costs for development of new skate lines.

     General and Administrative Expenses. General and administrative expenses for the fiscal year ended December 31, 1996 were $736,570, which represents an increase of $192,915, or 35.5%, compared to the fiscal year ended December 31, 1995. General and administrative expenses for the fiscal year 1996 represented 15.2% of 1996 net sales. The dollar increase for 1996 over 1995 was primarily a function of increased sales for the Company in fiscal year 1996 over 1995, as well as increases in employees' compensation and depreciation and amortization of significant expenditures for molding, tooling, patents and trademarks.

     Interest. The Company's interest expense for the fiscal year ended December 31, 1996 was $96,566, an increase of $59,770, or 162.4%, compared to the fiscal year ended December 31, 1995. This increase was primarily attributable to the Company's increased interest payable on the loans from stockholders for this period over the fiscal year ending December 31, 1995 and interest costs associated with the 12% Debentures issued in the 1996 Private Offering.

     Net Loss. Net loss for the fiscal year ended December 31, 1996 was $548,303, an increase of $463,186 compared to a $85,117 net loss for the fiscal year ended December 31, 1995. The increase in net loss resulted primarily from the increase in the Company's sales and profit margins offset by increased expenditures for selling and marketing expenses, general and administrative expenses, and interest expense for the years ended December 31, 1996 compared to the year ended December 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES


     Since inception, the Company has funded its activities principally from operating cash flow, loans from stockholders and private offerings of debt and equity securities. The Company does not have any lending arrangement with a financial institution and therefore there were no balances outstanding with commercial banks and lending institutions as of the year ended December 31, 1997. The Company owed $3,825,000 principal amount of loans as of December 31, 1997, of which $350,000 principal amount was owed to certain stockholders of the Company. Approximately $1,600,000 of such debt will be repaid out of the proceeds of this offering and an additional $1,859,525 (12% Debentures) will be converted into the Conversion Shares. See "Use of Proceeds."



     As of October 31, 1997 the Company was in payment default of the 12% Debentures which default continues to the date of this Prospectus. The Company has requested that the holders of the 12% Debentures waive all defaults and extend the payment date until the earlier of consummation of this offering or April 30, 1998. Payment of the Bridge Notes was due on October 31, 1997 and the Company has received several default notices from holders of the Bridge Notes. The Company does not have the funds to pay the principal and interest of the 12% Debentures and Bridge Notes without the proceeds of this offering. In the event that the holders of the 12% Debentures do not accept the Conversion Shares in payment of the 12% Debentures, the Company will be required to utilize cash proceeds of this offering to repay such holders. Unless the holders of substantially all of the 12% Debentures waive all defaults and accept the Conversion Shares, it is doubtful that the offering will be consummated. See "Use of Proceeds".



     As of December 31, 1996, the Company had a stockholders' deficit of $911,610, as compared to a stockholders' deficit of $2,414,689 as of December 31, 1997. The Company's current ratio as of December 31, 1997 was 0.32, as compared to 0.42 as of December 31, 1996.


     Substantially all of the Company's overseas sales are conducted through letters of credit in U.S. Dollars. As a result, the Company has minimal exposure to currency fluctuations and does not believe that it is subject to any material risk with respect thereto. The Company does, however, conduct a significant portion of its manufacturing and sales activities through Hong Kong which was returned to the People's Republic of China in July 1997. There can be no assurance that the Chinese government may not change the Hong Kong currency which, in turn, may have an effect upon the Company's utilization of U.S. Dollars based on letters of credit.

     To date, more than 98% of the Company's customers have paid for purchases through irrevocable letters of credit in order to facilitate direct shipments from overseas through the Company's Hong Kong-based manufacturing and sales agent, LYI. Because of this high percentage of letter of credit sales, the Company has not had a significant reserve for bad debts. As the Company's sales reflect more domestic sales and less letter of credit sales, the Company will be required to closely monitor any potential credit risks and perhaps increase the amount of its reserve.

     Payments to suppliers are obtained through LYI which receive payment terms from suppliers and issues payment to them upon collection of the letters of credit. The Company's short-term debt consists of accrued expenses (primarily consisting of accruals for consultant services and royalties payable) and loans from officers and directors, investors in the 1996 Private Offering and the 1997 Bridge Offering and the 1997 Loan. The Company currently has long-term debt of $100,000 principal amount bearing interest at 12% per annum which is due and payable in January 1999.

     During the period May 1994 to June 1994, the Company sold, in the 1994 Private Offering, 1,023.75 units of its securities, each unit consisting of 618 shares of Common Stock and 206 1994 Warrants. Each unit had a purchase price of $900. The offering was conducted under Section 4(2) and/or Regulation D of the Securities Act. The 1994 Warrants entitled the holders to purchase one share of Common Stock for an exercise price of $1.00 per share. The Company received net proceeds of approximately $813,756 from the 1994 Private Offering after payment of commissions of $90,000 and offering expenses of approximately $17,619. The Underwriter also received the Agent Warrants. The Agent Warrants have an exercise price of $1.68 per share and expire in May 1998. As of July 15, 1997, 152,392 of the 1994 Warrants had been exercised and the remainder had expired. In June 1997 the Company received net proceeds of approximately $242,000 from the exercise of the 1994 Warrants after payment of $10,258 in commissions to the Underwriter. The registration statement of which this Prospectus forms a part includes the 152,392 1994 Shares which have been registered for resale by certain of the Selling Stockholders and the 82,127 Agent Warrant Shares.


     During the period August 1996 to September 1996, the Company sold in a private offering under Section 4(2) and/or Regulation D of the Securities Act, $1,775,000 principal amount of 12% Debentures. The Company received net proceeds of approximately $1,576,000 after payment of commissions and offering expenses of approximately $199,000. A single investor has requested, and the Company has agreed, that all interest payments due to such investor be added to the principal amount of such investor's note. As of December 31, 1997 the total amount of interest due to such investor was approximately $56,000 convertible into 13,576 Conversion Shares. The Underwriter served as placement agent in the 1996 Private Offering. The 12% Debentures contain terms by which they were to be automatically converted into shares of Common Stock at a conversion price equal to 80% of the per share offering price of the Company's initial public offering provided the offering occurred prior to October 31, 1997. Payment of the principal amount of the 12% Debentures was due on October 31, 1997. The Company has made interest payments to the 12% Debenture holders for the period ending January 31, 1998. As of November 1, 1997 the Company was in default. The Company has requested that the holders of the 12% Debentures waive all defaults and extend the maturity date to April 30, 1998. In order to obtain such waiver, the Company has proposed to the holders that the conversion price of the 12% Debentures be reduced to 75% of the offering price of the Shares and to pay an additional 6% interest from November 1, 1997 through the date of payment. The Company has also proposed reducing the exercise price of the 1996 Warrants to equal the offering price of the Shares. Based upon an initial public offering price of $5.50 per share, and assuming the Company's proposal is accepted, the holders of the 12% Debentures will receive 450,794 Conversion Shares at the closing of this offering. The purchasers in the 1996 Private Offering also received one 1996 Warrant to purchase one share of Common Stock for every two shares received upon conversion of the 12% Debentures, an aggregate of 225,397 warrants. The 1996 Warrants are exercisable for three years from the date of issuance. The registration statement of which this Prospectus forms a part includes the Conversion Shares and 1996 Warrant Shares which have been registered for resale by certain of the Selling Stockholders.



     During the period from March 1997 through April 1997, the Company sold, in a private offering under Section 4(2) and/or Regulation D of the Securities Act, $700,000 principal amount of the Company's 12% Bridge Notes. The Bridge Notes were due and payable upon the earlier of (i) October 31, 1997 or (ii) five days after the consummation of this offering. The Company has received notice default from several holders of the Bridge Notes. The terms of the Bridge Notes provide for a default rate of interest at 18% per annum. The Bridge Notes are junior unsecured obligations of the Company. Investors in the Bridge Notes also received, as of November 1, 1997, the Bridge Shares. The Company intends to use proceeds of this offering to repay all interest and principal on the Bridge Notes. The Company realized net proceeds of $623,000 from the sale of the Bridge Notes after payment of sales commissions and offering expenses of approximately $77,000. The

Underwriter acted as placement agent with respect to the placement of the Bridge Notes. The registration statement of which this Prospectus forms a part includes the 140,000 Bridge Shares which have been registered for resale by certain of the Selling Stockholders.


     In September 1997 the Company obtained a loan of $100,000 bearing interest at 12% per annum. The loan is payable in full in January 1999. Interest payments are payable semi-annually. The lender also has the right to receive from Jack Forcelledo, the Company's Chief Executive Officer, such number of shares equal to the principal amount of the loan divided by the initial public offering price of the Shares.


     In October 1997 the Company received a loan from Sercap Holdings LLC., a company controlled by a holder of 12% Debentures, in the principal amount of $1,000,000. The lender also is entitled to receive such number of shares of Common Stock equal to $600,000 principal amount of the loan divided by the initial public offering price of the Shares in this offering. Based upon an initial offering price of $5.50 per Share, the lender will receive an aggregate of 206,061 1997 Loan Shares at the closing of this offering. The loan is divided into two separate notes, one of which, in the principal amount of $600,000, is a term note bearing interest at 12% per annum and payable upon the earlier of the closing of this offering or December 31, 1998. The second portion of the loan is represented by a convertible note in the principal amount of $400,000 which shall automatically be converted into Common Stock upon closing of this offering at a per share price equal to 75% of the initial offering price of the Shares. The lender also received the right to nominate one person to the Board of Directors of the Company. Mr. Lawrence Stumbaugh, a controlling person (as defined under the Securities Act) of Sercap Holdings LLC, was appointed to the Board of Directors of the Company as the designee of Sercap Holdings LLC. See "Management." The proceeds of the loan have been utilized by the Company to pay expenses of this offering, for inventory purchases and for working capital. The Registration Statement of which this Prospectus forms a part includes the 206,061 1997 Loan Shares which have been registered for resale by the lender who is a Selling Stockholder. Mr. Stumbaugh is also a Selling Stockholder whose shares are subject to a Lock-Up Agreement.


     Upon completion of this offering, the Company will receive net proceeds of approximately $5,613,000, and intends to use the net proceeds to continue to focus upon significantly expanding the marketing and sales of its products in the United States. A significant portion of the net proceeds will be utilized to purchase inventory. In addition, the Company plans to expand its international distribution. The Company intends to develop additional distribution arrangements in order to more aggressively take advantage of growth opportunities which the Company believes exist for its products both within and outside the United States. The Company also intends to evaluate the development of additional products that offer mass market appeal and represent a strategic fit with the Company's products and sourcing and distribution methods.

     Management anticipates that the balance of the net proceeds from this public offering, together with internally generated funds from projected sales and potential borrowings, will be sufficient to meet the Company's presently projected cash and working capital requirements for the Company's next 12 months. Pending the use of the proceeds, the Company intends to invest the net proceeds in investment grade, interest bearing securities. See "Use of Proceeds."


     The Company currently has outstanding 244,826 options with exercise prices ranging from $3.37 to $5.05 and 356,549 warrants (including 225,397 1996 Warrants) with exercise prices ranging from $1.68 to $5.50. In the event that all of such options and warrants were exercised in full, the Company would receive approximately $2,442,000 in gross proceeds. Any proceeds from the exercise of options and warrants will be used for working capital purposes.


     In the event that less than all of the holders of the 12% Debentures decline to accept the Conversion Shares and demand payment in cash, the Company will be required to utilize cash proceeds of this offering for such payments. The Company would therefore be required to reallocate the net proceeds. See "Use of Proceeds."

     The Company is currently in discussions with several banking institutions with respect to obtaining a credit line facility for working capital and letter of credit purposes. These discussions are in the early stages and there can be no assurance that a line of credit will be obtained by the Company. The Company intends to continue these discussions following this offering.

EFFECTS OF INFLATION/SEASONALITY

     The Company's sales have not been adversely affected by inflation and does not believe inflation will be a material factor in its sales in the foreseeable future. The Company's purchase of component parts is likewise not effected by inflation at the present time.

     Due to the Company's limited sales history, it is difficult to conclude as to the effects of seasonality on the Company's sales. In addition, most of the Company's sales have historically been in international markets where seasons change at different times around the globe. The Company anticipates its domestic sales being somewhat affected by climate changes in the United States, such as higher sales during warmer months of the year and lower sales during the colder months, with the exception of the holiday season. But as discussed above, the Company's international presence will provide somewhat of a buffer to the effects of seasonality on its total sales.

RECENT ACCOUNTING PRONOUNCEMENTS

     In October 1995 the Financial Accounting Standards Board (the "FASB") issued its Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The provisions of SFAS 123 were adopted by the Company for the fiscal year ended December 31, 1996. Disclosures required by the Company's election may be found in Note 1 of Notes to Financial Statements.


     On March 3, 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." This pronouncement provides for the calculation of Basic and Diluted earnings per share which is different from the current calculation of Primary and Fully Diluted earnings per share. The pronouncement was adopted by the Company in fiscal 1997.


NEW ACCOUNTING STANDARDS NOT YET ADOPTED

     In June 1997, the FASB issued two new disclosure standards. The Company's results of operations and financial position will be unaffected by implementation of these new standards.

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130") establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

                                    BUSINESS

INTRODUCTION


     The Company develops, manufactures, distributes and markets an innovative, patented design of inline skates under the registered trademark Rollerball. The Rollerball skate differs from traditional inline skates (e.g. Rollerblades(R), Bauer(R), Ultra-Wheels(R), etc.) by offering the consumer a skate that has spherical-shaped wheels instead of the flat, disk-shaped wheels of traditional inline skates, resulting in enhanced performance. Since its incorporation in 1994, the Company's efforts have been focused upon designing, engineering and developing the Rollerball line of inline skates. The Company has been granted several United States and foreign patents which protect its innovative skateball designs and technology. Since its formation, the Company has expanded its product line to presently include 18 models of inline skates that appeal to a wide range of price and performance levels for use in recreational, fitness, hockey and aggressive skating. During the year ended December 31, 1997 the Company had sales for 9 of its models resulting in sales of approximately $2,023,000. The Company intends to commercially introduce the other 9 models during the first half of fiscal 1998. Rollerball also offers related accessories including helmets, safety pads and replacement parts. To date the Company has had limited sales which have been primarily to the international market. With the proceeds of this offering, the Company intends to aggressively market and sell its products in the United States.



     Rollerball's inline skates differ from traditional inline skates in appearance and in performance. The Company believes that its proprietary Rollerball skating system is the next generation of inline skates and the first major product innovation in inline skating since the introduction of the original Rollerblade(R) inline skate in the 1970's. Rollerball offers inline skates with unique patented spherical wheels that are slightly smaller than a tennis ball (70mm or 60mm in size) and are engineered to create support and balance when in contact with the skating surface. The spherical cross section of the Radial Skateball Technology(TM) provides a uniform, unchanging shape and a greater area of contact with the skating surface. Rollerball's design allows a skater to achieve levels of acceleration, balance and maneuverability greater than that which can be achieved by comparably priced traditional inline skates. Furthermore, because of these characteristics, the Company believes that its Rollerball skates enhance the experience of inline skating while providing a more stable, body-friendly platform which will appeal to all skaters from beginner to advanced. The Company believes these product features provide Rollerball with a skate superior to any other product commercially available and will enable Rollerball to compete with the major inline skate manufacturers both in the United States and worldwide.


STRATEGY


     The Company's primary goal is to become a leading developer and marketer of inline skates and accessories to the recreational/fitness segment through retail channels of distribution (specialty sporting goods stores, sporting goods stores, mass merchandisers and direct mail catalogues), as well as through direct response television (television home shopping channels/services and infomercials) throughout the world. The Company's secondary objective is to expand the distribution and sales of accessories and replacement parts and to aggressively seek out and establish licensing arrangements with third parties for the licensing of the Rollerball trademarks for use in clothing, toys and entertainment categories. The attainment of this secondary goal will, in management's opinion, support the Company's primary goal both by contributing licensing revenue to the Company, and by building consumer awareness of the Rollerball brand name. While the Company has had discussions with potential licensees, no agreements have been consummated and there can be no assurance that the Company's licensing efforts will be successful.


     The Company believes that a key factor in the Company's development is the continual design improvement and refinement of its products. Management expends significant time, effort and resources on the refinement of the Company's existing product line based upon its observations and research of market trends and competing products. The Company intends to continue to emphasize the unique design of its skateballs and the enhanced performance characteristics of its skates. The balance enhancement characteristics of the Radial Skateball Technology(TM) will also be emphasized by the Company to promote its products to inexperienced skaters, occasional recreational skaters, and skaters who would ordinarily not attempt inline skating.


     The Company's strategic business plan is to:

          1) Successfully penetrate the United States retail market through increased marketing and sales efforts aimed at generating distribution with the key sporting goods and mass merchandising distributors;

          2) Continue to expand upon its current international market base by engaging additional distributors and strategically expanding into the Canada, South America and Eastern European countries;

          3) Successfully complete the development, engineering and tooling of Rollerball's next generation of skates; and


          4) Provide marketing support to the expanding distribution and sales base of Rollerball inline skates and accessories by licensing the Rollerball trademarks in clothing and entertainment categories.



     The Company may also consider establishing licensing arrangements with third party specialty inline skate manufacturers and marketers whereby the Company may sublicense the marketing and distribution of certain of its products.


INDUSTRY BACKGROUND

     Roller skating first became popular in the United States in the 1930's, and the most common skate in use at that time was the traditional four wheel roller skate. Skating as an outdoor activity dramatically increased in popularity with the development of urethane wheels in the 1960's, which made skates more enjoyable for outdoor use.


     The inline skate market was created in the 1970's with the introduction of Rollerblade(R), the current dominant manufacturer of inline skates. Inline skates were originally sold primarily through specialty sporting goods retailers, at prices ranging from $100 up to $400, to cross-training athletes and as a summer training product for serious ice hockey players. According to the Sporting Goods Manufacturing Association ("SGMA"), sales of inline skates grew to more than $625 million in 1996. SGMA has reported that the sport now claims more than 30 million participants, and with respect to the number of participants, inline skating has surpassed other sports such as golf, baseball, tennis, bowling and downhill skiing in market size.



     The development and success of inline skates has dramatically changed the demographics of roller skating. Boys and girls, as well as men and women, now skate in nearly equal numbers. The inline skate has substantially replaced the four wheel skate throughout the marketplace. Management of the Company believes that roller skating, dominated now by inline skates, will continue to be a popular form of entertainment and exercise for many years to come.



     The inline skate market is composed of four distinct and key segments with manufacturers strategically positioning their products to meet the requirements of each segment. The market segments are: (1) recreational/fitness; (2) roller hockey; (3) aggressive (stunt and extreme skating); and to a lesser extent (4) speed skating. Based upon industry sales figures, the recreational/fitness segment accounts for 75% of sales; the roller hockey segment accounts for 8% of sales; the aggressive segment accounts for 16% of sales; and the speed skating segment accounts for 1% of sales. According to industry sales of inline skates, the recreational/fitness segment has the most participants and also offers the widest selection of skates. Roller hockey has demonstrated strong growth in recent years primarily as a function of the increase of participants in "street" hockey and the proliferation of roller hockey leagues and teams.


PRODUCT DESIGN, DEVELOPMENT AND ENGINEERING

     All the design, development and engineering of the Company's skate models is performed by the Company in Southern California. The production engineering of the skates is facilitated via a combination of in-house efforts and also in association with unaffiliated third parties in both the United States and in Asia. The Company does not yet design or manufacture the skate boots, which it purchases from third party vendors in Thailand, Taiwan and the People's Republic of China. The selection of the style, materials and quality of the boots and liners for each model is, however, under the strict supervision of the Company's management.


     The Company believes that the major performance advantages of the patented Rollerball skates over the competition's standard three, four or five wheel inline skates are enhanced stability, balance and control, combined with special acceleration and maneuverability features. The enhanced features result from the unique physical design of the Rollerball wheels, trade-named Radial Skateballs. The standard inline skate is able to achieve high speed in straight line skating, but requires a substantial adjustment in speed on curves to avoid accidents caused by the loss of wheel traction at extreme excursion angles, resulting in skidding and falling. Rollerball skates are not only able to accelerate quickly and achieve high speed in a straight line; but, because of the extended range of contact area available, Rollerball Radial Skateballs allow the skater to maintain greater velocity on curves with a reduced risk of losing control. Providing up to 300% more usable riding surface area than a typical inline skate wheel, the spherical-shaped wheels are specifically designed to provide high levels of balance and stability when contacting the skating surface, even at combined lean angles 20 degrees greater than the typical inline wheel. This greater lean angle capability provides the skater with maximum maneuverability since the skater can approach curves with a high degree of excursion -- almost a 45 degree angle -- which enables the skater to maintain velocity and execute difficult acrobatic stunts. The Rollerball skate products allow the skater to perform aggressive turning maneuvers more easily than that of any other type of inline skate. During high angle maneuvering and extreme bank angles, the Rollerball skate, due to the physics of its spherical wheel design, maintains uniform traction and limits slipping and skidding which enables a skater to make sharper turns under maximum control. Because of the Rollerball skates' enhancements in acceleration, balance and maneuverability, the Company believes it will appeal to all skaters.


                                   [graphic]

     Safety testing of the Company's products is performed by the Company, by independent testing laboratories and by the Company's third party manufacturers. All of the Company's products meet United States, Canadian and European safety regulations. The Company's third-party manufacturers are chosen for their ability to produce quality products based on the company's standards, and these manufacturers are required to monitor quality assurance.

     Although there have been only limited product sales to date, the Company has not experienced any significant product returns or complaints based upon the design, performance or quality of its products.

PRODUCTS

     The Rollerball product line is comprised of four groups which will facilitate a tiered marketing approach. The product lines are differentiated by price points, performance levels and target markets, retailer and consumer markets.

     The skates are produced with either two or four Radial Skateballs. The Radial Skateballs currently are manufactured in 2 size ranges and types: type 1-70MM diameter injection molded B.A.S.F. Elastollan(TM) TPU (thermopolyurethane) over a nylon core, and type 2-60MM diameter cold-cast urethane over polyurethane cores. The Company's 18 different models are differentiated by the number of Radial Skateballs (2 or 4), appearance and style, quality of bearings, and materials for the chassis and boots.


The four Rollerball skate product groups are:

     RB(R) -- six models of 2-70mm ball skates priced to retail from $59 to $89;


     GFX(3) and GFX(4)(R)/CARBON -- six models of 4-60mm ball skates with high-glass-content, carbon enhanced nylon chassis and ABEC-3 bearings and priced to retail from $90 to $149;


     G-FORCE(R) ALLOY -- four models of 4-60mm ball skates with 6000 series aircraft quality aluminum chassis and ABEC-3 bearings and priced to retail from $159 to $179; and

     AGGRESSIVE -- two models of 4-60mm ball skates aimed at the aggressive skate market with either high-glass content, carbon enhanced nylon chassis and ABEC-3 bearings or the 6000 series aircraft-quality aluminum chassis and ABEC-5 bearings, and priced to retail from $199 to $249.

MANUFACTURING AND ASSEMBLY


     The Company's current product lines and component parts are manufactured for the Company by unaffiliated third party vendors located in the United States, Taiwan, the People's Republic of China and Thailand. The skates are composed of three subassemblies: (i) the boot assembly (boot shell, liner and laces or buckles); (ii) the chassis (which is attached to the bottom of the boot); and (iii) the wheel assembly (the skateball, bearings and required axles and hardware for mounting the wheels to the chassis). The assembly of all two ball skate models occurs in the People's Republic of China and Thailand. Accessories are assembled in the People's Republic of China, Taiwan and/or Thailand. All final assembly for four ball skates is conducted in either Thailand or Southern California. The graphic design of all packaging is controlled by the Company in California and the printing of the packaging is performed in Hong Kong, the People's Republic of China, Taiwan or in the United States. The Company owns all the molds, dies and other tooling associated with manufacturing the chassis (skate trucks), the skateballs (wheels), safety brakes and wheel hardware components. The Company currently utilizes 8-10 different manufacturers for component parts and assembly.


     With the proceeds of this offering, the Company intends to design, engineer and tool several proprietary boot designs for its four ball skate product lines. The Company believes that this will result in less dependence upon third party manufacturers. Additionally, the Company will explore relocating the manufacture of more component parts to Mexico, Canada or the United States and may use proceeds of this offering to develop relationships with manufacturers in such locations.

     After assembly, the products are shipped to various FOB ("free on board") points: Hong Kong, Bangkok and/or the Company's Los Angeles warehouse. If the products are sold on an FOB Hong Kong, letter of credit basis, the merchandise for the specific customer is delivered to the customer's consolidator in Hong Kong. If the goods are to be shipped to the United States, the Company's Hong Kong agent assumes responsibility for all freight forwarding and traffic to the United States.


     The Company has entered into an agency agreement with LYI pursuant to which LYI acts as the Company's agent for purchasing from their known suppliers located in the People's Republic of China and Taiwan. LYI also has been retained, on a non-exclusive basis, as a sales representative for sales outside of America and Japan. For its services, the Company pays LYI a fee of 12% of the factory cost of the products and a sales commission ranging from 3% to 8% of net sales. The agreement with LYI is terminable by either party on 90 days prior written notice. During the fiscal years ended December 31, 1996 and 1997 the Company paid approximately $394,000 and $108,000, respectively to LYI. Of such payments, agency fees constituted $315,000 and $108,000 during these periods and the remaining fees were sales commissions. All agency fees are accounted for as costs of sales.

     The Company has entered into an oral sourcing agreement with PCL pursuant to which PCL will serve as the Company's agent for purchasing from skate component manufacturers in Taiwan and Thailand. PCL will act as an additional sourcing agent to the Company. For its services, the Company has agreed to PCL a fee of 3% to 6% (based upon the annual purchasing amounts) of the factory cost of the products for any services provided. The Company is negotiating a definitive agreement with PCL. There can be no assurance that the Company will be successful in these efforts.

     The Company believes that there are alternative third parties available to assist it in its sourcing in Asia and elsewhere in the world in the event that the PCL and/or LYI arrangements are terminated.

SALES AND MARKETING


     The Company's primary focus to date has been on designing and developing its product line with only limited efforts on marketing and sales. Primarily all of the Company's sales to date of two-ball skates have been in the international market. The Company has had only test sales of its four-ball skates. The Company currently sells its products through an international network of independent distributors and agents, and in certain cases, directly by senior management to the buyers and buying groups of certain retail accounts in 22 foreign countries. Three of the Company's largest customers represented 67% of total sales for the fiscal year ended December 31, 1996, and three customers, The Home Shopping Network ("HSN"), J.C. Penney and Carrefour France, accounted for 56%, 11% and 15%, respectively, of total sales for the year ended December 31, 1997. To date the Company has had approximately $3,600,000 of sales of its two ball skates to HSN which sales efforts are made directly with HSN by the Company's senior management without the use of any independent distributors or agents. Other sales to the United States market, which to date have been limited, are made through a national network of independent sales representative groups who sell through direct contact with buyers and retail accounts, and work under the management of the Company. These sales representative groups are paid on a standard, commission-only basis. During fiscal 1996 and 1997 the Company, accrued approximately $10,000 for sales commissions to Mr. James Hartnett, the Company's Secretary and Vice President.


     The Company intends to market its products to retail sporting goods chains, specialty sporting goods shops, mass and hypermarket merchandisers and through HSN in the United States. The Company's four-ball skate models will be distributed almost exclusively through retail sporting good chains and speciality sporting goods shops. Sales of the two-ball lines have been made to catalog houses in France, Germany and the United Kingdom and the product appeared in the J.C. Penney 1997 holiday catalog. The Company's marketing strategy emphasizes the unique design of the Rollerball skate, as well as its superior performance features which enable the skater to have increased control, balance, maneuverability with a strong price to value relationship. The Company also believes its product line affords retailers competitive profit margins which the Company uses to promote its products to retail merchandisers.

     Rollerball intends to offer retailers an integrated point of sale package comprised of product displays, in-store identification, sales information and a complete range of accessories and replacement parts, from helmets, pads and guards to wheels, bearings, hardware sets and full replacement chassis assemblies. The Company will also provide to the trade educational and technical support as well as teaching clinics on how to sell the Rollerball product line. For consumers, the Company intends to offer promotional programs providing skating instruction on techniques while reinforcing the advantages offered by Rollerball products.


     The Company advertises and promotes its inline skates through various marketing methods customary to the trade. Rollerball participates in all major national and international trade shows and exhibitions, and provides in-store merchandising videos, trade and consumer advertising, and inline skating promotions. The Company has formed its own "Team Rollerball", a group of skaters who demonstrate the product advantages of Rollerball skates as well as promote the sport of inline skating. Team Rollerball has held exhibitions throughout the world and several members of the team are seen regularly on HSN in its advertising and sales activities. With the proceeds of this offering, the Company's sales and marketing efforts will be significantly expanded.

     The Company's sales and marketing materials, including product positioning and demonstration videos, have been translated from English into several languages to facilitate the presentation of the Company's product lines to international buyers, buying groups, and to enhance public relations and in-store presentations.

PATENTS AND TRADEMARKS

     The Company has devoted considerable effort to protecting its Rollerball technology and trademarks throughout key world markets. The Company received United States utility Patent (No. 5,590,890) on January 7, 1997 covering the core technology for its Radial Skateball. The Company also has a United States design patent (D378115) on February 18, 1997 covering its GFX(R) design. The Company has also filed numerous other utility and design patent applications in the United States and certain other foreign countries. The "Rollerball" brand name is a registered trademark in the United States, Canada and several other countries with trademark applications under review in other markets and the new European Union registrations for countries not already covered by the current registrations. The Rollerball trademark cannot be registered in the People's Republic of China, Sweden and Argentina due to conflicting marks and has also been opposed in Chile. Trademark applications have been allowed for the Rollerball name in other market/business segments such as clothing, toys and entertainment (CD-ROM, comic books, video & broadcast television). The Company has filed for a 3-D trademark in Germany to cover the German market and has applied to extend this coverage to include all of the European Union countries. This type of trademark protection extends to the overall "shape" and "look" of the product(s) covered by the application.


     The Company has recently received correspondence from MGM, a motion picture entity which alleged that the Company's use of the name "Rollerball" infringed upon MGM's alleged rights in the name "Rollerball" which was the name of a 1975 film produced by MGM. The Company was granted a United States trademark for the Rollerball name in 1995 with respect to, among other things, in-line skates and related products. Based upon advice of counsel, the Company does not believe that MGM has any such rights in the name and intends to vigorously defend itself against MGM's allegations. Although neither party has commenced litigation in this matter, there can be no assurance that the dispute will not result in litigation. In the event that litigation results, the Company can be expected to incur significant costs to defend itself. Based upon advice of counsel, the Company believes that it has strong and meritorious defenses to the claims of MGM.


     The Company believes that by initiating this legal protection in product categories other than skates and accessories, it is building a strong marketing tool that can be exploited through licensing arrangements or internal developments. There can be no assurance that any application by the Company to register any additional trade names and trademarks used by the Company will be approved and/or that the right to the use of any such trademarks outside of their respective current areas of usage will not be claimed by others. There can be no assurance as to the extent of the protection that the Company will obtain as a result of having such trademarks registered or that the Company will be able to afford the expenses of any complex litigation which may be necessary to enforce its trademark or license rights. Failure of the Company to successfully enforce license and trademark rights may have a material adverse impact on the Company's business.

ROYALTY AGREEMENTS


     The Company has certain contractual commitments to pay royalties to four individuals who had assisted the Company in obtaining its Radial Skateball Technology(TM). Under the current agreements, the Company has agreed to pay Messrs. Giuseppe Consarino and Steve Kimmel each a royalty of 1% of net sales, except sales based on a letter of credit, and .6% of net sales based on a letter of credit. Mr. Consarino's royalty payment can not exceed a maximum of $350,000 in any fiscal year. Mr. Forcelledo has had a royalty agreement with the Company which provides for a 3% royalty on net sales which royalty Mr. Forcelledo has agreed to terminate effective January 1, 1997. During the fiscal years ended December 31, 1996 and December 31, 1997, the Company incurred expenses of $167,068 and $10,446 with respect to these royalty agreements. Messrs. Giusseppe Russo, Franco Rosso and Ettore Carenni, the originators of the Radial Skateball, are entitled to an aggregate royalty of 2.5% of the cost of goods sold, after certain deductions including expenses for patent and trademarks. Mr. Franco Rosso also receives a consulting fee of $4,000 per month. To date, no royalty payments have been paid to Messrs. Giusseppe Rosso, Franco Rosso and Ettore Carenni, nor have any accrued, as a result of these deductions which equalled approximately $2,000,000 as of December 31, 1997. The agreements require the royalties to be paid in perpetuity; however, the terms of the agreements with Mr. Consarino, Mr. Rosso and Mr. Kimmel provide that their royalty payments may be reduced pro rata to any reduction in royalty payments agreed to by the other party in connection with a public offering by the Company. Mr. Kimmel has agreed to reduce his royalty payment by 50%. The Company intends to reduce the royalty payments to Messrs. Giusseppe Rosso, Franco Rosso, Ettore Carenni and Consarino by a similar amount. Although the Company believes that it has the right to unilaterally reduce the amount of the royalties based upon the terms of the agreements, there can be no assurance that the parties to these agreements will not instigate litigation against the Company.


COMPETITION


     The market for the Company's products is highly competitive and the Company anticipates competition to continue to be intense in the foreseeable future. This competition is direct (i.e., companies that make similar products) and indirect (i.e., companies that participate in the sporting goods and accessories market, but are not direct competitors of the Company). The Company competes with major inline skate manufacturers such as Rollerblade(R), Bauer(R) First Team Sports(R), Roller Derby(R), Variflex(R), California Pro(R) and K2(R). Most of the Company's competitors have significantly greater financial, technical, manufacturing and marketing resources, and broader name recognition than the Company.



     The Company intends to compete in the inline skate market by offering a unique skate design that provides superior performance. The Company believes that the Rollerball skates' enhanced capacity for acceleration, balance and maneuverability will increase the fun of inline skating while providing a more stable, body-friendly platform appealing to all skaters from the beginner to advanced.


GOVERNMENT REGULATION

     Certain of the Company's products are subject to regulation by the CPSC, and may therefore be subject to recall requested by the CPSC. In addition, the Company may be required to change or modify its current or future products in order to comply with the CPSC's rules or other rules and regulations related to the safety of its products or any future rules or regulations. In the event the Company is required to modify or change its products, it may incur substantial additional costs related to design and manufacture, and may incur significant down-time in being able to produce inventory for sale, all of which could have a material adverse effect upon the Company. The Company is not aware of any current proceeding by the CPSC which would result in the recall of the Company's products. A recall of the Company's products could result in significant expenses to the Company. There can be no assurance that the Company will have the necessary funds available to it to conduct any recall or that if conducted, it will have funds available for its continued operation.

FACILITIES


     The Company leases approximately 1,600 square feet for the Company's principal office in Los Angeles, California pursuant to a two year lease agreement at an aggregate monthly rent of $3,750 per month. The Company also leases from time to time an additional 1,300 square feet at a cost of $3,000 per month at the same location as its principal offices. This additional space is leased only as the Company's needs require. The Company also leases, on an as needed basis, warehouse and assembly space at a separate location in Los Angeles, California on a month-to-month basis pursuant to an oral agreement. The warehouse and assembly space constitutes approximately 8,000 square feet and has a rental expense of approximately $3,900 per month. The Company will consider, as its requirements dictate, moving to new executive and administrative offices after the conclusion of this offering and also intends to secure additional warehouse space. Although these new facilities have not been identified as of the date hereof, the Company believes that suitable facilities at reasonable rental costs will be available.

EMPLOYEES

     To date, the Company has operated with a limited full time staff and has outsourced its manufacturing, assembly and distribution requirements. This business strategy enabled the Company to maintain a low overhead and conserve capital. After the conclusion of this offering, the Company intends to establish a larger full time staff of administrative and technical personnel. At the present time, the Company has seven full-time employees.

LEGAL PROCEEDINGS


     The Company is not presently a party to any material litigation, nor does it have knowledge of any threatened or pending material litigation except as disclosed below.



     See "-- Patents and Trademarks" above for information regarding a possible dispute between the Company and MGM regarding the Company's use of the name Rollerball.



     In January 1998 Toys "R" Us-Delaware, Inc., a toy merchandiser, instituted a suit to collect the sum of $69,000 from the Company. The plaintiff alleges that the Company owes the money as a result of the settlement of certain disputes and that the Company has failed to timely make previously agreed upon payments. The suit is entitled Toys "R" Us-Delaware, Inc. v. Rollerball International, Inc. (Case No. BC184762) and has been brought in the Los Angeles Superior Court, Los Angeles, CA. The Company has agreed to pay the $69,000 within 60 days of the close of the offering and intends to use a portion of the proceeds of this offering to pay the amount owed.

                                   MANAGEMENT
EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below is information concerning the current officers and three directors and two prospective directors of the Company. The Company expects that the two additional directors, both of whom are identified in the table below, and neither of whom are or will be employees of the Company, will be elected to the Board of Directors upon consummation of this offering.

     The officers and directors of the Company are as follows:


                NAME                   AGE                   OFFICE
                ----                   ---                   ------
Jack Forcelledo......................  56     Chairman of the Board, Chief
                                              Executive Officer and President
Arthur Dale Baker....................  45     Vice President, Design and
                                              Development
James T. Hartnett....................  38     Vice President, Administration and
                                                Secretary
Kenneth Teasdale.....................  27     Chief Financial Officer
Elizabeth Forcelledo.................  53     Director
Lawrence Stumbaugh...................  57     Director
John T. Botti........................  33     Director (designee)
Michael Katz.........................  55     Director (designee)



     Jack Forcelledo is the founder of Rollerball International Inc., and has been Chairman, President and Chief Executive Officer of the Company since its inception in 1994. Mr. Forcelledo has more than twenty-eight years of management experience in both domestic and international consumer products with Fortune 500 companies and entrepreneurial ventures. From 1988 through 1994 Mr. Forcelledo was a private investor and operated the Forcelledo Marketing Group, an unincorporated entity, and conducted certain pre-incorporation activities of the Company. From 1981 to 1988, he was President of Matchbox International and Vice Chairman of the Board of Universal Matchbox (Toys) Group, Ltd., a New York Stock Exchange traded company. From 1969 to 1981, Mr. Forcelledo served in various marketing capacities with Mattel Toys, Ralston Purina and Keebler Foods and was responsible for the management, development and marketing of several internationally recognized products including breakfast cereals, pet foods, snack/cracker and toy products. Mr. Forcelledo holds Bachelor of Arts, Bachelor of Journalism and a Masters of Arts degrees from the University of Missouri.


     Arthur Dale Baker has served as the Company's Vice President of Design and Development since its inception. From June 1991 to March 1994 Mr. Baker was the owner and President of Arthur Baker Design, a private design firm. Mr. Baker has over twenty years of experience in industrial design and engineering, specializing in transportation products, automotive products and sporting goods such as skates, surfboards, boogie boards and skateboards. From May 1989 to June 1991, he was Director of Design and Engineering for Senter Engineering. Mr. Baker holds a Bachelor of Fine Arts and Master of Arts degrees from the University of Tulsa and is a graduate of the Art Center College of Design in Pasadena, California.


     James T. Hartnett has been employed by the Company as a planning and financial consultant since its inception and he has served as the Company's Vice President of Administration and Secretary since March 1997. From 1988 to March 1997, Mr. Hartnett was the owner and president of Norstar Consulting Services. Prior to such time, from 1981 through 1985, Mr. Hartnett was employed as a senior consultant at Price Waterhouse. From 1986 through 1988, Mr. Hartnett was employed as the Director of Finance at The Coulter Group. Mr. Hartnett is a graduate of the University of Notre Dame where he received Bachelor of Business Administration and the University of Southern California with a Master of Business Administration degree.



     Kenneth Teasdale joined the management team as the Company's Chief Financial Officer in September 1997. From January 1994 to September 1997 Mr. Teasdale was employed at Grobstein, Horwath & Company LLP during which time Mr. Teasdale was employed in various capacities culminating in the position of Senior Accountant. From September 1991 through January 1994 Mr. Teasdale was employed as an accounting assistant at For Windows Only, a privately held Company. Mr. Teasdale is a Certified Public Accountant and a graduate of California State University, Northridge where he received a Bachelor of Science degree in Accounting.

     Elizabeth Forcelledo has been a director of the Company since its inception in 1994. From 1988 to 1994 Ms. Forcelledo was a private consultant to the television industry and involved in several entrepreneurial ventures. From 1986 to 1988 Mrs. Forcelledo was a creative consultant to the ABC Television Network and the Lifetime Network. From 1981 to 1985, she served as Vice President of Program Development for the ABC Television Network owned and operated television stations. She has more than twenty-six years of experience in producing, creating, writing, and consulting for various TV talk/information programs including Live with Regis and Kathy Lee, AM Los Angeles, the Entertainment Tonight Pilot, AM New York, and The Vidal Sassoon Show. Ms. Forcelledo attended Notre Dame College and St. Louis University.


     Lawrence Stumbaugh has been a director of the Company since October 24, 1997. Mr. Stumbaugh is the President and Chief Executive Officer of Sercap Holdings LLC, a privately held company, a position he has held since June 1997. Mr. Stumbaugh serves as the designee of Sercap Holdings LLC. From January 1996 to June 1997 Mr. Stumbaugh was President and Chief Executive Officer of Eliassen Group, Inc., a privately held corporation. From June 1991 to January 1996 Mr. Stambaugh served as President and Chief Executive Officer of Lawmark International Corporation, a privately held holding corporation. Prior to such time, from October 1980 to June 1991, Mr. Stumbaugh was President and Chief Executive Officer of Team Services, Inc., a temporary employment and facilities staffing company. From 1968 to 1980 Mr. Stumbaugh served in various capacities at Norell Corporation and Anthony Kane Associates, Inc., respectively. Mr. Stumbaugh is the Chairman of the Board of Trustees of Faulkner University, a position he has held since October 1992. From January 1975 to January 1991 Mr. Stumbaugh served as a Senator in the Georgia State Senate. Mr. Stumbaugh holds a Bachelor of Science degree from David Lipscomb University.


     John T. Botti, director designee, has served as President, Chief Executive Officer and Director of Bitwise Designs, Inc., a Nasdaq SmallCap listed company, since its formation in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute with a B.S. degree in electrical engineering with a concentration in computer systems design and a Master of Business Administration degree.

     Michael Katz, director designee, is an executive consultant to the interactive software and multi-media industry. Since 1994 Mr. Katz has been President of Michael Katz and Associates, a private consulting firm to the interactive software and multimedia industry. Mr. Katz has been on the Board of Directors of TimeSink Inc. since 1996. From 1996 to 1997 Mr. Katz was also the Non-Executive Chairman of the Board of Directors of Entertainment On-line US, the privately held United States division of a United Kingdom on-line game network company. From 1990 to 1994 Mr. Katz was a private consultant to and investor in the video game industry and the President of the consumer division of Triox Technologies, Inc. From 1989 to 1990 Mr. Katz was President of Sega of America. From 1985 through 1989 Mr. Katz was President of the video game division of Atari, Inc. From 1979 through 1983 Mr. Katz was a vice president of marketing at Coleco Industries. Mr. Katz was marketing director of new product categories at Mattel Toys from 1975 to 1979. Mr. Katz holds a Bachelor of Arts from Cornell University and a Masters of Business Administration from Columbia Business School.

     The director designees will be appointed to the Board of Directors on or shortly following the Effective Date. Mr. Stumbaugh was appointed to the Board of Directors in October 1997 as the designee of Sercap Holdings LLC. Pursuant to the terms of the agreements governing the 1997 Loan received by the Company in October 1997, Sercap Holdings has the right to have a designee on the Company's Board of Directors. Mr. Stumbaugh will serve on the Board of Directors as a Class 3 director whose term will expire at the 1998 Annual Meeting of Stockholders.

     The number of directors comprising the entire Board of Directors is such number as determined in accordance with the By-Laws of the Company. The Company's By-Laws provide that the number of directors shall be not less than three nor more than eleven. Prior to the Effective Date, the Company's Amended and Restated Certificate of Incorporation will provide the Company with a classified or "staggered" Board of Directors. The classified or "staggered" Board of Directors will be comprised of three classes of directors elected for initial terms expiring at the year 1998, 1999 and 2000 annual meetings of stockholders. Thereafter, each class will be elected for a term of three years. By reason of the classified Board of Directors, one class of the Board comes up for re-election each year. Any further amendment to the Company's Certificate of Incorporation affecting the classified Board may only be adopted upon the affirmative vote of not less than 66 2/3% of the issued and outstanding shares entitled to vote thereon. Officers serve at the discretion of the Board of Directors of the Company. There are no family relationships among any of the officers or directors except that Elizabeth Forcelledo is the wife of Jack Forcelledo.



     Upon the Effective Date, the Board of Directors will be comprised of five persons. Mr. Forcelledo will serve as the Class 1 Director to serve for a term of three years until the 2000 annual meeting of stockholders; Mr. Botti and Mrs. Forcelledo will serve as Class 2 Directors to serve for a term of two years until the 1999 annual meeting of stockholders; and Mr. Katz and Mr. Stumbaugh will serve as the Class 3 Directors to serve for a term of one year until the Company's 1998 annual meeting of stockholders. Thereafter, each class of directors standing for re-election shall be elected for a term of three years. Pursuant to the listings maintenance policies of the Nasdaq SmallCap Market, the Company's present Board of Directors must include at least two (2) independent directors. Upon the Effective Date, the Company's independent directors will be Messrs. Katz, Botti and Stumbaugh.


EXECUTIVE COMPENSATION

  Summary of Cash and Certain Other Compensation


     The following provides certain information concerning all plan and non-plan compensation awarded to, or paid by the Company during the years ended December 31, 1997, 1996 and 1995 for Mr. Jack Forcelledo, the sole executive officer during such periods. No other officer or director received compensation equal to or in excess of $100,000 during such periods.


                           SUMMARY COMPENSATION TABLE


                                                                                  LONG TERM COMPENSATION
                                                                                          AWARDS
                                                                                 ------------------------
                                                                                                 NO. OF
                                                                                               SECURITIES
                                          ANNUAL COMPENSATION                    RESTRICTED    UNDERLYING
                                FISCAL    -------------------    OTHER ANNUAL      STOCK        OPTIONS/
 NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS     COMPENSATION     AWARD(S)      GRANTED
 ---------------------------    ------    ---------    ------    ------------    ----------    ----------
Jack Forcelledo Chairman,.....   1997     $160,000       $0        $     0            0             0
  President and Chief            1996     $100,000(1)    $0        $88,448(2)         0             0
  Executive Officer              1995     $100,000(1)    $0        $73,041(2)         0             0


---------------

(1) Represents accrued and unpaid salary. Upon closing of this offering, Mr. Forcelledo will be paid $150,000 of the accrued salary. At December 31, 1997, Mr. Forcelledo was owed approximately $231,800 in accrued salary. The remainder of accrued salary ($81,800) will be paid during the term of his employment agreement as the Company's business and income allow and subject to the consent of the Board of Directors; provided, however, the accrued salary shall not be paid within 18 months of the date of this Prospectus without the consent of the Board of Directors and the Underwriter.


(2) Reflects royalty payments under Mr. Forcelledo's royalty agreement which has been terminated as of January 1, 1997.

Stock Options

     No stock options were granted during the last fiscal year to Mr. Forcelledo, the named executive officer of the Company.

  Aggregated Option/SAR Exercises



     The following table contains information with respect to the named executive officer concerning options held as of the fiscal year ended December 31, 1997.



                                                                                       VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                               SHARES                         OPTIONS AS OF               AT DECEMBER 31,
                             ACQUIRED ON     VALUE          DECEMBER 31, 1997                 1997(1)
           NAME               EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
           ----              -----------    --------    -------------------------    -------------------------
Jack Forcelledo............    0             0              64,653/0    (2)              137,711/0


---------------
(1) Assuming a market value of $5.50 per share.


(2) The options were granted in April 1994. The five year options have an exercise price of $3.37 per share. See "Employment Agreements." Does not include options to purchase 300,000 shares to be granted on the Effective Date pursuant to Mr. Forcelledo's employment agreement which will be entered into on or about the Effective Date of this offering and be deemed effective January 1, 1997. The options will have an exercise price equal to the initial offering price of the Shares. The options include both incentive and non-incentive stock options. See "Stock Option Plans."


COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any fee in addition to their regular salary for serving on the Board of Directors. Non-employee directors will not receive cash renumeration but will be eligible to participate in the Director Plan. Non-employee directors upon consummation of this offering will receive options to purchase 10,000 shares exercisable at the initial offering price of the Shares. Additionally, on the anniversary date of their service, each non-employee director will receive an additional 10,000 options with an exercise price at the then current market price of the Common Stock. Directors will be reimbursed for travel expenses for attendance at any meeting of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     As of the closing of this offering, the Board of Directors will establish an audit committee ("Audit Committee"), comprised of the three independent directors Messrs. Botti, Stumbaugh and Katz. It is anticipated that the Audit Committee will be responsible for reviewing the Company's internal accounting policies and procedures as well as the scope of the work performed by the Company's independent auditors, including implementation of any recommendations made by the Company's independent auditors.

     The Board of Directors shall also establish a compensation committee ("Compensation Committee") consisting of Messrs. Stumbaugh and Katz. The Compensation Committee will be responsible for the negotiation, review and approval of the compensation of senior executives of the Company. The Compensation Committee will also be responsible for administration of the 1994 Employee Plan and the Director Plan.

EMPLOYMENT AGREEMENTS

     The Company has entered into a four-year employment agreement with Jack Forcelledo commencing January 1, 1997, which will expire in December 31, 2000 pursuant to which Mr. Forcelledo shall serve as Chairman, President and Chief Executive Officer. Pursuant to the terms of the agreement, Mr. Forcelledo will receive a base salary of $160,000 for fiscal year 1997 with annual increases up to a base salary of $235,000 in year 2000. Mr. Forcelledo is entitled to bonus payments commencing in fiscal year 1998. In the event the Company has net income after taxes of $750,000 during fiscal 1998, Mr. Forcelledo will be entitled to a bonus of 7% of net income plus 10% of any amount above $750,000. In the event the Company has net income after taxes of $1,650,000 during fiscal 1999, Mr. Forcelledo will be entitled to a bonus of 7% of net income plus 10% of any amount above $1,650,000. In the event the Company has net income after taxes of $2,400,000 during fiscal 2000, Mr. Forcelledo will be entitled to a bonus of 7% of the net income plus 10% of any amount above $2,400,000.

     Mr. Forcelledo will also receive five year stock options to purchase 300,000 shares vesting in increments of 75,000 shares per year commencing on the date of this Prospectus. Only a portion of these options will qualify as incentive stock options In the event of Mr. Forcelledo's death or disability which prevents him from performing his duties, all unvested options shall immediately vest. The options will have an exercise price equal to the offering price of the Shares and be granted under the Company's 1994 Employee Plan.


     Pursuant to the terms of his employment agreement, Mr. Forcelledo terminated certain royalty rights which he was granted in connection with the transfer of the Radial Skateball Technology(TM) to the Company. The technology which was transferred resulted in the Company's now patented technology. Under the terminated royalty agreement, Mr. Forcelledo was entitled to payments equal to 3% of net sales.


     In addition, Mr. Forcelledo is provided with the Company's standard health and other benefits and a policy of life insurance in the amount of $500,000 payable to a beneficiary to be named by Mr. Forcelledo. He also receives an automobile allowance of $500 per month and reimbursement for expenses incurred on behalf of the Corporation and in connection with the performance of his duties. Additionally, Mr. Forcelledo will receive a one-time payment of $150,000 out of the proceeds of the offering which represents partial payment of $231,800 of accrued salary through December 31, 1997. Mr. Forcelledo will receive the remainder of the accrued salary ($81,800) during the term of the employment agreement as the Company's business and income allow and subject to the consent of the Board of Directors; provided, however, the accrued salary shall not be paid within 18 months of the date of this Prospectus without the consent of the Board of Directors and the Underwriter.


     The agreement also contains certain provisions regarding severance payments to Mr. Forcelledo in the event of the termination of his employment prior to the expiration of the term for (i) a "Change in Control" or (ii) termination without "cause" or (iii) in the event that the Company declines to offer Mr. Forcelledo a new employment agreement upon terms at least equal to the expired agreement at the end of his employment term. A "Change of Control" is defined to mean any of the following events: (i)(x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 13(d)(2) of the Exchange Act, who is not a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Common Stock on the date of the Agreement, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A Change of Control shall not include any sale of securities in this offering, the conversion of convertible securities outstanding at the Effective Date, the exercise of any right to designate a director arising under the underwriting agreement executed in connection with this offering, or the expansion of the Board of Directors with the consent of Mr. Forcelledo. Upon the occurrence of a "Change of Control", Mr. Forcelledo will be entitled to receive a lump sum severance payment equal to three times the annual salary for the previous year. Mr. Forcelledo may be terminated "for cause" which includes theft or fraud and certain other acts and in such event, in which event he will not be entitled to any severance payment.

     Effective August 18, 1997, the Company entered into a one-year employment agreement with Mr. Teasdale, its Chief Financial Officer. Pursuant to the terms of the agreement, Mr. Teasdale receives an annual salary of $75,000. Mr. Teasdale will also receive, on the Effective Date, five-year options to purchase 20,000 shares of Common Stock at an exercise price equal to the offering price of the Shares. The agreement also provides for Mr. Teasdale to receive a car allowance and medical and insurance benefits as are provided to the Company's employees. In the event Mr. Teasdale's employment is terminated by the Company prior to the expiration of the term, Mr. Teasdale is entitled to receive severance equal to the greater of (i) the compensation due him for the remainder of the term or (ii) six month's compensation.

STOCK OPTION PLANS

  1994 Employee Plan


     In September 1994, the Company adopted the 1994 Employee Plan. The 1994 Employee Plan provides for the grant of options to purchase up to 750,000 shares of the Company's Common Stock. Under the terms of the 1994 Employee Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify ("NSOs"). As of December 31, 1997, the Company had reserved 244,826 shares for outstanding options under the 1994 Employee Plan.


     The 1994 Employee Plan will be administered by the Compensation Committee which will have the discretion to determine the eligible employees to whom options will be granted, the exercise period, exercise price and vesting schedule of each option, the number of shares subject to each option, and whether an option will be an ISOs or NSOs. The Compensation Committee shall have full authority to interpret the Plan and to establish and amend rules and regulations relating thereto. The Compensation Committee or the full Board of Directors may also grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.


     Under the 1994 Employee Plan, and in order to qualify as an ISO under the Code the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 1994 Employee Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of NSOs options may be less than such fair market value but in no event shall the exercise price of NSOs be less than 85% of the fair market price on the date of grant. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The "fair market value" of a share of Common Stock will be (i) the closing price if the Common Stock is traded on a national securities exchange, or (ii) the closing Nasdaq SmallCap Market bid price, or (iii) if the Company's Common Stock is not quoted on the Nasdaq SmallCap Market, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or (iv) if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.


     Unless sooner terminated, the Plan will expire in September 2004.

  Director Plan


     In December 1997, the Board of Directors adopted the Director Plan which will be approved by a majority of the Company's stockholders prior to the Effective Date. The Director Plan provides for issuance of a maximum of 100,000 shares of Common Stock upon the exercise of stock options granted under the Director Plan. Options may be granted under the Director Plan until July 2007 to
(i) non-executive directors as defined (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries and (iii) consultants. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 10,000 shares of Common Stock, upon joining the Board of Directors, and on each October 1st thereafter, provided such person has served as a director for the 12 months immediately prior to such October 1st. Similarly, each eligible member of an advisory board will receive, upon joining the advisory board, and on each October 1st thereafter, an option to purchase 1,000 shares of the Company's Common Stock, providing such person has served as a member of the advisory board for the previous 12 month period. The Company has not established any advisory board and has no present plans to create any advisory board. The Company has no plans to issue options under the Director Plan to consultants at this time.

     The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. The "fair market value" will be the (i) the closing price of a share of Common Stock if the Common Stock is traded on a national securities exchange or (ii) the closing bid price as reported by the Nasdaq SmallCap Market, or (iii) if the Company's Common Stock is not quoted on the Nasdaq SmallCap Market, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or (iv) if the Common Stock is not listed on or quoted by any of the above by the Board of Directors acting in good faith. Until otherwise provided in the Director Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of Common Stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan will be administered by the Compensation Committee. The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.


     No options have been granted under the Director Plan. The Director Plan will expire in December 2007.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information, as of March 5, 1998 with respect to the Company's Common Stock owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, each director and designees, the named executive officer, and all other executive officers and directors as a group. The information herein gives effect to the surrender and cancellation of 600,000 shares of Common Stock by Mr. Jack Forcelledo. As of March 5, 1998 there were 2,683,568 shares of Common Stock issued and outstanding.



                                                                    AMOUNT AND
                                                                    NATURE OF    PERCENTAGE   PERCENTAGE
                                                                    BENEFICIAL     BEFORE        AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER     POSITION WITH COMPANY(1)  OWNERSHIP(2)   OFFERING    OFFERING(3)
------------------------------------     ------------------------  ------------  ----------   -----------
Jack Forcelledo(4).....................  Chairman of the Board,       1,159,318       46%        25.4%
                                           President, Chief
                                           Executive Officer
Kenneth Teasdale(5)....................  Chief Financial Officer         20,000        0%           0%
Elizabeth Forcelledo(4)................  Director                     1,159,318       46%        25.4%
Lawrence Stumbaugh(6)..................  Director                       215,151      7.8%         4.5%
  c/o 3535 Redmont Road N.E.
       Suite 440
       Atlanta, GA 30305
John T. Botti..........................  Director (designee)                  0        0            0
  c/o Bitwise Designs, Inc.
       Technology Center
       Schenectady, NY 12306
Michael Katz...........................  Director (designee)                  0        0            0
  One San Rafael Avenue
       Tiburon, CA 94920
Sercap Holdings LLC(6).................                                 215,151      7.8%         4.5%
  c/o 3535 Piedmont Road N.E.
       Suite 440
       Atlanta, GA 30305
All Officers, Directors and Designees                                                   %            %
  as a Group (6 persons)(3)(4)(5)(6)...                               1,394,469     50.2           30


---------------
(1) Unless indicated, all addresses are c/o the Company at 9255 Doheny Road, Suite 2705, Los Angeles CA 90069.

(2) Each person listed has sole voting and investment power over the shares listed as beneficially owned unless otherwise indicated.

(3) Includes issuance of the Conversion Shares, Bridge Shares and 1997 Loan Shares.

(4) Includes 1,159,318 shares of Common Stock owned jointly by Mr. Forcelledo and Mrs. Forcelledo. Does not include five year options to purchase 64,653 shares with an exercise price of $3.37 per share which were granted in April 1994 and five year options to purchase 300,000 shares with an exercise price equal to the public offering price of the shares which will be granted on the Effective Date.

(5) Mr. Teasdale will receive on the effective date five year options to purchase 20,000 shares of Common Stock at an exercise price equal to the public offering price of the Shares.

(6) Mr. Stumbaugh is a Selling Stockholder and as such has the right to receive 6,060 Conversion Shares. Mr. Stumbaugh is a controlling person (as defined under the Securities Act) of Sercap Holdings LLC which has the right to acquire 206,061 shares of Common Stock under the terms of the 1997 Loan. Mr. Stumbaugh also owns 3,030 1996 Warrants which have an exercise price equal to the initial public offering price of the Shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1994, in connection with the founding of the Company, the Company issued 2,351,158 shares of Common Stock to Jack Forcelledo, the Company's Chairman of the Board and Chief Executive Officer, and Elizabeth Forcelledo, his wife. During 1994, Mr. Forcelledo sold or gifted an aggregate of 591,840 shares to certain individuals including 178,271 shares of Common Stock transferred to Anthony Forcelledo, a former director of the Company and the brother of Jack Forcelledo, and 178,271 shares of Common Stock transferred to Victoria and Walter Nelson. Victoria Nelson is the sister of Elizabeth Forcelledo, a director of the Company. The foregoing shares were issued to Mr. Jack Forcelledo for nominal consideration.

     Mr. Jack Forcelledo has agreed to surrender for cancellation 600,000 shares of Common Stock on the Effective Date assuming the offering is consummated.

     In March 1995, April 1995 and March 1996 the Company received an aggregate of $148,000 principal amount loans from Jack Forcelledo and his spouse, Elizabeth Forcelledo. The loans bore interest at 12% per annum. Prior to June 30, 1997, the loans had been repaid in full.

     The Company and Jack Forcelledo had previously entered into a royalty agreement whereby Mr. Forcelledo received a royalty equal to 3% of net sales of the Company's products; provided, however, with respect to sales generated by letter of credit, the royalty fee was 1.8%. Mr. Forcelledo has agreed to terminate his royalty agreement effective January 1, 1997 and waive any amounts due.


     From December 1994 through May 1995 the Company received loans in the total principal amount of $125,000 from Mr. Virgil Wenger, a former officer and director of the Company. The loans bear interest at 12% per annum and are due upon demand. As of December 31, 1997 the amount due to Mr. Wenger for principal and interest was approximately $115,000. The Company intends to use a portion of the proceeds from this offering to repay the loans in full. See "Use of Proceeds." In connection with the making of these loans to the Company, Mr. Wenger received an aggregate of 18,570 five year options at an exercise price of $3.37 per share. The options were granted as of the date of the loans.



     The Company has received loans from Mr. Anthony Forcelledo in the aggregate principal amount of $60,000 in the last three years. The loans bear interest at 12% per annum and are payable upon demand. At December 31, 1997 the total amount of principal and interest due Mr. Anthony Forcelledo was approximately $65,000. The Company intends to use a portion of the proceeds from this offering to repay these loans. See "Use of Proceeds." In the making of these loans to the Company, Mr. Forcelledo received an aggregate of 7,874 five year options at an exercise price of $3.37 per share. The options were granted as of the date of the loans.



     In October 1997 the Company received the 1997 Loan in the principal amount of $1,000,000 from Sercap Holdings LLC of which Mr. Lawrence Stumbaugh is a principal and officer. Mr. Stumbaugh is a director of the Company. The terms of the agreements governing the 1997 Loan provide that Sercap Holdings LLC has the right to have a designee on the Board of Directors of the Company. Mr. Stumbaugh was appointed to the Board of Directors in October 1997 and will serve as a Class 3 director until the 1998 Annual Meeting of Stockholders. The 1997 Loan is represented by two notes of $400,000 principal amount and of $600,000 principal amount, respectively. The 1997 Loan bears interest at 12% per annum. See "Management's Discussion and Analysis", "Management" and "Concurrent Sales."



     During 1994 the Company utilized the services of Anthony Forcelledo for which it had accrued an expense of $31,000. The accrued expense was paid in fiscal 1997. Additionally, since 1994 the Company has utilized the services of Mrs. Nelson as a consultant. These individuals provided sales and marketing services to the Company. Mrs. Nelson was paid $30,000 and $31,000 for her services during fiscal 1996 and 1997, respectively.



     Except as provided herein, the Company has not entered into any material transactions or series of similar transactions with any director, executive officer, any shareholder owning 5% or more of the Company's Common Stock or any affiliates of any of the foregoing. It is the Company's policy that all transactions in which an officer, director, a 5% shareholder or affiliate has a personal interest (i) will be approved by the majority of independent and disinterested directors and (ii) must be on terms no less favorable to the Company that could be obtained in arms-length negotiation with non-affiliated parties. With respect to any such proposed transactions the Company will provide its counsel or independent counsel to its independent directors at the Company's expense. The Company will maintain at least two such independent directors on its Board of Directors. At the time the above transactions were initiated, the Company lacked sufficient disinterested independent directors to approve or ratify the transactions.

     For information concerning employment agreements with, and compensation of, the Company's executive officers and directors, see "Management -- Employment Agreements."

                                CONCURRENT SALES


     The holders of the Selling Stockholder Shares have the right to require that these shares be included in any registration statements filed by the Company. The rights were granted to the Selling Stockholders in privately negotiated arms length transactions evidenced by written agreements. All of the Selling Stockholder Shares are being registered under the Securities Act as part of the registration statement of which this Prospectus forms a part. All of these shares will be freely tradeable (assuming exercise of any applicable convertible security) on the date of this Prospectus. The Selling Stockholders have agreed, however, pursuant to the Lockup Agreements, not to offer, sell or transfer any Selling Stockholder Shares for a period of six months from the date hereof without the prior written consent of the Underwriter. The Underwriter may consent to the sale of any or all of such shares at any time at its discretion. No predictions can be made as to the effect, if any, that sales of Selling Stockholder Shares or the availability of such shares for sale will have on the market price of the Common Stock prevailing from time to time. Sales of the Selling Stockholder Shares or even the potential of such sales may have an adverse effect on the market price of the Common Stock. The Company will not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders although the Company will receive the exercise price of any warrant exercised.



     All figures below have been rounded down to the nearest whole share. The Company will deliver cash to any Selling Stockholder entitled to a fractional share.


A.  CONVERSION SHARES


                                                                                  PERCENTAGE OF
                                             COMMON STOCK                         COMMON STOCK
                                             OWNED PRIOR     COMMON STOCK TO BE    OWNED AFTER
                   NAME                     TO OFFERING(1)   OFFERED HEREBY(1)     OFFERING(2)
                   ----                     --------------   ------------------   -------------
Robert E. Powers..........................       6,060              6,060            *
William Arthur Hamilton...................       6,060              6,060            *
J. Susan Wilkinson Trust..................       6,060              6,060            *
J. Susan Wilkinson Revocable Trust........      12,121             12,121            *
Stephen L. Gehring........................       6,060              6,060            *
Charles Roeske............................      24,242             24,242            *
Orthopedic Clinic, P.A. ..................       4,848              4,848            *
Robert B. Reuther.........................       6,060              6,060            *
Paul E. and Dorothy L. Bushnell...........       6,060              6,060            *
Jerry Daniel..............................       9,696              9,696            *
Aperdev Investments.......................      12,121             12,121            *
Ting Liu..................................      24,242             24,242            *
Barry Weisler.............................      12,121             12,121            *
East West Management......................      12,121             12,121            *
Faisal Finance............................     141,702            141,702              3.1%
Cary Toner................................       6,060              6,060            *
Larry A. Berman Prof. Sharing.............       6,060              6,060            *
Kadflx, Inc. .............................      12,121             12,121            *
Robert W. Roten...........................       6,060              6,060            *
Gary Schwartz.............................      12,121             12,121            *
William F. Broderson......................      12,121             12,121            *
Richard A. Westphal.......................       6,060              6,060            *
Penelope K. Riggio........................       6,060              6,060            *
Lawrence Stumbaugh(3).....................       6,060              6,060            *
Stepwen, Inc..............................       6,060              6,060            *
Terry K. Collier..........................       6,060              6,060            *
Charles Roeske............................      24,242             24,242            *
Alan Talesnick............................       6,060              6,060            *
Euro Pharmaceutical Distributors..........      12,121             12,121            *
Eng-Chye Low..............................       9,696              9,696            *
Joseph Doria..............................       6,060              6,060            *
Xanadu Associates, LLC....................      12,121             12,121            *
Steven M. Sternberg.......................       6,060              6,060            *
Sub-Total.................................     450,794            450,794

B.  1996 WARRANT SHARES


                                                                                PERCENTAGE OF
                                            COMMON STOCK                        COMMON STOCK
                                            OWNED PRIOR    COMMON STOCK TO BE    OWNED AFTER
NAME                                        TO OFFERING      OFFERED HEREBY      OFFERING(2)
----                                        ------------   ------------------   -------------
Robert E. Powers..........................      3,030             3,030             *
William Arthur Hamilton...................      3,030             3,030             *
J. Susan Wilkinson Trust..................      3,030             3,030             *
J. Susan Wilkinson Revocable Trust........      6,060             6,060             *
Stephen L. Gehring........................      3,030             3,030             *
Charles Roeske............................     12,121            12,121             *
Orthopedic Clinic, P.A. ..................      2,424             2,424             *
Robert B. Reuther.........................      3,030             3,030             *
Paul E. and Dorothy L. Bushnell...........      3,030             3,030             *
Jerry Daniel..............................      4,848             4,848             *
Aperdev Investments.......................      6,060             6,060             *
Ting Liu..................................     12,121            12,121             *
Cary Toner................................      3,030             3,030             *
Larry A. Berman Prof. Sharing.............      3,030             3,030             *
Kadflx, Inc...............................      6,060             6,060             *
Robert W. Roten...........................      3,030             3,030             *
Gary Schwartz.............................      6,060             6,060             *
William F. Broderson......................      6,060             6,060             *
Richard A. Westphal.......................      3,030             3,030             *
Penelope K. Riggio........................      3,030             3,030             *
Stepwen, Inc..............................      3,030             3,030             *
Terry K. Collier..........................      3,030             3,030             *
Charles Roeske............................     12,121            12,121             *
Alan Talesnick............................      3,030             3,030             *
Euro Pharmaceutical Distributors..........      6,060             6,060             *
Eng-Chye Low..............................      4,848             4,848             *
Joseph Doria..............................      3,030             3,030             *
Xanadu Associates, LLC....................      6,060             6,060             *
Steven M. Sternberg.......................      3,030             3,030             *
Lawrence Stumbaugh(3).....................      3,030             3,030             *
Barry Weisler.............................      6,060             6,060             *
East West Management......................      6,060             6,060             *
Faisal Finance............................     70,851            70,851           3.1%
Sub-Total.................................    225,397           225,397


C.  BRIDGE SHARES

                                                                                PERCENTAGE OF
                                            COMMON STOCK                        COMMON STOCK
                                            OWNED PRIOR    COMMON STOCK TO BE    OWNED AFTER
NAME                                        TO OFFERING      OFFERED HEREBY      OFFERING(2)
----                                        ------------   ------------------   -------------
Sagax Fund II Ltd. .......................     18,182            18,182             *
James M. Freitag..........................      9,091             9,091             *
Frank Woodward............................      9,091             9,091             *
BG Bank...................................     18,182            18,182             *
AIC Diversified Services, Inc. ...........      9,091             9,091             *
Fred Meyers...............................      9,091             9,091             *
Lawrence S. Sheets........................      9,091             9,091             *
Highbridge Fund Ltd. .....................     18,182            18,182             *
Russell J. Azzarello......................      9,091             9,091             *
Ignazio Posadio...........................      9,091             9,091             *
Melvin Yablon.............................      4,545             4,545             *
George Casella............................      4,545             4,545             *
Sub-Total.................................    127,273           127,273

D.  1994 SHARES

                                                                                PERCENTAGE OF
                                            COMMON STOCK                        COMMON STOCK
                                            OWNED PRIOR    COMMON STOCK TO BE    OWNED AFTER
NAME                                        TO OFFERING      OFFERED HEREBY      OFFERING(2)
----                                        ------------   ------------------   -------------
Charles D. Mayer..........................     10,696            10,696             *
Bruce L. Gordon...........................     10,696            10,696             *
Steven Harter.............................      2,674             2,674             *
Harry B. Bressler.........................      8,022             8,022             *
Guido Iacovelli...........................      2,674             2,674             *
Scott Winjum, O.D.........................     10,696            10,696             *
Dr. Donald Spector........................      1,337             1,337             *
B&C Partners..............................     10,696            10,696             *
Sand Castle Trading L.P. .................      1,337             1,337             *
Maverick Investment Profit Sharing Plan &
  Trust...................................      8,022             8,022             *
Florine Atkins............................      1,337             1,337             *
Susanne Robbins...........................      2,674             2,674             *
Richard Rex Harris........................     10,696            10,696             *
Pete J. Nickolopoulos.....................      2,674             2,674             *
GMM Defined Benefit Plan..................      1,337             1,337             *
Joan Dziekanski...........................      1,337             1,337             *
Ralph Z. Levene, M.D......................     10,696            10,696             *
Joseph A. Sullivan........................      2,674             2,674             *
James A. Tagle
  Sharon L. Go-Tagle Family Trust.........      5,348             5,348             *
Niels Lauersen............................     21,393            21,393             *
Andrew Ege................................        741               741             *
Thomas & Karen Finn.......................      1,337             1,337             *
Peter F. Szabo............................      5,348             5,348             *
BeDour Construction, Inc..................      2,674             2,674             *
Kelly Dorris..............................      1,337             1,337             *
Rayna Ragonetti...........................      1,308             1,308             *
Dr. Randy A. Spector......................      1,337             1,337             *
Jerry Daniels.............................      3,863             3,863             *
Eric L. Goldstein.........................      1,486             1,486             *
Aperdev Investments Inc...................      5,942             5,942             *
Sub-Total.................................    152,392           152,392
                                              -------           -------            ------


E.  AGENT WARRANT SHARES


                                                                                PERCENTAGE OF
                                            COMMON STOCK                        COMMON STOCK
                                            OWNED PRIOR    COMMON STOCK TO BE    OWNED AFTER
                   NAME                     TO OFFERING      OFFERED HEREBY      OFFERING(2)
                   ----                     ------------   ------------------   -------------
Hugh Regan................................     29,712            29,712             *
Jane Collins..............................     14,856            14,856             *
Michelle Szatkowski.......................      5,942             5,942             *
David Wenger..............................     13,906            13,906             *
Virgil Wenger.............................      3,803             3,803             *
Robert Haag...............................      3,342             3,342             *
Andrew Haag...............................      3,342             3,342             *
Lisa Deloache.............................        743               743             *
Michael P. Considine......................      6,480             6,480             *
Sub-Total.................................     82,127            82,127

F.  1997 LOAN SHARES


                                                                                    PERCENTAGE OF
                                                COMMON STOCK                        COMMON STOCK
                                                OWNED PRIOR    COMMON STOCK TO BE    OWNED AFTER
                     NAME                       TO OFFERING      OFFERED HEREBY      OFFERING(2)
                     ----                       ------------   ------------------   -------------
     Sercap Holdings LLC(3)...................     206,061           206,061             4.5%
Totals........................................          --                --            26.8%


---------------
 *  denotes less than 1%

(1) Does not include convertible securities held by the named Selling Stockholder which are included elsewhere in this table.


(2) Percentage is based upon 4,590,423 shares of Common Stock outstanding after this offering.


(3) Mr. Lawrence Stumbaugh is a principal of Sercap Holdings LLC. Mr. Stumbaugh disclaims beneficial ownership of the shares owned by Sercap Holdings LLC.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the capital stock of the Company is subject to the DGCL and to provisions contained in the Company's Amended and Restated Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Reference is made to such exhibits for a detailed description of the provision thereof summarized below.


     The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.10 per share. As of the date of this Prospectus, there were 2,683,568 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Prior to the Effective Date, the Company will effect approximately a 0.6:1 reverse stock split of its Common Stock. All discussions in this Prospectus give effect to the reverse stock split unless otherwise stated.


COMMON STOCK

     Subject to the rights of the holders of any shares of Preferred Stock which may be issued in the future, holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of the Board of Directors. See
"-- Preferred Stock."

     Holders of Common Stock have the right to share ratably in such dividends on shares of Common Stock as may be declared by the Board of Directors out of funds legally available therefore. See "Dividend Policy." Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to stockholders after the payment of all debts and other liabilities, subject to any superior rights of the holders of Preferred Stock.

     Holders of Common Stock have no pre-emptive rights. There are no conversion or redemption privileges or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock offered hereby will be, validly issued, fully paid and nonassessable. The Common Stock does not have cumulative voting rights so holders of more than 50% of the outstanding Common Stock can elect 100% of the Directors of the Company if they choose to do so, subject to the rights of holders of Preferred Stock, if any.

PREFERRED STOCK

     The Board of Directors is empowered to issue Preferred Stock from time to time in one or more series, without stockholder approval, and with respect to each series to determine (subject to limitations prescribed by law) (1) the number of shares constituting such series, (2) the dividend rate on the shares of each series, whether such dividends shall be cumulative and the relation of such dividends to the dividends payable on any other class of stock, (3) whether the shares of each series shall be redeemable and the terms of any redemption thereof, (4) whether the shares shall be convertible into Common Stock or other securities and the terms of any conversion privileges, (5) the amount per share payable on each series or other rights of holders of such shares on liquidation or dissolution of the Company, (6) the voting rights, if any, for shares of each series, (7) the provision of a sinking fund, if any, for each series, and (8) generally any other rights and privileges not in conflict with the Certificate of Incorporation for each series and any qualifications, limitations or restrictions thereof. The Company currently has no plans to issue any Preferred Stock.


     The Company will not offer or sell Preferred Stock to any officer, director, 5% shareholder of the Company or any affiliate or associate of such persons without the approval by a majority of the Company's independent directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent legal counsel.


WARRANTS


     The Company has issued and outstanding Common Stock purchase warrants to purchase an aggregate of 406,549 shares of Common Stock, inclusive of the Agent Warrants and 1996 Warrants. The 1996 Warrants have a three year term which expires three years from the date of this offering. The exercise price of the 1996

Warrants will equal the initial public offering price of the Shares in this offering, subject to adjustment in certain circumstances. The Agent Warrants expire in May 1998 and have an exercise price of $1.68 per share, subject to adjustment in certain circumstances.

     The remaining 99,025 outstanding warrants have exercise prices ranging from $3.37 per share to the initial public offering price of the Shares in this offering. These warrants have five year terms from the date of grant and expire in June 2000, October 2000, June 2002 and October 2002, respectively.


     Shares issuable upon exercise of the warrants, following payment therefor, will be validly issued, fully paid and non-assessable. The warrants do not confer upon the holders any voting or other rights as stockholders.


     None of the warrants are redeemable by the Company. Holders of 297,279 warrants are entitled to have the Company register the shares of Common Stock for resale under the Securities Act concurrent with the Registration Statement of which this Prospectus forms a part or in a future registration statement. The Company is simultaneously registering for resale 297,279 shares issuable upon exercise of such warrants. See "Concurrent Sales".

     The exercise prices of the warrants was negotiated between the Company and the holders and should not be construed to be predictive of or to imply that any price increases or decreases in the Company's Common Stock will occur in the future. For the life of the warrants, the holders thereof have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of the warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the warrants.

CERTAIN CHARTER, BYLAW AND STATUTORY PROVISIONS


     The Company's Amended and Restated Certificate of Incorporation contains certain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. The Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes (Class 1, Class 2 and Class 3) as nearly equal in size as practicable. Each class will hold office until the third annual meeting for election of directors following the election of such class; provided, however, that the initial terms of the directors in the first, second and third classes of the Board of Directors will expire in 2000, 1999 and 1998, respectively. The Company's Amended and Restated Certificate of Incorporation provides that no director may be removed except for cause and by the vote of not less than 66 2/3% of the total outstanding voting power of the securities of the Company which are then entitled to vote in the election of directors. The Amended and Restated Certificate of Incorporation permits the Board of Directors to create new directorships and the Company's Bylaws permit the Board of Directors to elect new directors to serve the full terms of the class of directors in which the new directorship was created. The Bylaws also provide that the Board of Directors (or its remaining members, even if less than a quorum) is empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. A vote of not less than 66 2/3% of the total outstanding voting power of the securities of the Company which are then entitled to vote in the election of directors is required to amend the foregoing provisions of the Amended and Restated Certificate of Incorporation.


CERTAIN PROVISIONS OF DELAWARE LAW

     Certain provisions in the Amended and Restated Certificate of Incorporation, the Bylaws and the DGCL could have the effect of delaying, deferring or preventing changes in control of the Company.

     The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person became an interested stockholder unless:

(i) before that person became an interested stockholder, the Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or following the date on which that person became an interested stockholder, the business combination is approved by the Company's Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Company not owned by the interested stockholder.

     Under Section 203 of the DGCL, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors (but not less than one) who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Eighth of the Company's Amended and Restated Certificate of Incorporation provides that, to the full extent permitted by the DGCL, directors shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders.

     The Amended and Restated Certificate of Incorporation and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

     The Company will apply for directors' and officers' liability insurance which is intended to provide the Company's Directors and officers protection from personal liability in addition to the protection provided by the Company's Amended and Restated Certificate of Incorporation and Bylaws as described above. There can be no assurance that the Company will be able to retain such insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

TRANSFER AGENT

     The transfer agent for the Company's Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

STOCKHOLDER REPORTS

     The Company will distribute annual reports to its stockholders, which will include financial statements audited and reported on by independent accountants, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of the Company's operations.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this offering, there will be 4,590,423 shares of Common Stock outstanding, of which the 1,250,000 Shares sold pursuant to this offering, assuming the over-allotment option is not exercised, will be tradable without restriction by persons other than "affiliates" of the Company. In addition, 1,958,635 shares of Common Stock previously issued are owned by non-affiliates of the Company, have been held more than two years and will be freely tradable, subject to the Lock-Up Agreements referred to below. Officers and directors will own upon completion of this Offering 1,394,469 shares of Common Stock inclusive of shares owned by Sercap Holdings LLC. All of the Selling Stockholder Shares held by the Selling Stockholders and registered hereby, will be freely tradable as long as the prospectus covering such sales remains current and effective, subject to the Lock-up Agreements. The remaining shares of issued and outstanding Common Stock will be "restricted" securities within the meaning of the Securities Act, and may not be sold in the absence of registration under the Securities Act or an exemption therefrom, including the exemptions contained in Rule 144 under the Securities Act. Without regard to the Lock-up Agreements with the Underwriter, referred to below, such shares will become available for sale under Rule 144 at various times commencing 90 days from the date of the Prospectus. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing. The Lock-Up Agreements will remain in effect for six months for the Selling Stockholders under which they will agree not to sell or otherwise dispose of any of their shares of Common Stock or other securities of the Company (other than pursuant to private transfers in connection with which the transferees agree to be bound by the same "lock-up" provision). The officers and directors of the Company (other than Mr. Stumbaugh) have agreed to a lock-up period of 18 months with respect to all securities of the Company held by them; provided, however, commencing one year after the Effective Date, the officers and directors will be allowed to sell such number of shares of Common Stock as they would be able to sell under Commission Rule 144 if the Company's Common Stock has a market price of at least 120% of the public offering price. See "Underwriting".

                                  UNDERWRITING

     The Underwriter has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company, and the Company has agreed to sell to such Underwriter, an aggregate of 1,250,000 Shares. Set forth below is a summary of all of the material terms of the Underwriting Agreement. A complete copy of the Underwriting Agreement is included in the Registration Statement of which this Prospectus form is a part.

     The Underwriter is committed on a "firm commitment" basis to purchase and pay for all of the Shares offered hereby (other than shares offered pursuant to the over-allotment option) if any Shares are purchased. The Shares are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.

     The Underwriter has advised the Company that the Underwriter proposes to offer the Shares to the public at the public offering price set forth on the cover page of this Prospectus and the Underwriter may allow to certain dealers
who are members of the NASD concessions, not in excess of $.     per share, of
which not in excess of $     per share may be reallowed to other dealers who are
members of the NASD. After the initial distribution of the Shares in this offering is completed, the public offering price, the concessions, and reallowance may be changed by the Underwriter. The Underwriter has informed the Company that it does not expect any sales of the Shares offered hereby to be made to discretionary accounts of the Underwriter.

     The Company has granted an option to the Underwriter, exercisable during the 45 day period commencing on the date of this Prospectus, to purchase up to an aggregate of 187,500 additional Shares at the public offering price, less the underwriting discounts and commissions. The Underwriter may exercise this option in whole or, from time to time, in part solely for the purpose of covering over-allotments, if any, made in connection with the sale of the Shares offered hereby. To the extent that the Underwriter exercises such option, the Underwriter will have a firm commitment, subject to certain conditions, to purchase the additional Shares underlying the portion of the option exercised.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

     The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the aggregate offering price of the Shares offered hereby (including any Shares purchased pursuant to the Underwriter's over-allotment option), of which $40,000 has been paid to date. The Company has also agreed to pay all expenses in connection with qualifying the Shares offered hereby for sale under the laws of such states as the Underwriter may designate, including the expenses of counsel retained for such purposes by the Underwriter.

     The Company has also agreed pursuant to the Underwriting Agreement to allow the Underwriter to designate a nominee of the Board of Directors for a period of three years. The Company has agreed to use its best efforts to obtain the election of the Underwriter's nominee. In the event the Underwriter declines to nominate an individual to the Board of Directors, the Company has agreed to allow an individual selected by the Underwriter to attend all the Board of Directors' meetings.


     The Company has agreed to sell to the Underwriter and its designees, Underwriter's Warrants to purchase up to 125,000 shares of Common Stock at an exercise price per share equal to 165% of the initial public offering price per share of the Shares offered hereby. The Underwriter's Warrants may not be transferred, except to officers or employees who are stockholders of the Underwriter, and are exercisable during the four-year period commencing one year from the date of the Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the

Underwriter's Warrants are exercised or exchanged, dilution to the interests of the Company's stockholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants. Any profit realized by the Underwriter on the sale of the Underwriter's Warrants or the underlying shares of Common Stock may be deemed additional underwriting compensation. The Underwriter's Warrants provide for reductions, which in certain circumstances could be material, in the exercise price of the Underwriter's Warrants upon the occurrence of certain events, including adjustment of the type of securities issuable upon exercise of the Underwriter's Warrants to reflect changes in the Common Stock and to reflect stock dividends, stock splits and mergers, recapitalizations or sales of assets. The Company has agreed to register the Underwriter's Warrants and the underlying shares of Common Stock under the Securities Act on one occasion during the Warrant Exercise Term and to include such Underwriter's Warrants and shares in any appropriate registration statement that is filed by the Company during the Warrant Exercise Term.


     Certain persons, including current employees and officers of the Underwriter, hold Agent Warrants to purchase 82,127 shares of Common Stock of the Company. The Agent Warrants were originally issued to the Underwriter in 1994 as consideration for its services as placement agent in the 1994 Private Offering. The Agent Warrants have an exercise price of $1.68 per share. The Agent Warrants expire in May 1998. The Agent Warrant Shares are being registered in the Registration Statement of which this Prospectus forms a part. See "Concurrent Sales".

     Prior to this offering, there has been no public market for the Common Stock. The initial public offering price has been arbitrarily determined by negotiation between the Company and the Underwriter. In determining the offering price, the Underwriter and the Company considered, among other things, market prices of similar securities of comparable publicly traded companies, the financial condition and operating information of companies engaged in activities similar to those of the Company, the financial condition and prospects of the Company and the general condition of the securities market.

     In connection with the offering, the Underwriter and selling group members (if any) and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriter also may create a short position for the account of the Underwriter by selling more Common Stock in connection with this offering then it is committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of this offering to cover all or a portion of such short position. In addition, the Underwriter may impose "penalty bids" under contractual arrangements whereby it may reclaim from an a dealer participating in this offering for its account, the selling concession with respect to the Common Stock that is distributed in this offering but subsequently purchased for its account in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any is undertaken, may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York 10017. Goldstein & DiGioia, LLP holds five year warrants to purchase 50,000 shares of Common Stock at an exercise price equal to the public offering price of the Shares. Certain legal matters in connection with the sale of the Shares offered hereby will be passed upon for the Underwriter by Coleman & Rhine LLP.

                                    EXPERTS


     The financial statements of Rollerball International Inc. at December 31, 1997 and 1996, and for each of the two-years in the period ending December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission, a registration statement on Form SB-2, together with exhibits thereto, under the Securities Act containing information concerning the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement and the exhibits filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     The registration statement and exhibits can be inspected without charge and copied, upon payment of the fees prescribed by the Commission, at the public reference section of the Commission's principal office, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices located at the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a World Wide Web site at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


Report of Independent Auditors..............................  F-1
Balance Sheets as of December 31, 1996 and 1997.............  F-2
Statements of Operations for the years ended December 31,
  1996 and 1997.............................................  F-3
Statements of Stockholders' Equity (Deficit) for the years
  ended December 31, 1996 and 1997..........................  F-4
Statements of Cash Flows for the years ended December 31,
  1996 and 1997.............................................  F-5
Notes to Financial Statements...............................  F-6

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
  Rollerball International Inc.


     We have audited the accompanying balance sheets of Rollerball International Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rollerball International, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



     The accompanying financial statements have been prepared assuming that Rollerball International, Inc. will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company has incurred a loss of $3,145,000 for the year ended December 31, 1997. At December 31, 1997, the Company had a working capital deficit of $3,495,000 and was in payment default on certain debt. These conditions raise substantial doubt about the Company's ability to continue as a going concern unless it is able to raise sufficient additional capital to continue to fund operations. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Rollerball International Inc. to continue as a going concern.


                                          Ernst & Young LLP

Los Angeles, California

February 21, 1998, except


  Note 12 as to which the date


  is March   , 1998


     The foregoing report is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.

                                          /s/ Ernst & Young LLP

Los Angeles, California

March   , 1998

                         ROLLERBALL INTERNATIONAL INC.

                                 BALANCE SHEETS


                                                                                      PRO FORMA
                                                                                    STOCKHOLDERS'
                                                             DECEMBER 31,          EQUITY (DEFICIT)
                                                      --------------------------     DECEMBER 31,
                                                         1996           1997             1997
                                                      -----------    -----------   ----------------
                                                                                     (UNAUDITED)
                                                                                      (NOTE 10)
ASSETS
Current assets:
  Cash and cash equivalents.........................  $   394,667    $   344,208
  Accounts receivable...............................       27,009         43,508
  Inventory.........................................      467,637        479,518
  Debt issuance costs (Note 5)......................      165,880        623,885
  Prepaid expenses..................................      133,807        126,387
                                                      -----------    -----------
Total current assets................................    1,189,000      1,617,506

Deferred stock offering costs.......................       75,493        234,594
Property and equipment, net (Note 2)................      287,982        435,292
Intangible assets, net of accumulated amortization
  of $33,570 (1996) and $61,035 (1997)..............      362,702        510,464
                                                      -----------    -----------
Total assets........................................  $ 1,915,177    $ 2,797,856
                                                      ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..................................  $   159,007    $   393,655
  Accrued expenses (Note 3).........................      603,907        973,231
  Notes payable to stockholders (Note 4)............      260,000        250,000
  Advances from stockholders (Note 7)...............       28,873         20,659
  Debt (Note 5).....................................    1,775,000      3,475,000
                                                      -----------    -----------
Total current liabilities...........................    2,826,787      5,112,545
Note Payable (Note 5)...............................           --        100,000

Commitments and contingencies (Note 8)

Stockholders' equity (deficit) (Notes 9 and 10):
  Preferred stock -- $.10 par value, 5,000,000
     shares authorized; no shares issued or
     outstanding
  Common stock -- $.001 par value, 50,000,000 shares
     authorized; 2,391,176 shares issued and
     outstanding (1996), 2,683,568 (1997) and
     3,340,423 (pro forma)..........................        2,391          2,684     $     3,340
  Additional paid-in capital........................    1,076,285      2,718,152       4,948,496
  Accumulated deficit...............................   (1,990,286)    (5,135,525)     (5,135,525)
                                                      -----------    -----------     -----------
Total stockholders' equity (deficit)................     (911,610)    (2,414,689)    $  (183,689)
                                                      -----------    -----------     ===========
Total liabilities and stockholders' equity
  (deficit).........................................  $ 1,915,177    $ 2,797,856
                                                      ===========    ===========


                            See accompanying notes.

                         ROLLERBALL INTERNATIONAL INC.

                            STATEMENTS OF OPERATIONS


                                                                      YEAR ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                 1996            1997
                                                              ----------      -----------
Net sales...................................................  $4,850,416      $ 2,022,692
Cost of sales...............................................   3,103,779        1,343,274
                                                              ----------      -----------
Gross profit................................................   1,746,637          679,418
Operating expenses:
  Selling and marketing.....................................   1,461,004        1,229,943
  General and administrative................................     736,570        1,176,073
                                                              ----------      -----------
Total operating expenses....................................   2,197,574        2,406,016
                                                              ----------      -----------
Loss from operations........................................    (450,937)      (1,726,598)
Interest expense............................................      96,566        1,417,841
                                                              ----------      -----------
Loss before provision for income taxes......................    (547,503)      (3,144,439)
Provision for income taxes (Note 6).........................         800              800
                                                              ----------      -----------
Net loss....................................................  $ (548,303)     $(3,145,239)
                                                              ==========      ===========
Pro forma net loss per common share:
  Basic.....................................................  $     (.17)     $      (.97)
                                                                   =====            =====
  Diluted...................................................  $     (.17)     $      (.97)
                                                                   =====            =====
Pro forma weighted average common shares outstanding........   3,149,712        3,238,635
                                                              ==========      ===========


                            See accompanying notes.

                         ROLLERBALL INTERNATIONAL INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                   COMMON STOCK        ADDITIONAL                        TOTAL
                                -------------------     PAID-IN      ACCUMULATED     STOCKHOLDERS'
                                 SHARES      AMOUNT     CAPITAL        DEFICIT      EQUITY (DEFICIT)
                                ---------    ------    ----------    -----------    ----------------
Balance at December 31,
  1995........................  2,384,242    $2,384    $1,041,292    $(1,441,983)     $  (398,307)
  Conversion of notes in
     1996.....................      6,934         7        34,993             --           35,000
  Net loss for the year ended
     December 31, 1996........         --        --            --       (548,303)        (548,303)
                                ---------    ------    ----------    -----------      -----------
Balance at December 31,
  1996........................  2,391,176     2,391     1,076,285     (1,990,286)        (911,610)
  Exercise of warrants........    152,392       153       242,007             --          242,160
  Stock to be granted with
     debt.....................         --        --       700,000             --          700,000
  Stock issued with Bridge
     Notes (Note 5)...........    140,000       140       699,860             --          700,000
  Net loss for the year ended
     December 31, 1997........         --        --            --     (3,145,239)      (3,145,239)
                                ---------    ------    ----------    -----------      -----------
Balance at December 31,
  1997........................  2,683,568    $2,684    $2,718,152    $(5,135,525)     $(2,414,689)
                                =========    ======    ==========    ===========      ===========


                            See accompanying notes.

                         ROLLERBALL INTERNATIONAL INC.

                            STATEMENTS OF CASH FLOWS


                                                                       YEAR ENDED
                                                                       DECEMBER 31
                                                              -----------------------------
                                                                 1996              1997
                                                              ----------        -----------
OPERATING ACTIVITIES
Net loss....................................................  $ (548,303)       $(3,145,239)
Adjustments to reconcile net loss to net cash used in
  operating activities:
     Depreciation and amortization..........................      97,528            143,392
     Amortization of debt issuance costs....................      33,176          1,088,995
     Changes in assets and liabilities:
       Accounts receivable..................................     126,406            (16,499)
       Inventory............................................    (467,637)           (11,881)
       Prepaid expenses.....................................     (44,082)             7,420
       Deferred stock offering costs........................     (75,493)          (159,101)
       Accounts payable.....................................      70,764            234,648
       Accrued expenses.....................................     139,974            369,324
                                                              ----------        -----------
Net cash used in operating activities.......................    (667,667)        (1,488,941)
INVESTING ACTIVITIES
Purchases of property and equipment.........................    (198,650)          (258,401)
Increase in intangible assets...............................    (234,449)          (180,063)
                                                              ----------        -----------
Net cash used in investment activities......................    (433,099)          (438,464)
FINANCING ACTIVITIES
Proceeds from debt..........................................   1,775,000          1,700,000
Proceeds from notes and loans payable to stockholders.......      35,000             90,000
Payments on loans to stockholders...........................    (141,062)            (8,214)
Debt issuance costs.........................................    (199,056)          (147,000)
Exercise of warrants........................................          --            242,160
                                                              ----------        -----------
Net cash provided by financing activities...................   1,469,882          1,876,946
                                                              ----------        -----------
Increase (decrease) in cash.................................     369,116            (50,459)
Cash at beginning of period.................................      25,551            394,667
                                                              ----------        -----------
Cash at end of period.......................................  $  394,667        $   344,208
                                                              ==========        ===========
Cash paid during the period for:
  Interest..................................................  $   67,310        $   181,538
  Income taxes..............................................         800                800


                            See accompanying notes.

                         ROLLERBALL INTERNATIONAL INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1997


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FORMATION AND BUSINESS ACTIVITY


     Rollerball International Inc. (the "Company") develops, manufactures, distributes and markets inline skates, and related accessories under the Rollerball trademark throughout Europe, Asia and North America through independent sales representatives and distributors. The Company was incorporated in Delaware on March 7, 1994.


BASIS OF PRESENTATION


     The Company was organized in 1994 and a majority of its efforts have been in the development of the in-line skate with limited international distribution. Since inception, the Company has incurred cumulative net losses of approximately $5.1 million through December 31, 1997, and anticipates continued losses for fiscal 1998. On December 31, 1997, the Company had a working capital deficit of approximately $3,495,000. In addition the Company is in payment default on several debt agreements (see Note 5). The Company plans to finance its operations primarily through proceeds from equity offerings, including the Company's proposed initial public offering (the "Offering"). The Company will require substantial additional funds in order to advertise and distribute its products as currently contemplated. The Company anticipates that its existing capital resources, including the net proceeds of the Offering if completed on the terms presently anticipated, will be adequate to fund its capital needs for at least 12 months.


     Without such additional funding, the Company may be required to delay or reduce its scope of distribution of its products. As there can be no assurance that the Company will be able to raise additional funds on acceptable terms, if at all, these conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the possible inability of the Company to continue as a going concern.


REVENUE RECOGNITION


     The Company recognizes revenue from product sales to customers upon shipment. The Company provides a warranty of its products against defects for a specified period and has policies permitting customers to return products under certain circumstances. In addition, certain of the Company's distributors and agents are entitled to rebates upon attaining specified sales levels. Provision is made on the sale date for the estimated amount of product returns and rebates that may occur under these programs. Amounts related to warranty, returns and rebates have not been significant.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     The Company makes periodic evaluation of the credit worthiness of its customers and generally does not require collateral. Credit losses relating to the Company's customers, mainly mass merchant retailers, have consistently been within management's expectations and are provided for in the financial statements.


     The Company operates predominantly within one industry segment where certain customers represent a significant portion of the Company's business. During the years ended December 31, 1996 and 1997, approximately 67% and 82% of the Company's sales were made to three customers.


     The Company's products are primarily sourced through independent purchasing agents from suppliers located in Taiwan, the People's Republic of China and Thailand. The Company negotiates the cost of its products directly with its suppliers in United States Dollars and its purchases are primarily effected through letters of credit in United States Dollars. As a result, exchange rate fluctuations could have an effect upon the

                         ROLLERBALL INTERNATIONAL INC.

Company's ability to negotiate favorable price terms with suppliers, which may adversely effect the cost of goods sold and the resultant gross margins for the Company's products.


INVENTORY

     Inventories are stated at the lower of cost (first-in, first-out method) or market and consist principally of finished goods.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets which range between five and seven years.

DEBT ISSUANCE COSTS

     Fees associated with the issuance of the debt are being amortized by the interest method over the term of the debt.

INTANGIBLE ASSETS


     Intangible assets include $140,080 and $209,615 at December 31, 1996 and 1997, respectively, in costs incurred for trademarks and $251,356 and $358,434 at December 31, 1996 and 1997, respectively, related to patents, which are both being amortized using the straight-line method over 15 years.


STOCK-BASED COMPENSATION

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under SFAS 123, stock based compensation is measured using either the intrinsic value method as prescribed by Accounting Principal Board Opinion No. 25 or the fair value method described in SFAS No. 123. The Company will use APB 25 and provide the pro forma disclosure required by SFAS 123 if material. The pro forma impact on net loss and pro forma loss per common share were not material.

INCOME TAXES

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income taxes are recognized using the asset and liability method by applying income tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for income tax rate changes.

PRO FORMA NET LOSS PER COMMON SHARE


     Pro forma net loss per common share has been computed (Basic and diluted) for all periods presented and is based on the weighted average number of shares outstanding during the period including the 12% Subordinated Convertible Debentures ("12% Debentures") that will automatically convert upon the closing of the Company's initial public offering (using the as if converted method from the date of issuance), the shares issued to holders of the Bridge Notes and 1997 Loan Shares, all that will be issued upon closing of the Company's initial public offering. Pursuant to Securities and Exchange Commission Staff Accounting Bulletins, common stock equivalents issued during the 12-month period prior to the initial public offering are included in the calculation as if they were outstanding for all periods (using the treasury stock method at the assumed public offering price). There are no common stock equivalents resulting from dilutive stock options.



     In February 1997 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Accounting for Earnings Per Share" ("SFAS No. 128") is effective for the Company in fiscal 1997. The adoption of SFAS No. 128 did not have an impact on amounts presented.

                         ROLLERBALL INTERNATIONAL INC.

USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ADVERTISING COSTS


     Advertising costs are expensed as incurred. Advertising expense, including costs related to trade shows, amounted to $258,308 and $283,115 for the years ended December 31, 1996 and 1997, respectively.


RESEARCH AND DEVELOPMENT COSTS


     Research and development costs are expensed as incurred and amounted to $60,178 and $159,235 for the years ended December 31, 1996 and 1997, respectively.


2.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:


                                                             DECEMBER 31
                                                         --------------------
                                                           1996        1997
                                                         --------    --------
Office and trade show equipment........................  $ 94,825    $134,043
Molds and tooling......................................   284,405     485,474
Machinery and equipment................................    41,634      59,748
                                                         --------    --------
                                                          420,864     679,265
Less accumulated depreciation..........................   132,882     243,973
                                                         --------    --------
                                                         $287,982    $435,292
                                                         ========    ========


3.  ACCRUED EXPENSES

     Accrued expenses consist of the following:


                                                           DECEMBER 31
                                                    --------------------------
                                                       1996            1997
                                                    ----------      ----------
Accrued officer salary............................  $  200,000      $  231,800
Accrued consulting fees...........................     166,060         345,606
Accrued interest..................................      59,374         189,078
Other accruals....................................     178,473         206,747
                                                    ----------      ----------
                                                    $  603,907      $  973,231
                                                    ==========      ==========

                         ROLLERBALL INTERNATIONAL INC.

4. NOTES PAYABLE TO STOCKHOLDERS

     Notes payable to stockholders consists of the following:


                                                           DECEMBER 31
                                                    --------------------------
                                                       1996            1997
                                                    ----------      ----------
Unsecured notes payable bearing interest at 12%
  per annum, due on demand........................  $  178,000      $  168,000
Unsecured convertible note payable bearing
  interest at 12% per annum, due on demand and
  convertible into common stock at $3.37 per
  share...........................................       7,000           7,000
Unsecured convertible notes payable bearing
  interest at 12% per annum, due on demand and
  convertible into common stock at $5.05 per
  share...........................................      75,000          75,000
                                                    ----------      ----------
                                                    $  260,000      $  250,000
                                                    ==========      ==========



     In connection with the $168,000 in unsecured notes payable to stockholders, the Company provided the stockholders with warrants to purchase an additional 26,444 shares of common stock at $3.37 per share. The warrants do not expire during the period of indebtedness.



     The $7,000 and $75,000 unsecured convertible notes payable to stockholder are convertible into shares of common stock at $3.37 per share and $5.05 per share, respectively, at the stockholder's discretion. As of December 31, 1997 holders of the $168,000 unsecured notes payable had not exercised their warrants. As of December 31, 1997, one of the holders of the convertible notes payable converted $35,000 of the notes into common shares.


     The fair market values of the Company's unsecured notes payable to stockholders are estimated to be the same as the amounts reported for such notes in the Company's balance sheet.

5. DEBT


     Debt consists of the following:



                                                           DECEMBER 31
                                                    --------------------------
                                                       1996            1997
SHORT TERM DEBT                                     ----------      ----------
  12% Subordinated Convertible Debentures.........  $1,775,000      $1,775,000
  12% Bridge Notes................................          --         700,000
  Sercap Holdings LLC 12% Notes...................          --       1,000,000
                                                    ----------      ----------
                                                    $1,775,000      $3,475,000
                                                    ==========      ==========
LONG TERM DEBT
  12% unsecured note payable......................  $       --      $  100,000
                                                    ==========      ==========



     During the period August 1996 to September 1996 ("1996 Private Offering"), the Company sold 12% Debentures in the principal amount of $1,775,000. The 12% Debentures automatically convert into common stock in connection with an initial public offering at a per share conversion price equal to 80% of the initial public offering price. The 12% Debentures bear interest at 12% payable quarterly and are due on October 31, 1997. Based upon an initial offering price of $5.50 per share, the 12% Debentures will be convertible into 450,794 shares of Common shares. The holders of the 12% Debentures also received a warrant to purchase one share of common stock for every two shares received upon conversion of the 12% Debentures, an aggregate of 225,397 warrants. The warrants are exercisable for three years from issuance at an exercise price equal to 100% of the per share offering price. Debt issue costs associated with the 12% Debentures were $199,000 and

                         ROLLERBALL INTERNATIONAL INC.

have been amortized over the term of the note with $33,176 being amortized for the year ended December 31, 1996 and $165,824 being amortized for the year ended December 31, 1997.



     From March 1997 through April 1997, the Company sold $700,000 of the Company's 12% Bridge Notes ("Bridge Notes"). The Bridge Notes are due and payable upon the earlier of October 31, 1997 or five days after the consummation of an initial public offering. The Bridge Notes are junior unsecured obligations of the Company. Holders are also entitled to receive at the closing of an initial public offering such number of shares of the Company's Common Stock as shall equal the principal amount of the Bridge Notes divided by the initial public offering price of the shares or at a price of $5.00 per share in event there is no initial public offering by October 31, 1997. The value of these shares, $700,000, is being amortized as debt issuance costs. Holders of the Bridge Notes were deemed to have received 140,000 shares of Common Stock effective November 1, 1997. Debt issuance costs associated with the Bridge Notes were $777,000, including the shares of common stock to be received, and are being amortized over the term of the notes with the entire amount being amortized in the year ended December 31, 1997.



     In September 1997 the Company obtained an unsecured $100,000 loan from an individual. The loan bears interest at 12%, and is due January 31, 1999. In addition the principal officer/stockholder granted the individual the right to receive shares of common stock equal to the principal amount of the note divided by the initial public offering price. Such shares will come from the principal officer/stockholder.



     In October 1997 the Company received a loan from Sercap Holdings LLC ("Sercap"), a company controlled by a holder of 12% Debentures, in the principal amount of $1,000,000. Sercap also is entitled to receive such number of shares of Common Stock as equal $600,000 principal amount of the loan divided by the initial public offering price of the Shares in this offering. The loan is divided into two separate notes, one of which, in the principal amount of $600,000 is a term note bearing interest at 12% per annum and payable upon the earlier of the closing of this offering or December 31, 1998. The second portion of the loan is represented by a convertible note in the principal amount of $400,000 which shall automatically be converted into shares of Common Stock upon closing of this offering at a price per share equal to 75% of the initial offering price. Sercap also received the right to nominate one person to the Board of Directors of the Company. The proceeds of the loan have been utilized by the Company to pay expenses of this offering, inventory purchases and working capital. Assuming an initial offering price of $5.50 per share, 206,061 shares of Common Stock would be issued in accordance with the October 1997 Loan.



     As of October 31, 1997, the Company was in default with respect to the 12% Debentures and the Bridge Notes regarding repayment. The Company has requested that the holders of the 12% Debentures waive all defaults and extend the maturity to April 30, 1998.


6. INCOME TAXES


     The provision for income taxes reflected in the statements of operations for all periods represents the minimum state taxes due as there is no federal or state taxable income as a result of operating losses incurred by the Company. At December 31, 1997, the Company has approximately $3,679,000 and $2,326,000 in federal and state operating loss carryovers expiring through 2011 available to offset future taxable income. Certain ownership changes in the Company could result in an annual limitation on the utilization of these operating loss carryforwards. No benefit for these operating loss carryforwards has been recorded in the accompanying financial statements as their realizability is not assured.

                         ROLLERBALL INTERNATIONAL INC.

     Significant components of the Company's deferred tax liabilities and assets are as follows:


                                                 DECEMBER 31
                                         ----------------------------
                                           1996              1997
                                         ---------        -----------
Deferred tax liabilities:
  Depreciation and amortization........  $ (45,919)       $   (41,711)
  State income taxes...................    (38,135)          (125,008)
                                         ---------        -----------
Total deferred tax liabilities.........    (84,054)          (166,719)
Deferred tax assets:
  Accrued expenses.....................     89,000            587,754
  Pre-incorporation expenses...........     97,146             77,889
  Net operating losses.................    662,662          1,511,051
                                         ---------        -----------
Total deferred assets..................    848,808          2,178,694
Valuation allowance....................   (764,754)        (2,011,975)
                                         ---------        -----------
Net deferred tax assets................     84,054            166,719
                                         ---------        -----------
Total deferred taxes...................  $      --        $        --
                                         =========        ===========


7.  RELATED PARTY TRANSACTIONS

     The Company has advances from stockholders that are noninterest bearing and are due on demand.


     The principal stockholder and officer of the Company has a royalty agreement which provides for payment by the Company of a royalty fee of 3% of the net sales which are not based on a letter of credit and 1.8% of the net sales which are based on letters of credit. The royalty agreement will be terminated (effective January 1, 1997) upon the entering into of an employment agreement (Note 8). Royalty expense pursuant to this agreement amounted to $88,448 and none for the years ended December 31, 1996 and 1997, respectively.



     During 1994 the Company utilized the services of the brother of the principal stockholder/chief executive officer for which it accrued expenses of $31,000. The accrued expense was paid in fiscal 1997. Additionally since 1994 the Company has utilized the services of the sister-in-law of the principal stockholder/chief executive officer. This person is the sister of a director of the Company. The sister-in-law was paid $30,000 and $31,000 for her services during fiscal 1996 and 1997, respectively. These persons provided sales and marketing services to the Company.



8.  COMMITMENTS AND CONTINGENCIES


LEASE


     The Company leases its office space and sales office on a month-to-month basis, including utilities. The aggregate monthly rent was $5,750 at December 31, 1996 and $6,750 at December 31, 1997. Rent expense for the years ended December 31, 1996 and 1997 was $49,470 and $56,989 respectively.


ROYALTY AGREEMENTS


     In addition to the royalty agreement with the principal stockholder and officer, the Company has entered into royalty agreements with two individuals which require the Company to pay royalties based on a certain percentage of net sales less certain deductions as defined. The royalties to each individual are based on 1% of net sales, except for sales based on a letter of credit, for which the royalty percentage is .6% of net sales. One of the agreements limits the royalty payment to $350,000 for any fiscal year. In addition, the Company has an agreement with the originator of the Radial Skateball Technology(TM) which provides for a monthly consulting fee of $4,000 per month through March 24, 2002 and a royalty based on 2.5% of cost of goods sold after certain deductions including expenses for patents and trademarks. Royalty expense, including amounts to the principal stockholder (Note 7), for the years ended December 31, 1996 and 1997, was $167,068 and $10,446 respectively. All royalty agreements provide for payment of royalties in perpetuity.

                         ROLLERBALL INTERNATIONAL INC.

OFFICER COMPENSATION

     The Company will enter into a four-year employment agreement with the principal stockholder/officer providing for a base compensation of $160,000 for fiscal 1997 with annual increases up to a base salary of $235,000 in the year 2000. In addition, the principal stockholder/officer will be entitled to bonus payments commencing in 1998 of 7% of net income plus 10% of any amount above $750,000. For 1999 and 2000 the bonus will be calculated based on net income of $1,650,000 and $2,000,000, respectively, with the principal stockholder/officer entitled to 7% of the base net income and 10% of any amount above the base. The royalty agreement with the principal stockholder officer will be terminated upon entering into the employment agreement effective as of January 1, 1997.


     The Company has recently received correspondence from Metro-Goldwyn-Mayer ("MGM"), a motion picture entity which alleged that the Company's use of the name "Rollerball" infringed upon MGM's alleged trademark rights in the name "Rollerball" which was the name of a 1975 film produced by MGM. The Company was granted a United States trademark for the Rollerball name in 1995 with respect to, among other things, in-line skates and related products. Based upon advice of counsel, the Company does not believe that MGM has any such rights in the name and intends to vigorously defend itself against MGM's allegations. Although neither party has commenced litigation in this matter, there can be no assurance that this dispute will not result in litigation. In the event that litigation results, the Company can be expected to incur significant costs to defend itself. Based upon advice of counsel, the Company believes that it has strong and meritorious defenses to the claims of MGM.


9.  STOCKHOLDERS' EQUITY


     In a private offering during the period May 1994 to June 1994 ("1994 Private Offering"), the Company sold 1023.75 units of its securities, each unit consisting of 618 shares of common stock and 206 common stock purchase warrants. Cash proceeds were $813,756, net of the related costs of $107,619. The warrants entitled the holders to purchase one share of common stock for an exercise price of $1.68 per share. As part of the private placement, the underwriter received 82,127 warrants to purchase common stock at $1.68 per share as part of its fee. At December 31, 1997, 82,127 warrants were outstanding in connection with this private placement. In 1997 warrants issued in connection with the 1994 Private Offering were exercised and 152,392 shares were issued and the remaining warrants expired. The Company received net proceeds of approximately $242,000 from the exercise of these warrants.


     In September 1994, the Company adopted the 1994 Employee Plan which provides for the grant of options to purchase 750,000 shares of the Company's common stock at not less than fair value for incentive stock options ("ISOs"). During 1994, 181,298 options were granted at an exercise price of $3.37 per share and during 1995, 62,758 were granted at an exercise price of $5.05 per share. All of the options vested immediately on the date of grant. No options have been exercised as of December 31, 1996. A total of 505,944 shares remain available for grant pursuant to the 1994 Employee Plan.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996: weighted-average risk-free interest rates of 6%; dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company's common stock of .01; and a weighted average expected life of the option of 5 years. The impact on net loss and earnings per share was not material.

                         ROLLERBALL INTERNATIONAL INC.

     A summary of the Company's stock option activity and related information follows:


                                               DECEMBER 31, 1996              DECEMBER 31, 1997
                                          ---------------------------    ---------------------------
                                                     WEIGHTED AVERAGE               WEIGHTED AVERAGE
                                          OPTIONS     EXERCISE PRICE     OPTIONS     EXERCISE PRICE
                                          -------    ----------------    -------    ----------------
Outstanding at beginning of year........  244,826         $4.21          244,826         $4.21
  Granted...............................       --            --               --            --
  Exercised.............................       --            --               --            --
  Canceled..............................       --            --               --            --
                                          -------         -----          -------         -----
Outstanding at end of year..............  244,826         $4.21          244,826         $4.21
                                          =======         =====          =======         =====
Exercisable at end of year..............  244,826         $4.21          244,826         $4.21
Weighted average fair value of options
  granted during the year...............                     --                             --



Exercise prices for options outstanding as of December 31, 1997 ranged from $3.37 to $5.05. The weighted average remaining contractual life of those options is 5 years.



     In December 1997, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by the Company's stockholders at the same time. The Director Plan provides for issuance of a maximum of 100,000 shares of common stock upon the exercise of stock options granted under the Director Plan. Options may be granted under the Director Plan until July 2007 to (i) non-executive directors as defined, (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries, and (iii) consultants. The exercise price for options granted pursuant to the plan shall be at 100% of fair value. No options have been granted under the Director Plan.


10.  PRO FORMA ADJUSTMENT (UNAUDITED)


     Pro forma disclosure has been provided showing the automatic conversion of the 12% Debentures at their carrying amount into 450,794 shares of common stock and the issuance of 206,061 shares associated with the 1997 Loan. All share issuances are based on an assumed initial public offering price of $5.50 per share.


11.  GEOGRAPHIC DATA

     Export sales by geographic location are as follows:


                                            YEAR ENDED DECEMBER 31,
                                          ----------------------------
                                             1996              1997
                                          ----------        ----------
Japan...................................  $  575,988
Europe..................................   1,281,530        $  525,541
Asia (excluding Japan)..................      91,362
                                          ----------        ----------
                                          $1,948,880        $  525,541


12.  SUBSEQUENT EVENTS (UNAUDITED)


     In July 1997, the Company's Board of Directors approved the filing of a Registration Statement with the Securities and Exchange Commission relating to an initial public offering of 1,250,000 shares of common stock and in December 1997 a reverse stock split of approximately .6 to 1 to be effected prior to the effective date of the Registration Statement. In addition the principal stockholder/officer has agreed to surrender for cancellation 600,000 shares of common stock of the Company on the effective date of the Registration Statement. All references to share and per share amounts of common stock have been retroactively restated to reflect the stock split and the cancellation.

             ======================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO, OR A SOLICITATION OF, ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    6
Use of Proceeds.......................   16
Dividend Policy.......................   17
Dilution..............................   18
Capitalization........................   19
Management's Discussion and
  Analysis............................   20
Business..............................   26
Management............................   34
Principal Stockholders................   41
Certain Relationships and Related
  Transactions........................   42
Concurrent Sales......................   44
Description of Capital Stock..........   48
Shares Eligible for Future Sale.......   51
Underwriting..........................   52
Legal Matters.........................   53
Experts...............................   54
Additional Information................   54
Report of Independent Auditors........  F-1
Financial Statements..................  F-2


                            ------------------------

  UNTIL           , 1998 (25 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS)
ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ======================================================

             ======================================================

                                1,250,000 SHARES

                               [ROLLERBALL LOGO]

                                   ROLLERBALL
                               INTERNATIONAL INC.
                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS

                            ------------------------

                               AUERBACH, POLLAK &
                                RICHARDSON, INC.
                                             , 1998

             ======================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDER PROSPECTUS]


                   SUBJECT TO COMPLETION, DATED MARCH 9, 1998

PROSPECTUS


                                1,246,771 SHARES


                         ROLLERBALL INTERNATIONAL INC.

[ROLLERBALL LOGO]
                                  COMMON STOCK


     This Prospectus relates to the offer and sale by certain security holders (the "Selling Stockholders") of Rollerball International, Inc. (the "Company"), of a total of 1,246,771 shares of Common Stock par value $.001 per share comprised of: (i) an aggregate of 450,794 shares of Common Stock (the "Conversion Shares"), issuable upon conversion of $1,859,525 principal amount of outstanding 12% convertible debentures ("12% Debentures") at a conversion price equal to 75% of the offering price of the Shares, which 12% Debentures were issued by the Company in a private offering completed in September 1996 (the "1996 Private Offering"); (ii) 225,397 shares of Common Stock (the "1996 Warrant Shares") issuable upon exercise of outstanding warrants ("1996 Warrants") issued by the Company in the 1996 Private Offering; (iii) 152,392 shares of issued and outstanding Common Stock ("1994 Shares") issued by the Company in connection with the exercise of Common Stock purchase warrants ("1994 Warrants") issued in a private offering completed in June 1994 ("1994 Private Offering"); (iv) 140,000 shares ("Bridge Shares") of Common Stock issued by the Company in a private offering ("1997 Bridge Offering") completed in April 1997; (v) 82,127 shares of Common Stock ("Agent Warrant Shares") issuable upon exercise of outstanding warrants ("Agent Warrants") issued by the Company to the Underwriter for services rendered to the Company in connection with the 1994 Private Offering; and (vi) 206,061 shares of Common Stock ("1997 Loan Shares") issuable by the Company at the closing of this offering to one of the Selling Stockholders in consideration of a loan in the principal amount of $1,000,000 made by such Selling Stockholder to the Company in October 1997 ("1997 Loan"). The Conversion Shares, 1996 Warrant Shares, 1994 Shares, Bridge Shares, Agent Warrant Shares and 1997 Loan Shares are sometimes referred to herein as the "Selling Stockholder Shares." The Selling Stockholders have agreed not to offer, sell or otherwise dispose of an aggregate of all 1,246,771 Selling Stockholder Shares for a period of six months from the date hereof without the prior written consent of Auerbach, Pollak & Richardson, Inc. (the "Underwriter"). The Company will not receive any proceeds from the sale of the Selling Stockholder Shares. See "Risk Factors," "Use of Proceeds" and "Concurrent Sales."



     Simultaneously with this offering by Selling Stockholders, the Company is registering for sale 1,250,000 shares of Common Stock (plus 187,500 shares of Common Stock to cover overallotments) in a public offering (the "Underwritten Offering") underwritten by the Underwriter. The Selling Stockholder Shares are not being sold in an Underwritten Offering.


     Expenses of this Offering, estimated at $          , are payable by the
Company.

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST IN THE SHARES. FOR A DESCRIPTION OF CERTAIN RISKS AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" BEGINNING ON PAGE 6 AND "DILUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS               , 1998

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]
                                  THE OFFERING


Common Stock Offered by Selling
Stockholders........................     1,246,771 shares



Common Stock Offered in Underwritten
Public Offering(2)..................     1,250,000 shares



Common Stock Outstanding
  Prior to offering(1)(2)...........     2,683,568 shares



Common Stock to be Outstanding
Immediately After offering(1).......     4,590,423 shares


Use of Proceeds.....................     The Company will not receive any
                                         proceeds from the sale of the Selling
                                         Stockholders Shares. Any proceeds
                                         received from the exercise of warrants
                                         held by Selling Stockholders will be
                                         used for working capital purposes. See
                                         "Use of Proceeds."

Risk Factors........................     An investment in the Shares offered
                                         hereby is speculative and involves a
                                         high degree of risk, including risks
                                         associated with the Company's ability
                                         to continue as a growing concern as set
                                         forth in the auditor's report to the
                                         financial statements appearing
                                         elsewhere in this Prospectus; default
                                         on certain debt; limited operating
                                         history; accumulated deficit and recent
                                         losses; dependence on third-party
                                         manufacturing and suppliers; and other
                                         risks. See "Risk Factors."

Proposed Nasdaq SmallCap Market
Symbol(3)...........................     "ROLL"
---------------

(1) Does not include: (i) 125,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants to be issued to the Underwriter;
    (ii) 99,025 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants; (iii) 750,000 shares of Common Stock reserved for issuance under the Company's 1994 employee stock option plan ("1994 Employee Plan") of which options to purchase 244,826 shares of Common Stock have been issued to date; (iv) 100,000 shares of Common Stock reserved for issuance under the Company's 1997 Non-Employee Director Plan ("Director Plan"), none of which options have been issued to date; (v) 16,936 shares reserved for issuance upon conversion of outstanding convertible notes other than the 12% Debentures; (vi) 225,397 1996 Warrant Shares and (vii) 82,127 Agent Warrant Shares. Includes 140,000 Bridge Shares deemed issued and outstanding as of November 1, 1997.



(2) Does not include: (i) 127,273 Bridge Shares; (ii) 450,794 Conversion Shares; and (iii) 206,061 1997 Loan Shares.



(3) Includes: (i) 450,794 Conversion Shares; and (iii) 206,061 Loan Shares.



(4) It is a condition precedent to the Underwritten Offering that the Company's Common Stock be accepted for listing on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market quotation does not imply that a liquid and active market will develop, or be sustained, for the Selling Stockholders Shares upon completion of the offering. There can be no assurance that the Company will, if accepted by the Nasdaq SmallCap Market, continue to meet the maintenance criteria for quotation on the Nasdaq SmallCap Market.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]


                         SUMMARY FINANCIAL INFORMATION



     The summary financial information was derived from the financial statements of the Company. The summary should be read in conjunction with Management's Discussion and Analysis, the financial statements of the Company and the related notes, each appearing elsewhere in this Prospectus.



                                                           YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------------
                                               1994(1)        1995         1996         1997
                                             -----------   ----------   ----------   -----------
STATEMENT OF OPERATIONS DATA:
Net Sales..................................  $   469,703   $4,201,658   $4,850,416    $2,022,692
Gross (Loss) Profit........................     (104,349)   1,439,641    1,746,637       679,418
Operating Expenses.........................    1,250,523    1,487,162    2,197,574     2,406,016
Loss before Income Taxes...................   (1,356,066)     (84,317)    (547,503)   (3,144,439)
Net Loss...................................   (1,356,866)     (85,117)    (548,303)   (3,145,239)
Pro Forma net loss per share...............                             $     (.17)  $      (.97)
                                                                        ==========   ===========
Pro Forma weighted average number of shares
  outstanding(2)...........................                              3,149,712     3,238,635



                                                                   AS OF DECEMBER 31, 1997
                                                           ---------------------------------------
                                      DECEMBER 31,                                      PRO FORMA
                                 -----------------------                     PRO           AS
                                   1995         1996         ACTUAL       FORMA(3)     ADJUSTED(4)
                                 ---------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA:
Working capital (deficiency)...  $(713,420)  $(1,637,787)  $(3,495,039)  $(1,264,039)  $4,583,398
Total assets...................    583,804     1,915,177     2,797,856     2,797,856    6,611,167
Debt...........................         --     1,775,000     3,575,000     1,400,000      100,000
Notes payable to
  stockholders.................    345,000       260,000       250,000       250,000       50,000
Stockholders' (deficit)
  equity.......................   (398,307)     (911,610)   (2,414,689)     (183,689)   5,429,154


---------------

(1) Fiscal 1994 reflects operations from inception in March 1994 through December 1994.



(2) Pro forma net loss per share of Common Stock has been computed for all periods presented and is based on the weighted average number of shares outstanding during the period, including the Conversion Shares and Bridge Shares.



(3) Gives effect to the conversion of $1,859,525 principal amount of 12% Debentures into 450,794 Conversion Shares. The 12% Debentures automatically convert on the Effective Date into Common Stock at a per share conversion rate of 75% of the initial public offering price of the Shares. Also gives effect to the conversion of $400,000 principal amount of the 1997 Loan into 96,970 1997 Loan Shares and the issuance of 109,091 1997 Loan Shares. See "Risk Factors -- Default on Certain Debt" for additional information regarding the Company's default as to the 12% Debentures and Bridge Notes.



(4) Adjusted to give effect to the sale of the 1,250,000 Shares in the Underwritten Offering offered at $5.50 per share and the anticipated use of the estimated proceeds therefrom, including repayment of principal and interest on the Company's $700,000 principal amount 12% subordinated debentures ("Bridge Notes") issued in the 1997 Bridge Offering. As of November 1, 1997 the Bridge Notes commenced bearing interest at 18% per annum. See "Risk Factors -- Default on Certain Debt" and "Use of Proceeds."

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

institutions and intends further discussions following this offering. No assurance can be given that the Company will be successful in obtaining additional financing on favorable terms, if at all. See "Use of Proceeds" and "Management's Discussion and Analysis."


     RELIANCE ON MAJOR CUSTOMERS. Three of the Company's largest customers represented 67% of total sales for the fiscal year ended December 31, 1996, and 82% of total sales for the year ended December 31, 1997. For the year ended December 31, 1997 these three customers accounted for 56%, 15% and 11% respectively, of total sales. These three customers were the Home Shopping Network, Inc. ("HSN"), Carrefour France, a hypermarket located in France and The J.C. Penney Company. As is customary in the industry, the Company does not have long-term contracts with any of its customers. While management expects the Company's customer base to expand, a limited number of large orders may continue to account for a significant portion of the Company's sales during any given period for the foreseeable future. The loss of, or a reduction in business from, any of its major customers could have a material adverse effect on the Company's results of operations. See "Business -- Sales and Marketing."



     USE OF PROCEEDS TO REPAY DEBT. The Company has allocated approximately $1,736,500 (31%) of the proceeds of the Underwritten Offering to repay outstanding debt. These funds will not therefore be available to the Company for general purposes such as purchasing inventory, advertising, hiring of personnel or the expansion of its business. Of the total debt being repaid, $610,000 will be paid to Sercap Holdings LLC, an entity of which Mr. Lawrence Stumbaugh is an officer and director. Mr. Stumbaugh became a director of the Company in October 1997. An additional $150,000 of the debt being repaid is being utilized to repay accrued salary of an officer.



     The Company will not receive any proceeds from the sale of the Selling Stockholder shares, but will receive proceeds from the exercise of any of the 1996 Warrants and Agent Warrants.


     INTELLECTUAL PROPERTY. The Company was granted a United States Patent (No. 5,590,890) by the United States Patent and Trademark Office on January 7, 1997 on the basis of its original Radial Skateball Technology(TM). The Company has filed additional patent applications and will continue to do so as it improves its products and develops new products. In February 1997 the Company obtained a United States Patent (No. 378,115) for its GFX(R) Skate design. The Company has also been granted patents and/or has filed patent applications in several other countries and has registered the trademark "Rollerball" in the United States and several other countries. The Company has trademark applications pending in other foreign countries. The Company has filed for a 3-D trademark protection in Germany and filed for similar trademark protections in Europe. Rollerball cannot be registered as a trademark in the People's Republic of China and certain other foreign countries. Trademark applications have been allowed for the Rollerball name in other market/business segments such as clothing, toys and entertainment (CD-ROM, comic books, video and broadcast television). There can be no assurance that any existing patents or patent applications, if granted, and related trademark protection will be effective in protecting the Company's products from duplication by other manufacturers. Although the Company believes that the products sold by it do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has occurred or may occur.


     The Company has recently received correspondence from Metro-Goldwyn-Mayer ("MGM"), a motion picture entity which alleged that the Company's use of the name "Rollerball" infringed upon MGM's alleged trademark rights in the name "Rollerball" which was the name of a 1975 film produced by MGM. The Company was granted a United States trademark for the Rollerball name in 1995 with respect to, among other things, in-line skates and related products. Based upon advice of counsel, the Company does not believe that MGM has any such rights in the name and intends to vigorously defend itself against MGM's allegations. Although neither party has commenced litigation in this matter, there can be no assurance that this dispute will not result in litigation. In the event that litigation results, the Company can be expected to incur significant costs to defend itself. Based upon advice of counsel, the Company believes that it has strong and meritorious defenses to the claims of MGM.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]


     In the event that products sold by the Company are determined to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and/or sale of such products, or could be prohibited from selling such products. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under its currently issued patents or any patents issued in the future or with respect to the enforcement or defense of trademark rights. Moreover, there can be no assurance that the Company will have the financial or other resources necessary to defend a patent infringement or proprietary rights violation action. In addition, if the Company's products or proposed products are deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could also have a material adverse effect on the Company. The Company's products are also sold in many other countries and even though the Company may obtain patents in such countries, the Company's ability to obtain adequate protection may be limited in such countries. See "Business -- Patents and Trademarks."



     DEPENDENCE ON THIRD-PARTY AND FOREIGN MANUFACTURING AND SUPPLIERS. The Company does not own or lease any manufacturing facilities and does not manufacture any of the component parts for its products, and purchases all skate components from unaffiliated suppliers. Other than the Radial Skateballs which are produced in the United States, substantially all of the Company's components are manufactured in foreign countries including the People's Republic of China. The Company relies upon two independent agents to obtain manufacturing of certain component parts in foreign countries. The Company does not have any contracts with manufacturers or suppliers. Foreign manufacturing is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the impositions of tariffs and import and export controls and changes in governmental policies. While the Company has not experienced any material adverse effects due to such risks, there can be no assurance that such events will not occur in the future with the result of possible increases in costs and delays of, or interferences with, product deliveries resulting in losses of revenues and goodwill. The chassis and safety brakes for the Company's RB(R) and GFX(R) skates are produced in foreign countries which may subject the Company to a risk of loss of its molds and tooling associated with such products in the event of a dispute with a foreign manufacturer or other occurrence such as those noted above. Further, purchasing products from manufacturers located in the People's Republic of China subjects the Company to an additional risk of substantially higher duty rates in the event that the United States government does not renew the most-favored nation trade status extended to the People's Republic of China. No assurance can be given that the United States will continue the People's Republic of China's most-favored nation trade status. The Company believes that, at the present time, it has sufficient sources of supply of component parts, and that in the event any existing supplier ceases to furnish component parts to the Company, alternative sources are available. There can be no assurance, however, that the future production and assembly capacity of the Company's current suppliers and manufacturers will be sufficient to satisfy the Company's requirements or that alternate suppliers and manufacturers will be available on commercially reasonable terms, or at all. See "Business -- Manufacturing and Assembly."



     DILUTION RESULTING FROM EXERCISE OF OPTIONS AND WARRANTS. At the Effective Date of the Underwritten Offering, the Company will have outstanding at the consummation of this offering 604,826 options and 531,549 warrants, of which 425,978 options and warrants have exercise prices of less than the offering price of the shares in the Underwritten Offering. As a result, holders of these options and warrants will receive shares of Common Stock upon exercise at a cost below that paid by investors in the Underwritten Offering. The exercise in full of these options and warrants may dilute the net book value per share of the Common Stock, resulting in further dilution to investors.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

which could therefore exceed the amount of its insurance policies. Successful assertion against the Company of one or a series of large uninsured claims, or of one or a series of claims exceeding any insurance coverage, could have a material adverse effect on the Company's results of operations and financial condition. See "Business."

     GOVERNMENT REGULATION; PRODUCT RECALLS. Certain of the Company's products may be subject to regulation by the Federal Consumer Products Safety Commission (the "CPSC"), and may therefore be subject to recall if requested by the CPSC. In addition, the Company may be required to change or modify its current or future products in order to comply with CPSC's rules or other rules and regulations related to the safety of its products or any future rules or regulations. In the event the Company is required to modify or change its products, it may incur substantial additional costs related to design and manufacture, and may incur significant down-time in being able to produce inventory for sale, all of which could have a material adverse effect upon the Company. The Company is not aware of any current proceeding by the CPSC which would result in the recall of the Company's products. A recall of the Company's products could result in significant expense to the Company. There can be no assurance that the Company will have the necessary funds available to it to conduct any recall or that if conducted, it will have funds available for its continued operation. See "Business -- Government Regulation."

     DEPENDENCE UPON EXECUTIVE OFFICERS; LIMITED PERSONNEL. The success of the Company is dependent upon the efforts and abilities of its founder, Chairman, President and Chief Executive Officer, Jack Forcelledo. The loss of the services of Mr. Forcelledo would have a material adverse affect on the Company's operations. The Company has entered into a four-year employment agreement with Mr. Forcelledo and has obtained "key man" life insurance in the amount of $1,000,000 on the life of Mr. Forcelledo, of which the Company is a beneficiary. It is unlikely that the proceeds of this insurance would be adequate to compensate the Company for the loss of the services provided by Mr. Forcelledo. See "Management."


     To date, the Company has relied additionally on the services of independent technical, production, sales and marketing personnel to develop and sell its products. In addition, the Company has used two independent agents (Lucky Yeh International Ltd. ("LYI") and PCL International, Inc. ("PCL")) to obtain foreign suppliers and manufacturing facilities. The Company has only seven full-time employees. After the conclusion of this offering, the Company intends to increase its permanent staff to operate the Company and implement its business plans. The Company has not determined the number of employees to be hired following the Underwritten Offering, and hiring will be based significantly upon its ability to increase sales. The Company anticipates that if it does increase its staff, the additional employees will be hired for sales and marketing, product design and administrative positions during the next 12 months. Although the Company believes that necessary additional personnel to staff the Company are available, there can be no assurance that the Company will be successful in assembling an effective staff in a timely manner. See "Use of Proceeds" and "Business -- Management."



     ROYALTY ARRANGEMENTS. The Company has certain contractual commitments to pay royalties to five individuals who had assisted the Company in obtaining its Radial Skateball Technology(TM). Under the current agreements, the Company has agreed to pay Messrs. Giuseppe Consarino and Steve Kimmel each a royalty of 1% of net sales, except sales based on a letter of credit, and .6% of net sales based on a letter of credit. Mr. Consarino's royalty payment cannot exceed a maximum of $350,000 in any fiscal year. Mr. Forcelledo has had a royalty agreement with the Company which provides for a 3% royalty on net sales which royalty Mr. Forcelledo has agreed to terminate in full effective January 1, 1997. During the fiscal years ended December 31, 1996 and December 31, 1997 the Company incurred expenses of $167,068 and $10,446, respectively with respect to these royalty agreements. Messrs. Giusseppe Rosso, Franco Rosso and Ettore Carenni, the originators of the Radial Skateball Technology(TM), are entitled to be paid an aggregate royalty of 2.5% of the cost of goods sold, after certain deductions including expenses for patents and trademarks. To date no royalty payments have been paid to Messrs. Giusseppe Rosso, Franco Rosso and Ettore Carenni nor have any accrued, as a result of these deductions which equaled approximately $2,000,000 as of December 31, 1997. The agreements require the royalties to be paid in perpetuity; however, the terms of all the royalty agreements provide that their royalty payments may be reduced pro rata to any reduction in royalty payments agreed to by the other party in connection with a public offering by the Company. Mr. Kimmel has agreed to reduce his royalty payment by 50%. The Company intends to reduce the other royalty payments by a similar amount.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

These royalty reductions will be effective upon the Effective Date. Although the Company believes that it has the right to unilaterally reduce the amount of these royalty fees, there can be no assurance that the other parties will not instigate litigation against the Company. Investors should consider the effects of the royalty agreements on the Company's income in the future. See "Financial Statements", "Management's Discussion and Analysis" "Management -- Employment Agreements" and "Business -- Royalty Arrangements".

     ABILITY TO MANAGE GROWTH. The Company anticipates a period of rapid growth that is expected to place a strain on the Company's administrative, financial and operational resources. The Company's ability to manage any staff and facilities growth effectively will require it to improve its operational, financial and management controls, to continue to improve its reporting systems and procedures, to install new management information systems and to train, motivate and manage its employees. There can be no assurance that the Company will install such management information systems in an efficient and timely manner or that the new systems will be adequate to support the Company's operations. If the Company is unable to hire, train and retain qualified personnel to implement the necessary services effectively, its ability to attract repeat sales could be adversely affected, which could limit the Company's growth opportunities. If the Company's management is unable to manage growth effectively, such as if the Company's sales and marketing efforts exceed its capacity to obtain inventory in a timely manner, the Company's business, operating results and financial condition could be adversely affected. See "Business" and "Management."


     CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS. Following the completion of the Underwritten Offering, current management of the Company will own, in the aggregate, approximately 30% of the outstanding Common Stock (excluding options held by management). The election of directors is by plurality vote and there is no cumulative voting. Accordingly, the existing management may be able to significantly influence the election of the Board of Directors of the Company and to direct the affairs of the Company. In addition, under the 1994 Employee Plan and the Director Plan, the Company has reserved for issuance an aggregate of 850,000 shares (13.2% of Common Stock outstanding assuming the issuance of all 850,000 options) which may be issued pursuant to options granted under these plans to employees and directors. As of March 1, 1998, there were 244,826 options outstanding. Of the 244,826 outstanding options, 159,731 are held by members of the Company's management. In the event that the 159,731 options were exercised, management would own an additional 3.4% of the outstanding Common Stock. An additional 360,000 options will be granted to officers and directors on the Effective Date, 300,000 of which vest over a four year period. In the event that these additional 360,000 options were exercised, management would own approximately an additional 7.3% of the Common Stock. See "Management" and "Principal Stockholders."



     FACTORS INHIBITING TAKEOVER. Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that a stockholder might consider in the Company's or the stockholder's best interest. The Company's Amended and Restated Certificate of Incorporation authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock and the designation of any such series, without any vote or action by the Company's stockholders. Thus, the Board of Directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of the Company's Common Stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company, since the terms of any preferred stock which might be issued could contain terms which could contain special voting rights or increase the costs of acquiring the Company. Other provisions of the Company's Certificate of Incorporation and Bylaws divide the Company's Board of Directors into three classes, each of which classes will serve for different three-year periods which may have the effect of delaying, deferring or preventing a change in control of the Company. These provisions may not be amended without the affirmative vote of not less than 66 2/3% of the issued and outstanding shares entitled to vote thereon. See "Description of Capital Stock -- Preferred Stock" and "--Certain Charter, ByLaw and Statutory Provisions."


     The Company is subject to Section 203 of the Delaware General Corporation Law ("DGCL") which prevents transactions between the Company and an "interested stockholder" unless certain conditions are satisfied. The applicability of
Section 203 may have the effect of delaying, deferring or preventing "changes in control" of the Company, even if such event would be beneficial to the then existing stockholders. See "Description of Capital Stock -- Certain Provisions of Delaware Law."

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

     LACK OF DIVIDENDS. The Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of the Company's business. See "Dividend Policy."


     NO PRIOR MARKET FOR THE COMMON STOCK; DETERMINATION OF OFFERING
PRICE. Prior to the Underwritten Offering, there has been no public market for the Common Stock of the Company. While the Company has applied for the listing of the Common Stock on the Nasdaq SmallCap Market, there can be no assurance that an active trading market for the Common Stock will be established, or if so established, sustained. The initial offering price for the Shares has been arbitrarily determined through negotiation between the Company and the Underwriter based on such factors as the business potential and earnings prospects of the Company and prevailing market conditions. Such price may not be indicative of the market price of the Shares after this offering has been consummated. See "Underwriting."


     POSSIBLE DELISTING; PENNY STOCK REGULATION. It is a condition of this offering that the Company's Common Stock be accepted for listing on the Nasdaq SmallCap Market. Under Nasdaq rules, in order to maintain listing on the Nasdaq SmallCap Market, a company must have, among other things, $2,000,000 of net tangible assets or market capitalization of $35,000,000 or $500,000 of net revenue in each of the two previous fiscal years and a minimum bid price of $1.00 per share. The Company will, upon consummation of this offering, satisfy the maintenance criteria for continued listing on the Nasdaq SmallCap Market. In addition, Nasdaq reserves the right to withdraw or terminate the Company's listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. In the event that the Company is unable to maintain continued quotation on the Nasdaq SmallCap Market, quotation, if any, of the Common Stock would be in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the National Association of Securities Dealers OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. In addition, if the Company's securities do not meet an exception to the penny stock regulations cited above, trading in the Company's securities would be covered by Rule 15g-9 promulgated under the Exchange Act for non-Nasdaq and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Shares could be adversely affected because the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

     LIMITATIONS ON DIRECTOR LIABILITY. Delaware law provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's Amended and Restated Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted or not prohibited by Delaware law. See "Description of Capital Stock -- Indemnification of Directors and Officers."

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]


     SHARES ELIGIBLE FOR FUTURE SALE; UNDERWRITER'S WARRANTS. Upon completion of the Underwritten Offering, there will be 4,590,423 shares of Common Stock outstanding, of which the 1,250,000 Shares sold pursuant to this offering will be tradeable without restriction by persons other than "affiliates" of the Company. The 450,794 Conversion Shares, 140,000 Bridge Shares, 206,061 1997 Loan Shares, 152,392 1994 Shares, 82,127 Agent Warrant Shares and 225,397 Warrant Shares held by the Selling Stockholders and registered under the registration statement of which this Prospectus forms a part, will be freely tradeable as long as the prospectus related thereto remains current and effective, subject to any lock-up agreements obtained by the Underwriter. Of the 4,590,423 shares of Common Stock which will be outstanding, 3,169,631 shares of Common Stock will be freely tradeable pursuant to Rule 144 promulgated under the Securities Act commencing 90 days from the date of this Prospectus. Of such shares, 1,394,469 are owned by officers or directors of the Company (inclusive of the 206,061 1997 Loan Shares). No prediction can be made as to the effect, if any, that future sales of shares of Common Stock will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing.



     The Company and its officers, directors and certain stockholders, including the Selling Stockholders, have agreed (the "Lock-Up Agreements") not to sell or otherwise dispose of certain of their shares of Common Stock or other securities of the Company (other than pursuant to private transfers in connection with which the transferees agree to be bound by the same "lock-up" provision) without the prior written consent of the Underwriter. The lock-up period is six months from the Effective Date with respect to the 1,246,771 Selling Stockholder Shares, including shares held by Mr. Stumbaugh, a director and his affiliate Sercap Holdings LLC. The lock-up period is 18 months from the Effective Date with respect to the 1,394,469 shares of outstanding Common Stock owned by all other officers and directors of the Company. Notwithstanding the foregoing, in the event that the closing price of the Company's Common Stock is at least 120% of the initial offering price commencing 12 months from the Effective Date, the officers and directors may sell the same number of shares as would be available for sale by them under Rule 144 commencing after said 12th month. The Underwriter has no current intention of waiving the Lock-Up Agreements prior to their expiration. The waiver of any particular Lock-Up Agreement will not constitute a waiver of all Lock-Up Agreements, and to the extent the Company is made aware of any waiver, it does not intend to provide notice of same to any other stockholders. See "Underwriting" and "Shares Eligible for Future Sale."



     The Selling Stockholders include five persons who are either officers or employees of the Underwriter and hold 56,782 Selling Stockholder Shares. These persons have agreed not to sell any of their shares for six months following the offering pursuant to the Lock-Up Agreements.



     Following completion of the Underwritten Offering, the Underwriter will hold the Underwriter's Warrants to purchase up to 125,000 shares of Common Stock. The Underwriter's Warrants will entitle the Underwriter to purchase shares at 165% of the offering price for a period of four years commencing one year from the closing of the Underwritten Offering. The exercise of the Underwriter's Warrants may dilute the book value per share of Common Stock. The holders of such warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company and have the opportunity to benefit from increases in the price of the Common Stock without risk of an equity investment. The Company has agreed to register under federal and state securities laws the Common Stock underlying the Underwriter's Warrants for resale. Such registration rights could involve substantial expenses to the Company and may adversely affect the terms upon which the Company may obtain additional financing. See "Underwriting."



     CONCURRENT REGISTRATION OF SELLING STOCKHOLDER SHARES. The holders of the Selling Stockholder Shares have the right to require that such shares be included in the registration statement regarding the Underwritten Offering. The Selling Stockholder Shares are being registered simultaneously with the Underwritten Offering. The Selling Stockholders have agreed not to offer, sell or transfer their Selling Stockholder Shares for a period of six months from the Effective Date of the Underwritten Offering without the prior written consent of the Underwriter. Sales of the Selling Stockholder Shares, or even the potential of such sales could adversely affect

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

the market price of the Common Stock. See "Shares Eligible for Future Sale", "Concurrent Sales" and "Underwriting."


     UNDERWRITER'S INFLUENCE UPON MANAGEMENT OF THE COMPANY. Pursuant to the terms of the Company's agreement with the Underwriter for the Underwritten Offering, the Underwriter has the right to nominate a person to serve on the Company's Board of Directors for a period of three(3) years. The Company has agreed to use its best efforts to obtain the election of such nominee. Although the Underwriter has not determined to nominate any person to serve, in the event of election of such person to the Company's Board of Directors the Underwriter may be deemed to have a degree of influence on the Company. See "Underwriting".



     UNDERWRITER'S INFLUENCE ON THE MARKET. A significant number of the shares of Common Stock offered hereby may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Although it has no obligation to do so, the Underwriter intends to make a market in the Common Stock and may otherwise effect transactions in such securities. If it participates in such market, the Underwriter may exert a dominating influence on the market, if one develops, for the Common Stock. Such market-making activity may be discontinued at any time. Moreover, if the Underwriter (or its affiliated persons) exercises the Underwriter's Warrants or Agent Warrants, it may be required under Regulation M promulgated under the Exchange Act to temporarily suspend its market-making activities. The price and liquidity of the Common Stock may be significantly affected by the degree, if any, of the Underwriter's participation in such market. See "Underwriting."



     FUTURE ISSUANCES OF STOCK BY THE COMPANY; AUTHORIZED PREFERRED
STOCK. Following the Underwritten Offering, the Company will have 50,000,000 shares of Common Stock authorized, of which 4,590,423 shares will be issued and outstanding, assuming that the over-allotment option has not been exercised, and an additional 396,304 shares will have been reserved for issuance underlying outstanding warrants and an aggregate of 850,000 shares for issuance under the 1994 Employee Plan and the Director Plan of which options to purchase 244,826 are issued and outstanding. An additional 360,000 options will be granted on the Effective Date, 300,000 of which vest over a four year period. The Company will also have 10,000,000 shares of preferred stock, $.10 par value per share (the "Preferred Stock"), authorized, none of which have been issued as of the date hereof.



     The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of the Preferred Stock with such designations, rights and preferences as may be determined from time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. The balance of the Company's authorized shares of Common Stock and all of the Preferred Stock are not reserved for any purpose and may be issued without any action or approval by the Company's stockholders. The Company will not offer or sell Preferred Stock to any officer, director, 5% shareholder of the Company or affiliate or associate of such persons without the approval by a majority of the Company's independent directors who do not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent counsel. The Company does not have any present intention to issue any additional securities (other than in connection with its option plans and the exercise of currently outstanding options, warrants or other convertible securities) during the 12 months following this offering. See "Description of Capital Stock."

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                                USE OF PROCEEDS


     The Company will not derive by any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders, although it will receive the exercise price of any warrants in the event a warrant is exercised by a Selling Stockholder. In the event that all of the Agent Warrants and 1996 Warrants are exercised, the Company will receive an aggregate of $1,377,656 gross proceeds. Any proceeds received by the Company will be used for working capital purposes.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                                DIVIDEND POLICY

     The Company has not paid dividends since inception and the Company does not expect to pay dividends in the foreseeable future. The Company intends to retain all of its available funds for the operation and expansion of its business.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]


                                 CAPITALIZATION



     The following table sets forth the capitalization of the Company as of December 31, 1997.



                                                                  DECEMBER 31
                                                  --------------------------------------------
                                                                                  PRO FORMA
                                                                     PRO              AS
                                                    ACTUAL        FORMA(1)      ADJUSTED(1)(2)
                                                  -----------    -----------    --------------
Short Term Debt:
  Notes Payable to Stockholders.................  $   250,000    $   250,000     $    75,000
  Bridge Notes..................................      700,000        700,000              --
  1997 Loan.....................................    1,000,000        600,000              --
  12% Debentures................................    1,775,000             --              --
                                                  -----------    -----------     -----------
          Total Short Term Debt(3)..............  $ 3,725,000    $ 1,550,000     $    75,000
Long Term Note Payable..........................      100,000        100,000         100,000
Stockholders' Equity:
  Preferred Stock, par value $.10 per share,
     10,000,000 shares authorized, no shares
     outstanding................................           --             --              --
  Common Stock, par value $.001 per share,
     50,000,000 shares authorized, 2,683,568
     (actual) shares outstanding, 3,340,423 pro
     forma outstanding and 4,590,423 outstanding
     pro forma as adjusted(4)...................        2,684          3,340           4,590
  Additional Paid-In Capital....................    2,718,152      4,948,446      10,529,746
  Retained Deficit..............................   (5,135,525)    (5,135,525)     (5,135,525)
                                                  -----------    -----------     -----------
  Total Stockholders' Equity (Deficit)..........   (2,414,689)      (183,689)      5,398,811
                                                  -----------    -----------     -----------
          Total Capitalization..................  $ 1,410,311    $ 1,466,311     $ 5,573,811
                                                  ===========    ===========     ===========


---------------

(1) Gives effect to the issuance of the Conversion Shares and the 1997 Loan Shares.



(2) Adjusted to reflect the application of the net proceeds of the Shares offered hereby assuming a $5.50 per share offering price. See "Use of Proceeds" and "Management's Discussion and Analysis."



(3) See Notes 4 and 5 to Financial Statements for further information as to short term debt and obligations, interest rates and maturity dates of such indebtedness.



(4) Does not give effect to: (i) 125,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (ii) 850,000 shares of Common Stock reserved for issuance under the Company's option plans of which options to purchase 244,826 shares have been issued; and (iii) 396,304 shares of Common Stock reserved for issuance upon the exercise of outstanding Common Stock purchase warrants.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

year ended December 31, 1995. General and administrative expenses for the fiscal year 1996 represented 15.2% of 1996 net sales. The dollar increase for 1996 over 1995 was primarily a function of increased sales for the Company in fiscal year 1996 over 1995, as well as increases in employees' compensation and depreciation and amortization of significant expenditures for molding, tooling, patents and trademarks.

     Interest. The Company's interest expense for the fiscal year ended December 31, 1996 was $96,566, an increase of $59,770, or 162.4%, compared to the fiscal year ended December 31, 1995. This increase was primarily attributable to the Company's increased interest payable on the loans from stockholders for this period over the fiscal year ending December 31, 1995 and interest costs associated with the 12% Debentures issued in the 1996 Private Offering.

     Net Loss. Net loss for the fiscal year ended December 31, 1996 was $548,303, an increase of $463,186 compared to a $85,117 net loss for the fiscal year ended December 31, 1995. The increase in net loss resulted primarily from the increase in the Company's sales and profit margins offset by increased expenditures for selling and marketing expenses, general and administrative expenses, and interest expense for the years ended December 31, 1996 compared to the year ended December 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES


     Since inception, the Company has funded its activities principally from operating cash flow, loans from stockholders and private offerings of debt and equity securities. The Company does not have any lending arrangement with a financial institution and therefore there were no balances outstanding with commercial banks and lending institutions as of the year ended December 31, 1997. The Company owed $3,825,000 principal amount of loans as of December 31, 1997, of which $350,000 principal amount was owed to certain stockholders of the Company. Approximately $1,600,000 of such debt will be repaid out of the proceeds of the Underwritten Offering and an additional $1,859,525 (12% Debentures) will be converted into the Conversion Shares. See "Use of Proceeds."



     As of October 31, 1997 the Company was in payment default of the 12% Debentures which default continues to the date of this Prospectus. The Company has requested that the holders of the 12% Debentures waive all defaults and extend the payment date until the earlier of consummation of the Underwritten Offering or April 30, 1998. Payment of the Bridge Notes was due on October 31, 1997 and the Company has received several default notices from holders of the Bridge Notes. The Company does not have the funds to pay the principal and interest of the 12% Debentures and Bridge Notes without the proceeds of the Underwritten Offering. In the event that the holders of the 12% Debentures do not accept the Conversion Shares in payment of the 12% Debentures, the Company will be required to utilize cash proceeds of this offering to repay such holders. Unless the holders of substantially all of the 12% Debentures waive all defaults and accept the Conversion Shares, it is doubtful that the Underwritten Offering will be consummated. See "Use of Proceeds".


     As of December 31, 1996, the Company had a stockholders' deficit of $911,610, as compared to a stockholders' deficit of $2,414,689 as of December 31, 1997. The Company's current ratio as of December 31, 1997 was 0.32, as compared to 0.42 as of December 31, 1996.

     Substantially all of the Company's overseas sales are conducted through letters of credit in U.S. Dollars. As a result, the Company has minimal exposure to currency fluctuations and does not believe that it is subject to any material risk with respect thereto. The Company does, however, conduct a significant portion of its manufacturing and sales activities through Hong Kong which was returned to the People's Republic of China in July 1997. There can be no assurance that the Chinese government may not change the Hong Kong currency which, in turn, may have an effect upon the Company's utilization of U.S. Dollars based on letters of credit.


     To date, more than 98% of the Company's customers have paid for purchases through irrevocable letters of credit in order to facilitate direct shipments from overseas through the Company's Hong Kong-based manufacturing and sales agent, LYI. Because of this high percentage of letter of credit sales, the Company has of November 1, 1997, the Bridge Shares. The Company intends to use proceeds of this offering to repay all

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]


interest and principal on the Bridge Notes. The Company realized net proceeds of $623,000 from the sale of the Bridge Notes after payment of sales commissions and offering expenses of approximately $77,000. The Underwriter acted as placement agent with respect to the placement of the Bridge Notes. The registration statement of which this Prospectus forms a part includes the 140,000 Bridge Shares which have been registered for resale by certain of the Selling Stockholders.



     In September 1997 the Company obtained a loan of $100,000 bearing interest at 12% per annum. The loan is payable in full in January 1999. Interest payments are payable semi-annually. The lender also has the right to receive from Jack Forcelledo, the Company's Chief Executive Officer, such number of shares equal to the principal amount of the loan divided by the initial public offering price of the shares.



     In October 1997 the Company received a loan from Sercap Holdings LLC., a company controlled by a holder of 12% Debentures, in the principal amount of $1,000,000. The lender also is entitled to receive such number of shares of Common Stock equal to $600,000 principal amount of the loan divided by the initial public offering price of the Shares in this offering. Based upon an initial offering price of $5.50 per Share, the lender will receive an aggregate of 206,061 1997 Loan Shares at the closing of this offering. The loan is divided into two separate notes, one of which, in the principal amount of $600,000, is a term note bearing interest at 12% per annum and payable upon the earlier of the closing of this offering or December 31, 1998. The second portion of the loan is represented by a convertible note in the principal amount of $400,000 which shall automatically be converted into Common Stock upon closing of this offering at a per share price equal to 75% of the initial offering price of the Shares in the Underwritten Offering. The lender also received the right to nominate one person to the Board of Directors of the Company. Mr. Lawrence Stumbaugh, a controlling person (as defined under the Securities Act) of Sercap Holdings LLC, was appointed to the Board of Directors of the Company as the designee of Sercap Holdings LLC. See "Management." The proceeds of the loan have been utilized by the Company to pay expenses of this offering, for inventory purchases and for working capital. The Registration Statement of which this Prospectus forms a part includes the 206,061 1997 Loan Shares which have been registered for resale by the lender who is a Selling Stockholder. Mr. Stumbaugh is also a Selling Stockholder whose shares are subject to a Lock-Up Agreement.


     Upon completion of this offering, the Company will receive net proceeds of approximately $5,613,000, and intends to use the net proceeds to continue to focus upon significantly expanding the marketing and sales of its products in the United States. A significant portion of the net proceeds will be utilized to purchase inventory. In addition, the Company plans to expand its international distribution. The Company intends to develop additional distribution arrangements in order to more aggressively take advantage of growth opportunities which the Company believes exist for its products both within and outside the United States. The Company also intends to evaluate the development of additional products that offer mass market appeal and represent a strategic fit with the Company's products and sourcing and distribution methods.


     Management anticipates that the balance of the net proceeds from the Underwritten Offering, together with internally generated funds from projected sales and potential borrowings, will be sufficient to meet the Company's presently projected cash and working capital requirements for the Company's next 12 months. Pending the use of the proceeds, the Company intends to invest the net proceeds in investment grade, interest bearing securities. See "Use of Proceeds."



     The Company currently has outstanding 244,826 options with exercise prices ranging from $3.37 to $5.05 and 356,549 warrants (including 225,397 1996 Warrants) with exercise prices ranging from $1.68 to $5.50. In the event that all of such options and warrants were exercised in full, the Company would receive approximately $2,442,000 in gross proceeds. Any proceeds from the exercise of options and warrants will be used for working capital purposes.



     In the event that less than all of the holders of the 12% Debentures decline to accept the Conversion Shares and demand payment in cash, the Company will be required to utilize cash proceeds of the Underwritten Offering for such payments. The Company would therefore be required to reallocate the net proceeds. See "Use of Proceeds."


     The Company is currently in discussions with several banking institutions with respect to obtaining a credit line facility for working capital and letter of credit purposes. These discussions are in the early stages

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                              PLAN OF DISTRIBUTION


     The Shares covered by this Prospectus may be sold from time to time by the Selling Security Holders, or by their transferees. No underwriting agreement or arrangements have been entered into by the Company or by the Selling Security Holders. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place on the Nasdaq SmallCap Market, including ordinary broker transactions, in the over-the-counter market through broker-dealers, privately negotiated transactions or through sales to one or more dealers for resale of the Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales. The Selling Security Holders and intermediaries through whom the Shares may be sold may be deemed "underwriters" under the Securities Act of 1933, as amended, with respect to the Shares sold. The distribution by the selling Security Holders will be required to comply with the provisions of Regulation M promulgated by the SEC. The sale of the Selling Stockholder Share will be required to comply with the laws of the various states.

                                    PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The Bylaws of the Company provide for indemnification of officers and directors of the Company to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Company, providing such officer's or director's acts were not committed in bad faith. The Bylaws also provide for advancing funds to pay for anticipated costs and authorizes the Board of Directors to enter into an indemnification agreement with each officer or director.

     In accordance with Delaware law, the Company's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Company or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Company nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

     The form of Underwriting Agreement included as Exhibit 1 provides for indemnification of the Company and certain controlling persons under certain circumstances, including liabilities under the Securities Act of 1933, as amended (the "Act").

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the issuance and distribution of the securities being registered herein are estimated.


                                                                AMOUNT
                                                                ------
Securities and Exchange Commission Registration Fee.........  $  4,976
NASD Registration Fee.......................................     2,056
Underwriter's Non-Accountable Expense.......................   206,250
Printing and Engraving Expenses.............................    90,000
Accounting Fees and Expenses................................   100,000
Legal Fees and Expenses.....................................   150,000
Blue Sky Fees and Expenses..................................    35,000
Nasdaq Fee..................................................     9,000
Transfer Agent and Registrar Fees...........................     5,000
Miscellaneous Fees and Expenses.............................     3,000
          Total.............................................  $605,282


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


     The following information gives effect to the reverse split of Common Stock (approximately .6 to 1) to be effected prior to the Effective Date:



     During the period May 1994 to June 1994, the Company sold, in the 1994 Private Offering, 1,023.75 units of its securities, each unit consisting of 618 shares of Common Stock and 206 1994 Warrants. Each unit had a purchase price of $900. The offering was conducted under Section 4(2) and/or Regulation D of the Securities Act. The 1994 Warrants entitled the holders to purchase one share of Common Stock for an exercise price of $1.00 per share. The Company received net proceeds of approximately $813,756 from the 1994 Private Offering after payment of commissions of $90,000 and offering expenses of approximately $17,619. The Underwriter also received the Agent Warrants. The Agent Warrants have an exercise price of $1.68 per share and expire in May 1998. As of July 15, 1997, 152,392 of the 1994 Warrants had been exercised and the remainder had expired. In June 1997 the Company received net proceeds of approximately $242,000 from the exercise of the 1994 Warrants after payment of $10,258 in commissions to the Underwriter. The registration statement of which this Prospectus forms a part includes the 152,392 1994 Shares which have been registered for resale by certain of the Selling Stockholders and the 82,127 Agent Warrant Shares.



     During the period August 1996 to September 1996, the Company sold in a private offering under Section 4(2) and/or Regulation D of the Securities Act, $1,775,000 principal amount of 12% Debentures. The Company received net proceeds of approximately $1,576,000 after payment of commissions and offering expenses of approximately $199,000. A single investor has requested, and the Company has agreed, that all interest payments due to such investor be added to the principal amount of such investor's note. As of December 31, 1997 the total amount of interest due to such investor was approximately $56,000 convertible into 13,576 Conversion Shares. The Underwriter served as placement agent in the 1996 Private Offering. The 12% Debentures contain terms by which they were to be automatically converted into shares of Common Stock at a conversion price equal to 80% of the per share offering price of the Company's initial public offering provided the offering occurred prior to October 31, 1997. Payment of the principal amount of the 12% Debentures was due on October 31, 1997. The Company has made interest payments to the 12% Debenture holders for the period ending January 31, 1998. As of November 1, 1997 the Company was in default. The Company has requested that the holders of the 12% Debentures waive all defaults and extend the maturity date to April 30, 1998. In order to obtain such waiver, the Company has proposed to the holders that the conversion price of the 12% Debentures be reduced to 75% of the offering price of the Shares and to pay an additional 6% interest from November 1, 1997 through the date of payment. The Company has also proposed reducing the exercise price of the 1996 Warrants to equal the offering price of the Shares. Based upon an initial public offering price of $5.50 per share, and assuming the Company's proposal is accepted, the holders of the 12% Debentures will receive 442,085 shares of Common Stock at the closing of this offering. The purchasers in the 1996 Private Offering also received one 1996 Warrant to purchase one share of Common Stock for every two shares received upon conversion of the 12% Debentures, an aggregate of 215,152 warrants. The 1996 Warrants are exercisable for three years from the date of issuance. The registration statement of which this Prospectus forms a part includes the Conversion Shares and 1996 Warrant Shares which have been registered for resale by certain of the Selling Stockholders.



     During the period from March 1997 through April 1997, the Company sold, in a private offering under Section 4(2) and/or Regulation D of the Securities Act, $700,000 principal amount of the Company's 12% Bridge Notes. The Bridge Notes were due and payable upon the earlier of (i) October 31, 1997 or (ii) five days after the consummation of this offering. The Company has received notice default from several holders of the Bridge Notes. The terms of the Bridge Notes provide for a default rate of interest at 18% per annum. The Company has requested that the holders of the Bridge Notes waive defaults until February 28, 1998. The Bridge Notes are junior unsecured obligations of the Company. Investors are also entitled to receive at the closing of this offering such number of shares of the Company's Common Stock as shall equal the principal amount of the Bridge Notes divided by the initial public offering price of the Shares. Based upon an initial offering price of $5.50 per Share, investors in the Bridge Offering will receive an aggregate of 127,273 Bridge Shares at the closing of this offering. The Company intends to use proceeds of this offering to repay all interest and principal on the Bridge Notes. The Company is in default under the Bridge Notes and the Company has requested that the holders waive all defaults until February 28, 1998. The Company realized net proceeds of $623,000 from the sale of the Bridge Notes after payment of sales commissions and offering expenses of approximately $77,000. The Underwriter acted as placement agent with respect to the placement of the Bridge Notes. The registration statement of which this Prospectus forms a part includes the 127,273 Bridge Shares which have been registered for resale by certain of the Selling Stockholders.



     In September 1997 the Company obtained a loan of $100,000 bearing interest at 12% per annum. The loan is payable in full in January 1999. Interest payments are payable semi-annually. The lender also has the right to receive from Jack Forcelledo, the Company's Chief Executive Officer, such number of shares equal to the principal amount of the loan divided by the initial public offering price of the Shares.



     In October 1997 the Company received a loan from Sercap Holdings LLC., a company controlled by a holder of 12% Debentures, in the principal amount of $1,000,000. The lender also is entitled to receive such number of shares of Common Stock equal to $600,000 principal amount of the loan divided by the initial public offering price of the Shares in this offering. Based upon an initial offering price of $5.50 per Share, the lender will receive an aggregate of 206,061 1997 Loan Shares at the closing of this offering. The loan is divided into two separate notes, one of which, in the principal amount of $600,000, is a term note bearing interest at 12% per annum and payable upon the earlier of the closing of this offering or December 31, 1998. The second portion of the loan is represented by a convertible note in the principal amount of $400,000 which shall automatically be converted into Common Stock upon closing of this offering at a per share price equal to 75% of the initial offering price of the Shares. The lender also received the right to nominate one person to the Board of Directors of the Company. Mr. Lawrence Stumbaugh, a principal and officer of Sercap Holdings LLC, was appointed to the Board of Directors of the Company as the designee of Sercap Holdings LLC. See "Management." The proceeds of the loan have been utilized by the Company to pay expenses of this offering, for inventory purchases and for working capital. The Registration Statement of which this Prospectus forms a part includes the 206,061 1997 Loan Shares which have been registered for resale by the lender who is a Selling Stockholder. Mr. Stumbaugh is also a Selling Stockholder whose shares are subject to a Lock-Up Agreement.

ITEM 27.  EXHIBITS

     The exhibits designated with an asterisk (*) are filed herewith and those designated with two asterisks (**) will be filed by amendment. Those Exhibits without any asterisk have previously been filed.


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
 1.1*         Form of Underwriting Agreement between the Company and
              Auerbach, Pollak & Richardson, Inc.
 1.2*         Form of Selected Dealers Agreement
 3.1          Certificate of Incorporation
 3.2*         Amended and Restated Certificate of Incorporation of the
              Registrant
 3.3          Bylaws
 3.4*         Amended and Restated Bylaws
 4.1          Form of Common Stock Certificate
 4.2*         Form of Underwriter's Warrant to be issued to the
              Underwriter
 4.3          Form of 1996 Warrant issuable to holders of 12% Debentures
 4.4          Form of 12% Convertible Debenture in the aggregate principal amount of $1,775,000
 4.5          Form of 12% Bridge Note in the aggregate principal amount of
              $700,000
 4.6          Form of $400,000 principal amount Note dated October 24,
              1997 in favor of Sercap Holdings LLC.
 4.7          Form of $600,000 principal amount Note dated October 24,
              1997 in favor of Sercap Holdings LLC.
 4.8*         Form of $100,000 principal amount Loan Agreement dated
              September 22, 1997 between Jack Forcelledo and David Field.
 4.9*         Form of Agent Warrants issued to Auerbach, Pollak &
              Richardson Inc., in June 1994
 4.10*        Form of Waiver Letter to holders of 12% Debentures extending maturity date to April 30, 1998
 5.1**        Opinion and Consent of Goldstein & DiGioia, LLP Esqs.
10.1          Lease agreement for principal offices located at 9255 Doheny
              Road Suite 2705 Los Angeles California 90069.
10.2          Lucky Yeh Distribution Agreement
10.3          Consarino Royalty Agreement, entered into in March 1995.
10.4*         Franco Rosso Consulting Agreement dated as of March 25, 1995 and Royalty Agreement among the Company, Franco Rosso,
              Ettore Carenini and Guisseppe Rosso dated March 25, 1995
10.5          Kimmel Royalty Agreement
10.6*         Form of Employment Agreement dated as of January 1, 1997
              between the Company and Jack Forcelledo
10.7          1994 Employee Stock Option Plan
10.8          1997 Non-Executive Director Option Plan
10.9          Restated Royalty Agreement dated August 7, 1992 by and
              between Jack Forcelledo, Elizabeth Forcelledo and the
              Company
10.10         Form of Employment Agreement dated August 18, 1997 between the Company and Kenneth Teasdale
10.11*        Reinstatement of FMG Royalty Agreement dated March 20, 1995 between the Company and Jack and Beth Forcelledo
10.12*        Form of Registration Rights Agreement among the Company and the holders of 12% Debentures dated as of September 1996
10.13*        Rollerball Skate Agreement between Forcelledo Marketing
              Group and Rosso entered into in August 1992
23.1*         Consent of Ernst & Young LLP, independent auditors (included in Part II)
23.2**        Consent of Goldstein & DiGioia, LLP is contained in their
              opinion to be filed as Exhibit 5.1 to this Registration
              Statement
23.3          Consent of John T. Botti, director designee
23.4          Consent of Michael Katz, director designee
24.1*         Power of Attorney contained in signature page at Part II of the Registration Statement
27*           Financial Data Schedule

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The Registrant will provide to the Underwriter at the closing of the Offering Share certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 Amendment No. 3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 7th day of March, 1998.


                                          ROLLERBALL INTERNATIONAL INC.

                                          By:      /s/ JACK FORCELLEDO
                                            ------------------------------------
                                              Jack Forcelledo, Chairman,
                                              President and Chief Executive
                                              Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Jack Forcelledo, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                  SIGNATURE                                 CAPACITY                      DATE
                  ---------                                 --------                      ----

             /s/ JACK FORCELLEDO               Chairman, President, Chief               March 7, 1998
---------------------------------------------    Executive Officer and Director
               Jack Forcelledo

          /s/ ELIZABETH FORCELLEDO             Director                                 March 7, 1998
---------------------------------------------
            Elizabeth Forcelledo

            /s/ KENNETH TEASDALE               Chief Financial Officer                  March 7, 1998
---------------------------------------------
              Kenneth Teasdale

                                               Director                                 March  , 1998
---------------------------------------------
Lawrence Stumbaugh

                                 EXHIBIT INDEX

     The Exhibits designated with an asterisk (*) are filed with this Amendment No. 1 and those designated with two asterisks (**) will be filed by amendment. Those Exhibits without any asterisk have been previously filed.


EXHIBIT NO.                           DESCRIPTION                           PAGE NO.
-----------                           -----------                           --------
 1.1*         Form of Underwriting Agreement between the Company and
              Auerbach, Pollak & Richardson, Inc. ........................
 1.2*         Form of Selected Dealers Agreement..........................
 3.1          Certificate of Incorporation................................
 3.2*         Amended and Restated Certificate of Incorporation of the
              Registrant..................................................
 3.3          Bylaws......................................................
 3.4*         Amended and Restated Bylaws.................................
 4.1          Form of Common Stock Certificate............................
 4.2*         Form of Underwriter's Warrant to be issued to the
              Underwriter.................................................
 4.3          Form of 1996 Warrant issuable to holders of 12%
              Debentures..................................................
 4.4          Form of 12% Convertible Debenture in the aggregate principal amount
              of $1,775,000...............................................
 4.5          Form of 12% Bridge Note in the aggregate principal amount of
              $700,000....................................................
 4.6          Form of $400,000 principal amount Note dated October 24,
              1997 in favor of Sercap Holdings LLC........................
 4.7          Form of $600,000 principal amount Note dated October 24,
              1997 in favor of Sercap Holdings LLC........................
 4.8*         Form of $100,000 principal amount Loan Agreement dated
              September 22, 1997 between Jack Forcelledo and David
              Field.......................................................
 4.9*         Form of Agent's Warrant issued in June 1994.................
 4.10*        Form of Warrant Letter to holders of 12% Debentures
              extending maturity date to April 30, 1998...................
 5.1**        Opinion and Consent of Goldstein & DiGioia, LLP Esqs. ......
10.1          Lease agreement for principal offices located at 9255 Doheny
              Road Suite 2705
              Los Angeles California 90069................................
10.2          Lucky Yeh Distribution Agreement............................
10.3          Consarino Royalty Agreement, entered into in March 1995.....
10.4          Franco Rosso Consulting Agreement dated as of March 25, 1995 and Royalty Agreement among the Company, Franco Rosso,
              Ettore Carenini and Guisseppe Rosso dated March 25, 1995....
10.5          Kimmel Royalty Agreement....................................
10.6          Form of Employment Agreement dated as of January 1, 1997
              between the Company and Jack Forcelledo.....................
10.7          1994 Employee Stock Option Plan.............................
10.8*         1997 Non-Executive Director Option Plan.....................
10.9          Restated Royalty Agreement dated August 7, 1992 by and
              between Jack Forcelledo, Elizabeth Forcelledo and the
              Company.....................................................
10.10         Form of Employment Agreement dated August 18, 1997 between the Company and Kenneth Teasdale............................
10.11*        Reinstatement of FMG Royalty Agreement dated March 20, 1995 between the Company and Jack and Beth Forcelledo............
10.12*        Form of Registration Rights Agreement among the Company and the holders of 12% Debentures dated as of September 1996....
10.13*        Rollerball Skate Agreement between Forcelledo Marketing
              Group and Rosso entered into in August 1992.................
23.1*         Consent of Ernst & Young LLP, independent auditors (included in Part II).................................................

EXHIBIT NO.                           DESCRIPTION                           PAGE NO.
-----------                           -----------                           --------
23.2**        Consent of Goldstein & DiGioia, LLP is contained in their
              opinion to be filed as Exhibit 5.1 to this Registration
              Statement...................................................
23.3          Consent of John T. Botti, director designee.................
23.4          Consent of Michael Katz, director designee..................
24.1*         Power of Attorney contained in signature page at Part II of the Registration Statement..................................
27*           Financial Data Schedule.....................................